As filed with the Securities and Exchange Commission on January 31, 1996 Registration No. 33-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-1
             Registration Statement Under The Securities Act of 1933
                              --------------------

                             MEDNET, MPC CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                                              5961
-------------------------------                    ----------------------------
(State or Other Jurisdiction of                    (Primary Standard Industrial
Incorporation or Organization)                      Classification Code Number)

                                                    871-C Grier Drive
                                                   Las Vegas, Nevada 89119
               88-0215949                              (702) 361-3119
---------------------------------------   --------------------------------------
(I.R.S. Employer Identification Number)     (Address, Including Zip Code, and
                                          Telephone Number, Including Area Code,
                                            of Registrant's Principal Executive
                                                       Offices)

                                  M.B. Merryman
                      President and Chief Executive Officer
                                871-C Grier Drive
                             Las Vegas, Nevada 89119
                                 (702) 361-3119
               --------------------------------------------------
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             Richard T. Beard, Esq.
                             Paul H. Shaphren, Esq.
                        Ballard Spahr Andrews & Ingersoll
                        201 South Main Street, Suite 1200
                            Salt Lake City, UT 84111
                                 (801) 531-3000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              --------------------

                        CALCULATION OF REGISTRATION FEE



   Title of                                 Proposed
  Each Class                                Maximum      Aggregate    Amount of
 of Securities            Amount to Be   Offering Price  Offering   Registration
to Be Registered         Registered (1)  Per Share (2)   Price (2)      Fee (3)
----------------         --------------  --------------  ---------  ------------

Common Stock, $.001
par value to be sold by
selling stockholders
including collateral
shares                      3,811,725         2.3125     $8,814,614    $3,039.52
Total                                                    $8,814,614    $3,039.52



     (1) Including such additional shares of Common Stock issuable upon conversion of the Series A Preferred or Convertible Notes, or upon exercise of the Warrants, each as defined herein, as a result of adjustments to the conversion price or exercise price.

     (2) Calculated in accordance with Rule 457(c) on the basis of the last reported sales price of the Registrant's Common Stock on January 24, 1996 as reported by Nasdaq.

     (3) The fee is calculated on the basis of 1/29th of 1% of the Proposed Maximum Aggregate Offering Price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             MEDNET, MPC CORPORATION
                              CROSS REFERENCE SHEET
                    Pursuant to Item 501(b) of Regulation S-K

Item Number                                             Prospectus Caption
-----------                                             ------------------

1.  Forepart of Registration Statement and Outside
    Front Cover Page of Prospectus                    Facing Page; Front Cover
                                                      Page; Cross Reference
                                                      Sheet

2.  Inside Front and Outside Back Cover Pages of
    Prospectus                                        Inside Front Cover Page

3.  Summary Information, Risk Factors and Ratio of
    Earnings to Fixed Charges                         Prospectus Summary; Risk
                                                      Factors

4.  Use of Proceeds                                   Securities Covered by
                                                      This Prospectus

5.  Determination of Offering Price                   *

6.  Dilution                                          *

7.  Selling Security Holders                          Front Cover Page;
                                                      Securities Covered by
                                                      This Prospectus; Inside
                                                      Back Cover Page

8.  Plan of Distribution                              Securities Covered by
                                                      This Prospectus

9.  Description of Securities to be Registered        Description of Securities

10. Interests of Named Experts and Counsel            *

11. Information with Respect to Registrant            Prospectus Summary;
                                                      Proposed Acquisition of
                                                      Home Pharmacy; Risk
                                                      Factors; Unaudited
                                                      Combined Pro Forma
                                                      Condensed Consolidated
                                                      Statements of Earnings;
                                                      Price Range of Common
                                                      Stock and Dividend
                                                      Policy; Selected
                                                      Consolidated Financial
                                                      Data; Management's
                                                      Discussion and Analysis
                                                      of Financial Condition
                                                      and Results of Operations;
                                                      Business; Directors and
                                                      Executive Officers;
                                                      Security Ownership of
                                                      Certain Beneficial Owners
                                                      and Management; Certain
                                                      Relationships and Related
                                                      Transactions; Legal
                                                      Proceedings; Legal
                                                      Matters; Experts; Change
                                                      in Accountants;
                                                      Consolidated Financial
                                                      Statements

12. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities    *

--------------------
*  Inapplicable

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS

                             MEDNET, MPC CORPORATION
                        3,811,725 Shares of Common Stock

         Certain selling stockholders (the "Selling Stockholders") of Mednet, MPC Corporation (formerly Medi-Mail, Inc.) (the "Company") hereby offer up to 3,811,725 common shares, $.001 par value per share (the "Common Stock"), of the Company. The Common Stock being offered consists of the following for resale by the Selling Stockholders: (i) 837,600 shares currently owned by certain of the Selling Stockholders; (ii) 1,783,330 shares (the "Conversion Shares") issuable on conversion of the Company's 10% Series A Convertible Exchangeable Preferred Stock ("Series A Preferred) or Convertible Notes (as defined herein); (iii) 699,518 shares of Common Stock (the "Warrant Shares") issuable by the Company pursuant to the terms of certain outstanding warrants (the "Warrants"); and (iv) 491,277 shares (the "Collateral Shares") of Common Stock offered hereby that have been pledged by the Company to ArcVentures, Inc. ("Arc") as collateral for certain obligations of the Company. The Company will not receive any proceeds from the resale of the Conversion Shares, the Warrant shares or the shares of Common Stock owned by the Selling Stockholders. Although the Company will receive the exercise price of any or all of the outstanding Warrants which are exercised, up to a maximum of $1,330,928 if all Warrants are exercised, there is no assurance that any of the Warrants will be exercised. The proceeds from the sale of the Collateral Shares will be applied to certain debt obligations of the Company. This Prospectus also relates to such additional shares of Common Stock as may be issuable upon conversion of the Series A Preferred or Convertible Notes, or exercise of the Warrants, as a result of adjustments to conversion price or exercise price in accordance with the terms thereof. See "Securities Covered by This Prospectus."

     The Common Stock is traded in the over-the-counter market and quoted on Nasdaq under the symbol MMRX. On January 24, 1996, the last reported sales price of the Common Stock on Nasdaq was $2.3125 per share. See "Price Range of Common Stock and Dividend Policy."

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS," BEGINNING ON PAGE 7.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is January 30,
                                     1996.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL.
                                               --------------------

                                TABLE OF CONTENTS


AVAILABLE INFORMATION .....................................................

PROSPECTUS SUMMARY ........................................................

RISK FACTORS ..............................................................

SECURITIES COVERED BY THIS PROSPECTUS .....................................

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY ...........................

SELECTED CONSOLIDATED FINANCIAL DATA ......................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS .................................................

BUSINESS ..................................................................

DIRECTORS AND EXECUTIVE OFFICERS ..........................................

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT ............................................................

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................

DESCRIPTION OF SECURITIES .................................................

LEGAL PROCEEDINGS .........................................................

LEGAL MATTERS .............................................................

EXPERTS ...................................................................

CHANGE IN ACCOUNTANTS .....................................................


                               -------------------

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Citicorp Center, 300 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         This Prospectus constitutes a part of a Registration Statement on Form S-1 filed by the Company with the Commission under the 1933 Act (the "Registration Statement"). This Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the shares of Common Stock offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus, including information under "Risk Factors."

                                   The Company

         The Company was incorporated under the laws of the State of Nevada in September, 1985 and changed its name from Medi-Mail, Inc. to Mednet, MPC Corporation in June, 1995. Substantially all of the Company's business is derived from its activities in the managed prescription care industry. The
Company, together with its subsidiaries Medi-Mail, Inc. ("Medi-Mail"), Medi-Claim, Inc. ("Medi-Claim"), Medi-Phar, Inc. ("Medi-Phar") and Family Pharmaceuticals of America, Inc. ("FPA"), acts as an integrated, full service prescription drug benefits manager serving individual members of retirement organizations, fraternal organizations, state employee organizations and commercial organizations ("Affinity Groups"), corporations, self insurance trusts, insurance companies and other benefit plan sponsors ("Third-Party Payors" and collectively with the Affinity Groups, "Payors") throughout the United States. The Company's benefit programs (the "Programs") offer prescription drug benefits to approximately two million individuals ("Participants"), most of whom receive funded benefits through Third-Party Payors and/or are members of an Affinity Group.

         Description of Prescription Benefits Management Business. The Company develops and administers clientspecific Programs on behalf of more than 400 Payors throughout the United States. The Company attempts to customize its Programs to meet the Payors' particular benefits strategy combining a number of managed care features to cost effectively manage the Payor's Program. The Programs combine mail-service pharmacy features such as enhanced generic substitution and the convenience of home delivery, with the features of retail network pharmacy such as automated claims adjudication, real time electronic networking of retail pharmacies and card programs. Payors can choose a Program which incorporates on-line electronic claims processing, drug utilization review and an electronic network linking more than 45,000 retail pharmacies in the United States, as well as features of a mail-service pharmacy program. In the alternative, Payors can choose either a mail-service pharmacy program or a network claims processing program to combine with its other existing prescription benefits.

         Mail-service Pharmacy Operations. The Company's mail-service pharmacy program is conducted from its Las Vegas, Chicago and Mount Pleasant, South Carolina locations. The Company services customers throughout the United States. The Company's mail-service pharmacy program is designed for convenience and to reduce prescription medication and over-the-counter pharmaceutical costs to individuals, corporations, labor unions, retirement systems, health and welfare trusts, insurance companies, federal and state employee plans, health maintenance organizations and third-party administrators. The mail service pharmacy program attracts senior citizens, home-bound persons, sight or hearing impaired persons and users of regularly prescribed medications who are interested in the convenience of direct delivery of medication and/or lowering their medication and pharmaceutical expenses. The Company believes that it delivers prescription medication and over-the-counter pharmaceutical products to the homes of customers at lower costs, on average, than are generally available through retail pharmacies. These medications are typically maintenance medications, which must be taken on an ongoing basis for chronic conditions such as high blood pressure, arthritis and heart and thyroid conditions. The Company believes that these conditions account for a majority of prescription medication expenditures in the United States.

         Retail Pharmacy Operations. Through Medi-Phar, the Company operates in-clinic retail pharmacies, located in San Diego, California and Las Vegas, Nevada. Operation of the retail pharmacies provides the Company with a working knowledge of the retail pharmacy business which improves the Company's ability to market and develop its services. The Company also believes that the operation of the local retail pharmacies provides the Company with additional knowledge and background to continue developing the pharmacy network and claims processing system of its subsidiary, Medi-Claim.

         Mednet(R) Claims Processing. The Company's prescription claims administration programs ("Claims Programs") are conducted through Medi-Claim. In November 1994, Medi-Claim acquired substantially all of the assets of Medical Services Agency, Inc. ("MSA"), which operated under the registered service mark of Mednet(R), in exchange for 1,600,000 shares of Common Stock. The Claims
Programs  are   sponsor-specific   benefit  programs  through  which  Medi-Claim
processes  and  adjudicates  paper  and  electronic   prescription  drug  claims
generated through a network of participating retail pharmacies. The pharmacy network includes approximately 45,000 retail pharmacies in the United States, each of which contracts with Medi-Claim to provide prescription dispensing at contracted rates.

         As of the date of this Prospectus, the Company has 25,997,643 shares of Common Stock outstanding (28,971,768 including the Conversion Shares, the Warrant Shares and the Collateral Shares) and 4,718,382 shares of Common Stock reserved for issuance pursuant to outstanding options, warrants, convertible securities or other rights.

         The Company's executive offices are located at 871-C Grier Drive, Las Vegas, Nevada 89119, and its telephone number is (702) 361-3119.

          The securities offered hereby involve a high degree of risk. See "Risk Factors". The Offering

         The Common Stock being offered hereby consists of the following shares which may be resold by the Selling Stockholders:

          (i) 837,600 shares currently owned by the Selling Stockholders;

          (ii) The Conversion Shares, comprising 1,783,330 shares issuable on conversion of the Series A Preferred or Convertible Notes;

          (iii) The Warrant Shares, comprising 699,518 shares which the Selling Stockholders may acquire on exercise of warrants; and

          (iv) The Collateral Shares, comprising 491,277 shares which have been pledged by the Company to Arc to secure certain obligations arising from the Home Pharmacy acquisitions.

          See   "Securities   Covered   by  This   Prospectus"   and   "Plan  of
Distribution".

                             Summary Financial Data

         Set forth below are summary consolidated financial data for the Company as of and for the periods indicated. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's Consolidated Financial Statements and Notes thereto, and other financial statements appearing elsewhere in this Prospectus.



                                                                                           Nine Months Ended
                                                 Year Ended December 31,                      September 30,
                                      ---------------------------------------------   -----------------------------
                                       1994(1)(2)        1993(3)         1992(4)         1995(5)        1994(1)(2)
                                      ------------    -------------   -------------   -------------   -------------

Statement of Operations Data:
  Net sales .......................   $ 67,863,000    $ 25,224,000    $ 10,293,000    $ 83,693,000    $ 48,869,000
  Cost of sales ...................    (58,793,000)    (19,504,000)     (8,082,000)    (71,262,000)    (42,519,000)
  Gross profit ....................      9,070,000       5,720,000       2,211,000      12,431,000       6,350,000
  Selling, general and
    administrative expenses
    (including amortization) ......    (14,794,000)    (13,185,000)     (4,433,000)    (12,991,000)     (9,293,000)
  Subsidiary operations for
    period not owned ..............        517,000            --            37,000        (982,000)        321,000
  Net other income (expense)(6) ...       (292,000)       (761,000)         45,000        (730,000)       (341,000)
  Net loss ........................   $ (5,499,000)   $ (8,226,000)   $ (2,140,000)   $ (2,272,000)   $ (2,963,000)
  Net loss per common share........   $       (.26)   $       (.49)   $       (.24)   $       (.09)   $       (.14)
  Weighted average shares
    outstanding ...................     21,353,000      16,675,000       8,929,000      24,041,758      21,011,662

Balance Sheet Data (end of period):
  Working capital .................   $  1,420,000    $  1,310,000    $  2,179,000    $  2,365,000    $  3,879,000
  Intangible assets, net ..........      9,308,000       5,406,000       1,803,000      19,225,000       6,063,000
  Total assets ....................     22,317,000      13,017,000       7,271,000      39,588,000      16,519,000
  Long-term debt less current
    portion .......................        595,000         952,000         835,000       3,649,000         455,000
  Redeemable Preferred Stock ......           --              --              --         5,350,000            --
  Stockholders' equity ............   $ 11,906,000    $  7,028,000    $  4,814,000    $ 15,369,000    $ 11,156,000


(1) In November, 1994 the Company acquired substantially all the assets of Medical Services Agency, Inc. (doing business as Mednet) ("MSA"). The acquisition was accounted for as a purchase. The Company has elected to consolidate the acquisition of MSA retroactively to January 1, 1994 and these amounts include interim results of MSA through September 30, 1994 as determined by management.

(2) In June, 1994 the Company acquired all of the issued and outstanding stock of Family Pharmaceuticals of America, Inc. The acquisition was accounted for as a purchase. The Company has elected to consolidate the acquisition of FPA retroactively to January 1, 1994.

(3) In April, 1993, the Company acquired substantially all the assets of Mail Rx. The acquisition was accounted for as a purchase.

(4) In January and December of 1992, the Company acquired the assets now owned by Medi-Phar and Medi-Claim, respectively. The Company has elected to consolidate the operations of Medi-Phar retroactively to January 1, 1992. Results of Medi-Claim are included for the last month of 1992.

(5) In September, 1995 the Company acquired substantially all the assets of Home Pharmacy. The acquisition was accounted for as a purchase. The Company has elected to consolidate the operations of Home Pharmacy retroactively to January 1, 1995.

(6) Net other income (expense) excludes subsidiary operations for period not owned.


                                  RISK FACTORS

         The Common Stock involves a high degree of risk. Prospective investors should carefully consider the following factors, among others set forth in this Prospectus.

         Government Regulation. There are extensive state and federal regulations applicable to the dispensing of prescription medications. Since sanctions may be imposed for violations of these laws, compliance is a significant operational requirement for the Company. The mail-service prescription medication and over-the-counter pharmaceutical business of the Company is conducted from licensed pharmacies located in Las Vegas, Nevada; Chicago, Illinois and Mount Pleasant, South Carolina. The retail pharmacies are licensed in California and Nevada. Nevada, California, South Carolina and Illinois have laws governing a wide range of matters relating to the operation of pharmacies, and the Company believes that it is in substantial compliance with these laws. The boards of pharmacy of these states are empowered to impose sanctions, including license revocation, for noncompliance.

         The Company is aware of 23 states in which the Company operates that presently require out-of-state mail order pharmacy operations to obtain a license to dispense drug products in those states. The Company is presently licensed in 13 of such states. The Company does not have any applications for licenses currently pending in other states. The boards of pharmacy of certain states do not purport to regulate out-of-state mail pharmacy services. The Company believes that in the most recent two completed fiscal years approximately 51% of its mail service sales came from states in which the Company has complied with the disclosure or licensing laws, and that approximately 43% of its mail service sales were in the 27 states which the Company believes do not regulate mail service sales. The remaining 6% of sales were in jurisdictions in which the Company believes the provisions purporting to regulate mail service pharmacies are subject to constitutional or other challenge. Additional states are considering similar regulation and the risk exists that a substantial number of states may adopt such legislation in the future. The position of the Company and the industry in general is that such regulation is an unconstitutional restraint on and interference with interstate commerce. To date, however, neither the Company nor any other participant in the industry has formally challenged the existence or scope of these regulations. Pending a formal determination as to the constitutionality of these regulations, the Company endeavors to comply with existing regulations in those states where such compliance is specifically requested by the state. In each case where registration is specifically requested, management evaluates licensing costs, requirements and potential sanctions compared to the potential impact on sales in each of those states. The Company may consider formal action to challenge specific regulations where the potential adverse consequences to the Company are significant and compliance with regulation is unduly burdensome or impractical.

         Despite its efforts, the Company may be unable to comply with all existing and future regulations. Existing and future legislation could increase the Company's operating expenses as well as operating expenses for the entire industry. In addition, several states impose substantial fines, penalties or criminal sanctions for failure to comply with existing regulations. Such fines could exceed $2,000 per day or per violation, or misdemeanor criminal charges could be filed against the Company. The Company does not believe that such results are likely based on its experience to date. While increased costs would be passed on to consumers, existing and future regulations could curtail the scope of the Company's operations should the Company choose not to conduct business in those states where regulations have been adopted.
Management estimates that any resulting decrease in sales would be immaterial.

         Management of Growth. The Company's revenues increased approximately 169% from 1993 to 1994. After giving effect to the Home Pharmacy acquisition, the Company's revenues for the nine months ended September 30, 1995 increased approximately 71.3% over the first nine months of 1994. This growth resulted from acquisitions, internal growth and changes to Medi-Claim's contractual obligations to its customers. There can be no assurance that the Company will continue to expand at this rate or at all. If the Company does continue to grow, the additional growth will place burdens on management to manage the growth and ultimately achieve profitability, and may require the addition of additional management personnel. There can be no assurance that the Company will be successful in managing its growth.

         Continued Operating Losses. As of December 31, 1994, the Company has had net losses accumulating to $20,256,000 since commencement of operations on May 1, 1987, including losses of $5,499,000 in the year ended December 31, 1994. In addition, the Company had a net loss of $2,272,000 for the nine months ended September 30, 1995. There can be no assurance that the Company will be able to operate at a profit in the future. Until and unless the results of the Company's operations improve, there can be no assurance that the Company will be able to sustain its current rates of growth and increases in sales revenues, or that profitability can be achieved in the foreseeable future, if at all.

         Need for Capital. The continuation and growth of the Company is dependent upon its ability to raise equity capital, as well as an increase in sales to achieve profitability. At September 30, 1995, the Company had working capital of $2,365,000. Unless and until the results of the Company's operations improve and sales increase further to result in a positive cash flow, the Company will continue to rely on the sale of equity and debt securities to finance its operations and supplement its working capital position. There can be no assurance that the Company will succeed in obtaining such sales or capital financing. Moreover, there can be no assurance that the costs and conditions associated with raising required capital will be on favorable terms.

         Competition. The mail service pharmacy business is highly competitive. The Company competes for the business of Third-Party Payors and Direct Payors (as hereinafter defined). Many of the Company's competitors possess substantially greater financial, marketing and personnel resources than the Company. While management believes that the Company is competitive in its price, quality and service taken as a whole, there can be no assurances that, as the mailservice pharmaceutical industry evolves, the Company will be able to operate profitably given the level of competition within the industry. Moreover, the Company cannot predict with accuracy the effect of unspecified, but probable future changes in the domestic health care system discussed from time to time by the Executive and Legislative branches of the United States Government. See "Business."

         Marketing Constraints. The Company's mail-service pharmacy business is relatively new and, as a result, considerable management time has been and is currently being spent in presenting the mail order drug concept to potential customers and discussing programs specially tailored to each customer's needs. During fiscal 1991, the Company began to shift the focus of its marketing efforts from Affinity Groups to Third-Party Payors. There is no assurance that the Company's efforts will be successful or that the Company can compete favorably with other members of its industry.

         Dependence on Key Personnel. Success of the Company is substantially dependent upon the management efforts and expertise of Dr. Sol Lizerbram, Director; Dr. M.B. Merryman, President, Chief Executive Officer and Director; Mr. Dennis Smith, Executive Vice President and Chief Operating Officer; Dr. David Dalton, Executive Vice President of Subsidiary Operations; and Ms. Jane Freeman, Executive Vice President - Marketing Services. The Company intends to utilize the contacts of Dr. Lizerbram, Dr. Merryman, consultants and outside sales persons in negotiating agreements with Affinity Groups and Third-Party Payors. The Company heavily depends upon the skills of Mr. Smith in administration of the Company's pharmacy operations and Ms. Freeman in marketing the Company's services. A loss of the services of any of these key individuals could adversely affect the conduct of the Company's business. While management anticipates that the Company currently has sufficient personnel resources to compensate for the loss of any single individual, in such event the Company may be required to obtain other personnel to manage and operate the Company, and there can be no assurance that the Company would be able to employ a suitable replacement for any or all of such individuals, or that a replacement individual could be hired on terms which are acceptable to the Company. With the exception of Dr. Merryman and Dr. David Dalton, Vice-president of Subsidiary Operations the Company currently maintains no key man insurance on the lives of any of its officers or directors.

         Product Liability. The Company is subject to many of the liabilities inherent in the retail pharmaceutical business. The mail order pharmacy business is subject to potential product liability arising from dispensing wrong prescription drugs and tampering with products, including tampering while in the public mail distribution system. The Company has taken anti-tampering precautions by utilizing layered tamper-evidence packaging and distribution in unmarked outer packaging. Further, the Company is insured under a product liability insurance policy for pharmacy dispensing which provides liability protection to the Company of $6,000,000 per occurrence. However, there is no assurance that product liability claims may not, if successfully asserted, exceed such insurance coverage, or that the finances of the Company could withstand the effect of claims in excess of its insurance coverage.

         Lack of Cash Dividends. The Company has paid no cash dividends on its Common Stock to date, and there are no plans for paying cash dividends on the Common Stock in the foreseeable future. Any earnings which the Company may realize will be utilized to pay dividends on the Preferred Stock or retained to finance the growth of the Company. Certain notes payable currently restrict the Company's ability to pay cash dividends without the lender's consent. Dividends on the Common Stock may not be paid unless dividends on all outstanding classes of Preferred Stock have been paid. Any future dividends will be directly dependent upon earnings of the Company, its financial requirements and other factors.

         Volatility of Market Price. The price of the Common Stock has fluctuated significantly. During the period from January 1, 1991 to December 31, 1995, the closing bid price for the Common Stock, as quoted on Nasdaq, has ranged from a high of $9.25 to a low of $.75. There can be no assurance that the Common Stock offered hereby can be sold for a profit.

         Shares Eligible for Resale. At the date of this Prospectus, approximately 11,562,818 shares of the outstanding Common Stock are "restricted securities" and may hereafter be sold subject to compliance with Rule 144 promulgated under the 1933 Act. Rule 144 provides, among other things, and subject to certain limitations, that a person holding restricted securities for a period of two years may sell, every three months, those securities in brokerage transactions in an amount equal to the greater of (i) 1% of the outstanding Common Stock, or (ii) the average weekly trading volume, if any, of the Common Stock during the four weeks preceding the sale. Under certain circumstances, Rule 144 also permits a person who is not an affiliate of the Company and who has held restricted securities for a period of three years to sell such securities without any limitations as to amount. Possible sales of the Common Stock pursuant to Rule 144 may, in the future, have a depressive effect on the price of the Common Stock in the marketplace.

         The shares covered by this Prospectus represent over 23% of the issued and outstanding shares of Common Stock. An additional 22% of the issued and outstanding shares have been registered for resale by Selling Shareholders pursuant to other registration statements. The availability of such shares for resale could have a depressive effect on the price of the Common Stock in the marketplace.

         Preferred Stock. The Second Amended and Restated Articles of Incorporation of the Company authorize issuance of a maximum of 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The Company currently has outstanding 267,500 shares of 10% Series A Convertible Exchangeable Preferred Stock (the "Series A Preferred"). The Series A Preferred is entitled to quarterly dividends, and dividends may not be paid on the Common Stock if such dividends are in arrears. The Series A Preferred is entitled to a preferential distribution on liquidation of the Company and the Company may be required to redeem the Series A Preferred under certain circumstances. The Series A Preferred is exchangeable for 10% convertible notes (the "Convertible Notes") of the Company. Holders of the Series A Preferred are entitled to vote on any matter submitted to the stockholders and are entitled to vote as a class on certain matters. If additional Preferred Stock is issued in the future, the terms of a series of Preferred Stock may be set by the Company's Board of Directors without approval by the Common Stockholders of the Company and may operate to the significant disadvantage of holders of outstanding Common Stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation as well as separate class voting rights.


                      SECURITIES COVERED BY THIS PROSPECTUS

         The Common Stock being offered by the Selling Stockholders consists of 837,600 shares currently owned by the Selling Stockholders, 1,783,330 Conversion Shares, 699,518 Warrant Shares and 491,277 Collateral Shares.

The Conversion Shares.

         The 1,783,330 Conversion Shares are issuable on conversion of the Series A Preferred or the Convertible Notes into which the Series A Preferred may be exchanged. As of the date of this Prospectus, the Company has outstanding 267,500 shares of Series A Preferred. Each share of Series A Preferred is convertible into 6.67 shares of Common Stock at the option of the holder. The number of shares of Common Stock into which the Series A Preferred or Convertible Notes is convertible will be increased if the Company issues Common stock for less than $2.50 per share and is subject to further adjustment in certain circumstances, such as stock splits or recapitalizations. See "Selling Stockholders".

The Warrant Shares.

         The 699,518 Warrant Shares are issuable by the Company pursuant to the terms of the Warrants. The number of shares of Common Stock for which certain of the Warrants may be exercised will be increased if the Company issues Common Stock for less than $2.50 per share and is subject to further adjustment in certain circumstances such as stock splits or recapitalizations. Although the Company will receive the exercise price of any or all outstanding Warrants exercised up to a maximum of $1,330,928 if all Warrants are exercised, there is no assurance that any of the Warrants will be exercised. It is anticipated that any proceeds received by the Company on exercise of the Warrants will be used for working capital purposes. The Company will not pay commissions or solicitation fees with respect to exercise of the Warrants. The Company does not intend to solicit exercise of the Warrants, other than delivery of this Prospectus to Warrant holders and responding to inquiries from Warrant holders. The Company will not receive any proceeds from the resale of the Warrant Shares issued upon exercise of the Warrants.

The Collateral Shares.

         On September 15, 1995 the Company pledged an initial 3,456,000 collateral shares to ArcVentures, Inc. ("Arc") in connection with the Company's acquisition of Arc's Home Pharmacy division. The Company subsequently pledged to Arc an additional 491,277 Collateral Shares covered by this Prospectus and 1,043,000 shares not covered by this Prospectus. The Collateral Shares secure two obligations of the Company to Arc: an interim note in the original principal amount of $2,500,000 (the "Interim Note") and an obligation with a principal balance of $4,650,000 (the "Holdback Note").

         The Company has pledged the 491,277 Collateral Shares covered by this Prospectus and an additional 2,714,901 shares to Arc to secure the Company's payment of the Holdback Note in the original principal amount of $4,650,000. The Company may be required to pledge additional shares to again bring the value of the pledged shares to 150% of the Holdback Note balance (including an estimated 90 days interest) (i) at the end of each 90 day period, (ii) if the value of the pledged shares based upon a running twenty trading day average drops below 125% of the Holdback Note balance (including estimated interest), or (iii) if the value of the pledged shares based upon a running five trading day average drops below 120% of the Holdback Note balance (including estimated interest). If such an Event of Default occurs, including failure to pay the Interim Note when due, failure to promptly deposit additional shares or other default under the Company's ongoing obligations to Arc, Arc may cause the Holdback Note to be immediately due and payable. Arc is entitled to sell up to 270,000 Collateral Shares per month, commencing April 1, 1996, to prepay the Holdback Note. Arc is not entitled to sell the balance of the Collateral Shares unless (i) the Holdback Note has come due, either at the end of its 13 month stated term or following acceleration, and (ii) the Company has failed to pay the Holdback Note following demand therefor by Arc. The Company will not receive any proceeds from the Collateral Shares in the event they are sold by Arc, but the proceeds will be applied to the Holdback Note. Any Collateral Shares not sold by Arc will become treasury shares of the Company following payment in full of the Interim Note and the Holdback Note.

Other Common Stock

         This prospectus also relates to the resale by certain of the Selling Stockholders of 837,600 shares of Common Stock previously acquired by them as dividend payment on the Series A Preferred or in private placements. The Company will not receive any proceeds from the resale of such shares.

                              SELLING STOCKHOLDERS

         The following table sets forth the names of the Selling Stockholders and the number of shares of Common Stock beneficially owned by the Selling Stockholders as of January 2, 1996 and being offered for sale hereby. The
Registration Statement of which this Prospectus is a part was filed by the Company pursuant to registration rights granted to certain Selling Stockholders and does not necessarily indicate a present intent to sell the Common Stock by any Selling Stockholders.



         SELLING                       NUMBER OF            PERCENT       NUMBER OF           BENEFICIAL            PERCENT OF
       STOCKHOLDER                      SHARES             OF CLASS        SHARES             OWNERSHIP               CLASS
                                     BENEFICIALLY                           BEING                AFTER                 AFTER
                                        OWNED                              OFFERED            OFFERING(1)           OFFERING(2)
       -----------                   ------------          --------       ---------           -----------           -----------


Norton Herrick(3)                      1,300,403              4.8%        1,300,403                    0                  0
James Argyropoulos(4)                    433,468              1.6%          433,468                    0                  0
Steven F. Mayer(5)                       123,412              *             123,412                    0                  0
William E. Cherry(6)                     500,000              1.9%          500,000                    0                  0
Danny W. Evins(6)                         50,000              *              50,000                    0                  0
Ronald E. Farmer(6)                      166,666              *             166,666                    0                  0
Frank Koretsky(6)                          6,666              *               6,666                    0                  0
Michael and Roseanne                                                                                                      0
Koretsky(6)                               20,000              *              20,000                    0

B&M Miller Family                                                                                                         0
Ventures(6)                                8,333              *               8,333                    0
Miller, Milove & Kob
PSPT(6)                                   16,666              *              16,666                    0                  0
Peacegate Associates(6)                    8,333              *               8,333                    0                  0
Norman and Rosalyn
Schechter(6)                               6,666              *               6,666
Anthony Riker, Ltd(7)                    743,208              2.8%           43,208              700,000                  2.4%
Horton Trading, Ltd(7)                    25,769                             25,769
John T. Horton(7)                         45,985                             45,985
Matthew Strauss(8)                       880,000              3.2%           50,000              830,000                  2.6%
ArcVentures, Inc.(9)                   4,990,277             16.1%          491,277            4,499,000                 14.8%
Hassman, L.P.                            169,351              *             169,351                    0                  *
Steven M. Lash                            10,368                             10,368                    0                  0
Kevin Ellis                              167,577              *             167,577                    0                  0
Seth Flam                                167,577              *             167,577                    0                  0
                                   -------------       -----------       ----------            ---------                ------
  Total Shares                                                            3,811,725
                                                                         ==========


*    Less than 1%

(1)  Assumes all Common Stock offered by the Selling Stockholders are sold.

(2) Percentage of class after the offering assumes that all Collateral Shares are sold by Arc, that all Warrants are exercised and all Series A Preferred is converted.

(3) Includes 277,676 shares issuable on exercise of Warrants and 750,000 shares issuable on conversion of Series A Preferred.

(4) Includes 183,468 shares issuable on exercise of Warrants and 250,000 shares issuable on conversion of Series A Preferred.

(5) Mr. Mayer is a director of the Company. Beneficial ownership includes 123,412 Warrant Shares issuable on exercise of warrants, but does not include options for 20,000 shares which are not currently exercisable. See "Security Ownership of Certain Beneficial Owners and Management."

(6) The offered shares are issuable on conversion of Series A Preferred. See "Security Ownership of Certain Beneficial Owners and Management."

(7) Shares being offered are Warrant Shares issuable on exercise of warrants. Beneficial ownership includes shares issuable on exercise of warrants not included herein.


(8) Mr. Strauss is a director of the Company. Beneficial ownership includes 190,000 shares held indirectly as custodian or co-trustee. Beneficial ownership also includes 90,000 share which Mr. Strauss has the right to acquire on exercise of currently exercisable options, but excludes options for 60,000 shares which are not currently exercisable. See "Security Ownership of Certain Beneficial Owners and Management."

(9) The Common Stock beneficially owned by Arc consists of the 491,277 Collateral Shares offered hereby and an additional 4,499,000 shares securing the Interim Note and Holdback Note.

         This Prospectus also may be used, with the Company's consent, by donees of the Selling Stockholders, or by other persons acquiring the Common Stock under circumstances requiring or making desirable the use of the Prospectus for the offer and sale of such shares.


                              PLAN OF DISTRIBUTION

         The Selling Stockholders have advised the Company that sales of the Common Stock may be effected from time to time in transactions (which may
include   block   transactions)   on  the  Nasdaq   SmallCap   Market,   in  the
over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling Common Stock directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both. The Selling Stockholders and any broker-dealers that act in connection with the sale of the Common Stock might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Act and any commission received by them and any profit on the resale of the Common Stock as principal might be deemed to be underwriting discounts and commissions under the Act.

         The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Common Stock against certain liabilities, including liabilities arising under the Act. The Company and certain of the Selling Stockholders have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Common Stock, including liabilities arising under the Act.

         Rule 144 promulgated under the Act allows the public resale of restricted securities if certain conditions are satisfied, including that the restricted securities be held for a specified period (currently two years), that current public information be available about the issuer, that a notice of the sale be filed and that the sale occur only as a brokers transaction or transaction directly with a market maker. Subject to satisfaction of the conditions of Rule 144, the Selling Stockholders may sell the Common Stock under Rule 144 in lieu of, or in addition to, sales hereunder.

         This Prospectus also may be used, with the Company's consent, by donees of the Selling Stockholders, or by other persons acquiring the Common Stock under circumstances requiring or making desirable the use of the Prospectus for the offer and sale of such shares.

Exercise of Warrants.

         The Company will not pay commissions or solicitation fees with respect to exercise of the Warrants. The Company does not intend to solicit exercise of the Warrants, other than responding to inquiries from Warrant holders.

         Warrant holders desiring to exercise their Warrants must complete the "Notice of Exercise" form attached to their Warrant. The completed notice, together with the original Warrant certificate or agreement and payment in full for the exercise price, should be sent to the Company at 871-C Grier Drive, Las Vegas, Nevada 89119, Attention: Corporate Secretary. Certificates for Common Stock issuable on exercise of the Warrants will be returned to the exercising Warrant holder as soon as practicable thereafter.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         The Common Stock is traded in the over-the-counter market and has been quoted on the Nasdaq SmallCap Market since October 1988. The following table sets forth the range of high and low bid quotations for the Common Stock as reported by Nasdaq. The quotations set forth below reflect inter-dealer prices, do not include retail markup, markdown or commissions, and may not necessarily represent actual transactions.


                                                            Year Ended December 31,
                          --------------------------------------------------------------------------------

                               1995(1)                1994                 1993                 1992
                          ----------------      ---------------       --------------       ---------------
Period                     High       Low        High      Low        High      Low        High       Low
------                    -----      -----      -----     -----       -----    -----       -----     -----


1st Quarter               $3.13      $2.13      $4.00     $2.13       $2.94    $1.81       $9.25     $3.88

2nd Quarter                3.88       2.19       3.44      2.19        2.94     1.69        6.38      3.25

3rd Quarter                3.25       2.88       4.31      2.07        5.81     1.50        4.38      2.25

4th Quarter                2.88       1.81       4.00      2.75        5.31     3.00        3.63      2.38


--------------------

         The number of record holders of Common Stock as of December 31, 1995, was 812. Management estimates that the number of beneficial owners of the Common Stock is in excess of 5,000.

         Holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors, subject to the preferential dividend rights of the Series A Preferred. Each outstanding share of the Series A Preferred is entitled to an annual dividend of $2.00 per share, payable in quarterly installments. In the event of an arrearage in dividends, the Series A Preferred dividend rate increases to $2.40 per year. No dividends may be paid on the Common Stock unless all dividends on the Preferred Stock have been paid. No cash dividends on the Common Stock have been declared or paid by the Company since its inception and the Company does not anticipate that cash dividends will be paid in the foreseeable future. Certain of the Company's loan agreements further restrict the Company's ability to pay dividends on its Common Stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following table summarizes certain financial data for the Company for the years ended December 31, 1994, 1993, 1992, 1991 and 1990 and the nine months ended September 30, 1995 and 1994 and is qualified in its entirety by the more detailed financial statements included in this Prospectus.


                                                                                                                Nine Months
                                                                                                                   Ended
                                                          Year Ended December 31,                               September 30,
                                  ---------------------------------------------------------------------   -------------------------
                                    1994(1)(2)     1993(3)       1992(4)        1991            1990        1995(5)      1994(1)(2)
                                  ------------  ------------   -----------   -----------    -----------   -----------   -----------
Statement of Operations Data:
  Net sales ...................   $ 67,863,000  $ 25,224,000   $10,293,000   $ 4,204,000    $ 3,254,000   $83,693,000   $48,869,000
  Cost of sales ...............    (58,793,000)  (19,504,000)   (8,082,000)   (3,565,000)    (2,692,000)  (71,262,000)  (42,519,000)
  Gross profit ................      9,070,000     5,720,000     2,211,000       639,000        562,000    12,431,000     6,350,000
  Selling, general and
    administrative expenses
   (including amortization) ...    (14,794,000)  (13,185,000)   (4,433,000)   (2,450,000)    (1,740,000)  (12,991,000)   (9,293,000)
  Subsidiary operations for
    period not owned ..........        517,000            --        37,000           --             --        982,000)      321,000
  Net other income (expense)(6)       (292,000)     (761,000)       45,000       280,000         93,000      (730,000)     (341,000)
  Net loss ....................   $ (5,499,000) $ (8,226,000)  $(2,140,000)  $(1,530,000)  $ (1,085,000)  $(2,272,000)  $(2,963,000)
  Net loss per common share ...   $       (.26) $       (.49)  $      (.24)  $      (.26)  $       (.24)  $      (.09)  $      (.14)
  Weighted average shares
    outstanding ...............     21,353,000    16,675,000     8,929,000     5,729,000      4,584,042    24,041,758    21,011,662

Balance Sheet Data:
  Working capital .............   $  1,420,000  $  1,310,000   $ 2,179,000   $ 1,478,000       (142,000)    2,365,000   $ 3,879,000
  Intangible assets, net ......      9,308,000     5,406,000     1,803,000           -0-            -0-    19,225,000     6,063,000
  Total assets ................     22,317,000    13,017,000     7,271,000     3,609,000      1,355,000    39,588,000    16,519,000
  Long-term debt less current
   portion ...................         595,000       952,000       835,000       400,000        305,000     3,649,000       455,000
  Redeemable Preferred Stock ..           --            --            --             --             --      5,350,000          --
  Stockholders' equity ........   $ 11,906,000  $  7,028,000   $ 4,814,000   $ 2,380,000   $    263,000   $15,369,000   $11,156,000

--------------------

(1) In November, 1994 the Company acquired substantially all the assets of Medical Services Agency, Inc. (d/b/a Mednet) ("MSA"). The acquisition was accounted for as a purchase. The Company has elected to consolidate the acquisition of MSA retroactively to January 1, 1994, and these amounts include interim results of MSA through September 30, 1994 as determined by management.

(2) In June, 1994 the Company acquired all of the issued and outstanding stock of FPA. The acquisition was accounted for as a purchase. The Company has elected to consolidate the acquisition of FPA retroactively to January 1, 1994.

(3)  In April,  1993, the Company acquired  substantially all the assets of Mail
     Rx. The acquisition was accounted for as a purchase.

(4) In January and December of 1992, the Company acquired the assets now owned by Medi-Phar and Medi-Claim, respectively. The Company has elected to consolidate the operations of Medi-Phar retroactively to January 1, 1992.
     Financial results of Medi-Claim are included for the last month of 1992.

(5) In September, 1995 the Company acquired substantially all the assets of Home Pharmacy. The acquisition was accounted for as a purchase. The Company has elected to consolidate the operations of Home Pharmacy retroactively to January 1, 1995.

(6) Net other income (expense) excludes subsidiary operations for period not owned.





           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

General.

         The Company is in the  business  of  administration  of  pharmaceutical
benefits,   the   sale   of   prescription   medication   and   over-the-counter
pharmaceutical products and related services. The Company's principal sources of revenue are its mail order pharmacies,  its claims processing operations and its retail pharmacies.  The Company's primary customers are insurance  companies and other Third Party Payors, as well as individual consumers.  The Company believes that it can  increase  its revenues  through the  integration  of its mail order pharmacy, claims processing and retail pharmacy
programs.

         During 1994, the Company acquired FPA and substantially all of the assets of MSA, both of which were accounted for as purchases. The Company has elected to consolidate the operations of FPA and MSA retroactive to January 1, 1994. See Note 10 to the Notes of the Consolidated Financial Statements.

         In June, 1995 the Company changed its name from Medi-Mail, Inc. to Mednet, MPC Corporation.

         On September 15, 1995, the Company acquired substantially all of the assets of Home Pharmacy. The acquisition was accounted for as a purchase. The
Company has elected to consolidate the operations of Home retroactively to January 1, 1995. See Note 4 to the September 30, 1995 Consolidated Financial
Statements.

Liquidity and Capital Resources.

         Current assets increased from $11,236,000 at December 31, 1994 to $17,585,000 at September 30, 1995. The increase in working capital consists of an increase in accounts receivable, inventory and other current assets of $4,638,000, $1,532,000 and $250,000, respectively, which was partially offset by an increase in accounts payable and current portion of long-term debt of $4,146,000 and $1,318,000 respectively.

         The Company has funded its operations and working capital expenditures primarily from internally generated cash, proceeds from borrowings and stock issuances. Working capital at September 30, 1995 was $2,365,000 compared to $1,420,000 at December 31, 1994. The increase in working capital of 66.5% or $945,000, resulted primarily from the extension of a note payable ($1,245,974, maturity date February 1, 1995, 5% interest) into a five-year note at a variable interest rate of prime plus 2% and the sales of convertible debentures
($1,000,000) less working capital used to fund the Company's operations plus the Home Pharmacy assets.

         In connection with the Home Pharmacy acquisition, the Company issued an Interim Note in the principal amount of $2,500,000 and a Holdback Note in the principal amount of $4,650,000 to Arc. The Company believes that the Interim
Note will be substantially paid through Arc's sale of the Collateral Shares prior to April 1, 1996. The Holdback Note is due in October, 1996, subject to acceleration in the event of default. The Company does not have firm commitments for financing to pay the Holdback Note when it comes due. Commencing in April, 1996, Arc can sell up to 270,000 of the Collateral Shares each month to prepay the Holdback Note.

         On December 27, 1995 the Company obtained a working capital revolving line of credit in the maximum principal amount of $20,000,000 from Foothill
Capital Corporation ("Foothill"). The line of credit is secured by inventory, accounts receivable and substantially all other assets of the Company. The amount of actual advances received under the line is limited by the value of acceptable inventory and accounts and the Company does not currently have sufficient acceptable collateral to fully draw down the line. As of January 19, 1996, the outstanding balance of the Foothill line was $6,849,000. Advances under the line bear interest at a prime rate plus 1.5%. While the line of credit is outstanding, the Company is prohibited from paying dividends on its common stock and from taking certain other extraordinary actions without the consent of Foothill.





         Commencing at the end of the fourth quarter of 1995, the Company will attempt to increase the efficiency of its operations by selling five of the Medi-Phar retail outlets and consolidating the South Carolina distribution facility with the new Chicago operation. Although the retail outlets have been contributing approximately $2,300,000 of annual net sales, the outlets have been operating at a loss. The consolidation of the South Carolina facility is not expected to affect net sales, but should result in lower costs. The Company has not yet determined the size of the reserve for potential restructuring charges if one is required.

Results of Operations.

         On April 1, 1994,  Medi-Claim  assumed the  obligation  for payments to members of Medi-Claim's pharmacy network. Prior to April 1, 1994, Medi-Claim was
only   obligated  to  the  extent  payment  was  received  from  the  sponsoring organization.  This step was taken to standardize  Medi-Claim's  procedures with trends in the industry. As a result of this change,  subsequent to April 1, 1994 the Company presents the sales and cost of sales as well as the related accounts receivable and accounts  payable in its  consolidated  financial  statements for prescriptions  filled at  participating  network  pharmacies by insureds covered
under  pharmacy   plans  offered  by   Medi-Claim's   clients,   the  sponsoring
organizations.

 The following table sets forth certain financial data as a percentage of net sales for the periods presented:


                                                                                     Percent of Sales
                                                        ---------------------------------------------------------------------------
                                                                                                              For the Nine Months
                                                            For the Years Ended December 31,                   Ended September 30,
                                                        ----------------------------------------           -----------------------
                                                         1994             1993             1992             1995             1994
                                                        ------           ------           ------           ------           ------

Net sales .....................................         100.0%           100.0%           100.0%           100.0%           100.0%

Cost of sales .................................         (86.6)           (77.3)           (78.5)           (85.2)           (87.0)

Selling, general and
administrative expenses
(including amortization) ......................         (21.8)           (52.3)           (43.1)           (15.5)           (19.0)

Operating loss ................................          (8.4)           (29.6)           (21.6)            (0.7)            (6.0)

Other income (expense), net ...................           0.3             (3.0)             0.8             (2.0)            (0.1)
                                                        ------          -------           ------           ------           ------
Net loss ......................................          (8.1)           (32.6)           (20.8)            (2.7)            (6.1)
                                                        ======          =======           ======           ======           =====

--------------------


         Nine Months Ended September 30, 1995 and 1994 On September 15, 1995, the Company acquired the assets of Home Pharmacy from ArcVentures, Inc. The acquisition was accounted for as a purchase. Consistent with its treatment of prior acquisitions, the Company has included the operations of the acquired business for the entire year to date in its operating statements for the nine months ended September 30, 1995 with a single line item to subtract the profit of the acquired business for periods prior to acquisition.

         Consolidated net sales for the quarter ended September 30, 1995 increased by 49.3% or $9,069,000 from $18,380,000 for the prior year's quarter to $27,449,000. The sales increase is attributable to $9,453,000 from pre-acquisition operations of Home Pharmacy.

         Year to date net sales increased by 71.3% or $34,824,000 over the first nine months of 1994. The sales increase is primarily attributable to $30,629,000 from pre-acquisition operations of Home Pharmacy. Approximately $4,000,000 of the increase can be attributed to Medi-Claim's assumption of sponsors' payment obligations discussed above not having been effective until April 1, 1994.

         Costs of sales decreased as a percentage of net sales but increased in total dollars for the quarter ended September 30, 1995 and the nine months ending September 30, 1995 compared to the same periods in the prior year. The fluctuation in cost of sales as a percentage and in dollar amount is primarily attributable to increased gross margin from Medi-Claim sales resulting from changes in product mix, increased higher margin mail service sales from Home Pharmacy and unusually high inventory costs in the prior year's quarter. The increase in the absolute dollar value is mainly due to the inclusion of the operations of Home Pharmacy.

         Selling, general and administrative expenses decreased as a percentage of net sales but increased in total dollars for the quarter ended September 30, 1995 and the nine months ending in September 30, 1995 compared to the same periods in the prior year. The increase in total dollars is primarily due to the inclusion of Home Pharmacy operations. The decrease in percentage reflects spreading of fixed costs over a larger sales base and economies of scale.

         The Company's results from operations before depreciation and amortization (EBITDA) for both the quarter and the nine months increased as a percentage of net sales and in total dollars. The Company had EBITDA profit of $289,000 and $1,294,000 for the three and nine months ended September 30, 1995, respectively, compared to EBITDA losses of $1,168,000 and $1,426,000 for the three and nine month periods of the prior year.

         The Company's depreciation and amortization expense consists of the depreciation of property and equipment and the amortization of intangibles arising from acquisitions. Depreciation and amortization increased by 266.7% or $472,000 for the quarter ended September 30, 1995 compared to the same period in calendar year 1994. Depreciation and amortization as a percent of net sales were 1.51% for the quarter ended September 30, 1995, compared to .96% for the same period in the prior year.

         Depreciation and amortization increased by 22% or $337,000 for the nine months ended September 30, 1995 compared to the same period in calendar year 1994. Depreciation and amortization as a percent of net sales were 2.21% for the nine months ended September 30, 1995 compared to 3.10% for the same period of 1994. The increase in depreciation and amortization for the 3 and 9 month periods is primarily attributable to amortization in the later periods, of the intangibles recorded from an acquisition in the fourth quarter of 1994.

         The operating loss of $360,000 for the quarter ended September 30, 1995 decreased by 73.2% or $985,000 over the comparable prior year's quarter. The operating loss of $560,000 decreased by 81% or $2,383,000 for the nine months ended in September 30, 1995 compared to the same period in 1994.

         Other income (expense) increased for both the quarter and the nine months compared to the same periods in the prior year, primarily due to the effect for the adjustment for subsidiary operations for the period not owned of ($982,000) in 1995 and $321,000 in 1994. In addition, interest expense increased in 1995.

         The net loss for the third quarter of 1995 was $770,000 or (.03) per share on weighted average shares of 24,338,791 compared with a loss of $1,394,000 or (.07) per share on 21,433,191 weighted shares outstanding in the prior year's third quarter.

         The net loss for the nine months ended September 30, 1995 was $2,272,000 or (.09) per share on weighted average shares of 24,041,758 compared with a loss of $2,963,000 or (.14) per share on 21,011,662 weighted shares outstanding in the same period of 1994. As stated above, 1995 results of operations includes an adjustment of ($982,000) for Home Pharmacy operations for the period prior to acquisition. The pro forma statement of operations for the nine months ended September 30, 1995 contains adjustments for amortization of acquisition intangibles ($338,000) and interest on acquisition debt($338,000) resulting in a pro forma net loss of $1,966,000.

         1994 Compared With 1993. Consolidated net sales for the year ended December 31, 1994 increased 169% over the prior year ($67,863,000 in 1994 compared to $25,224,000 in 1993) with a consolidated loss of $5,499,000 compared to a loss of $8,226,000 in the prior year. The increase in sales was attributable to recent acquisitions, including the June 1994 acquisition of FPA, the acquisition of the MSA assets in November 1994, and a $13,747,000 increase in claims processing sales apart from those attributable to the acquisition of Mednet. The increase in claims processing revenue as attributable to contractual amendments entered into by Medi-Claim with participating pharmacies, which resulted in reporting the sales and cost of sales for all prescriptions filled by participating pharmacies for insureds of Medi-Claim's clients. Such sales and cost of sales for 1994 were approximately $16,119,000. Although cost of sales increased as a percentage of net sales from 77.3% to 86.6%, the increase in volume and a reduction in operating expenses as a percentage of gross sales resulted in a decrease in net loss as a percentage of gross sales from 32.6% to 8.1%. The decrease in operating expenses as a percentage of gross sales was in part attributable to increased cost efficiency and the spreading of fixed costs over increased volume as a result of the acquisitions of FPA, MSA assets and Mail Rx.

         The increase in cost of sales was primarily due to the changing mix in the Company's sales and the inclusion of Medi-Claim sales (which have a very low gross margin). Future changes in gross margin will depend to a great extent on the relative mix of mail-service and PBM revenue. In addition, the Company has expanded its claims processing operations through the acquisition of the MSA assets. The Company believes that the expansion of its claims processing operations and the integration of those operations with the Company's mail order and retail pharmacies will facilitate future growth in both the claims processing and mail order pharmacy operations.

         Sales at retail pharmacies owned by Medi-Phar accounted for approximately 9.7% of the Company's 1994 consolidated gross sales. During 1994, Medi-Phar entered into leases for three additional retail pharmacies in Las Vegas, Nevada. Two of the pharmacies are now operating.

         Expenses for salaries and benefits increased to $5,214,000 in 1994 from $4,401,000 in 1993, but declined as a percentage of sales to 7.7% from 17.4%. This reflects the addition of the FPA and MSA operations and addition of other personnel consistent with increased volume. The 1993 salaries and benefits include $766,000 of Common Stock and cash paid to Dr. Merryman to terminate certain potential future severance benefits. Similarly, other selling, general and administrative expenses rose in dollar amount, but declined as a percentage of sales.

         The $2,098,000  amortization  expense in 1994 compared to $3,994,000 in
1993  related  to  intangible   assets   acquired  in  connection   with  recent
acquisitions.

         During May 1993, the Company entered into an agreement with former owners of the retail pharmacies purchased during 1992 requiring them to convert the outstanding balance of the convertible note payable into Common Stock of the Company. The agreement provided for the issuance of 249,130 shares of Common Stock (having a market value at the time of $561,000) in satisfaction of the $747,000 balance of the note payable. In addition, the Company agreed that until such time as the shares issued on conversion were registered, which has occurred, the Company would continue to make principal and interest payments to the note holders in accordance with the original terms of the notes. The conversion terms of the notes had provided that the note holders, at their option, could convert the outstanding balance of the notes into Common Stock at a price of $5.00 per share.

         Generally accepted accounting principles require recognition of an expense equal to the fair value of the additional securities or other consideration issued to induce conversion. Accordingly, the Company recorded debt conversion expenses of $224,000 in 1993 and $203,000 in 1994. The expense in 1994 represented interest and principal paid on the note in 1994 prior to registration of the shares issued on conversion. The Company will incur no material debt conversion expense during 1995 related to this conversion.

         1993 Compared With 1992. Consolidated net sales for the year ended December 31, 1993 increased 145% over the prior year ($25,224,000 in 1993 compared to $10,293,000 in 1992) with a consolidated loss of $8,226,000 compared to a loss of $2,140,000 in the prior year. The increase in sales was primarily attributable to acquisitions, including the April 1993 acquisition of Mail Rx, a 20% increase in sales from the Las Vegas, Nevada facility, a 9% increase in retail pharmacy sales and a $497,000 increase in claims processing sales. Although the Company was able to reduce its operating loss exclusive of amortization as a percentage of net sales from 20.6% to 13.8%, increased volume and the amortization of expense resulted in a larger net loss in 1993 than in 1992.

         Expenses for salaries and benefits increased to $4,401,000 in 1993 from $2,224,000 in 1992, but declined as a percentage of sales to 17.4% from 21.6%. This reflects the addition of the subsequently closed Owings Mills, Maryland facility in connection with the Mail Rx acquisition and addition of other personnel consistent with increased volume. Also included in this amount is $766,000 of Common Stock and cash paid to Dr. Merryman to terminate certain potential future severance benefits. Similarly, other selling, general and administrative expenses rose in dollar amount, but declined as a percentage of sales.


                                   BUSINESS

General.

         The Company was incorporated under the laws of the State of Nevada in September, 1985. Substantially all of the Company's business is derived from its activities in the prescription benefits management industry. The Company, together with its subsidiaries Medi-Mail, Medi-Claim, Medi-Phar and FPA, acts as an integrated, full-service prescription drug benefits manager serving Affinity Groups and Third-Party Payors throughout the United States. The Programs offer prescription drug benefits to approximately two million Participants, most of whom receive funded benefits through Third Party Payors and/or are members of an Affinity Group.

         On September 15, 1995, the Company acquired the mail service pharmacy and claims processing businesses of Home Pharmacy, a division of ArcVentures, Inc. ("Arc"). The respective Home Pharmacy businesses are being transferred to the Company's Medi-Mail and Medi-Claim subsidiaries. In connection with the acquisition, Medi-Mail established a mail service pharmacy facility in Chicago, Illinois.

Description of Prescription Benefits Management Business.

         The Company develops and administers client-specific Programs on behalf of more than 400 Payors throughout the United States. The Company attempts to customize its Programs to meet the Payors' particular benefits strategy combining a number of managed care features to cost effectively manage the Payor's entire prescription benefits program. The Programs combine mail-service pharmacy features such as enhanced generic substitution and the convenience of home delivery, with the features of retail network pharmacy such as automated claims adjudication, real time electronic networking of retail pharmacies and card programs. Payors can choose a Program which incorporates on-line electronic claims processing, drug utilization review and an electronic network linking more than 45,000 retail pharmacies in the United States, as well as features of a mail-service pharmacy program. In the alternative, Payors can choose either a mail-service pharmacy program or a network claims processing program to combine with the its other existing prescription benefits.

Mail-Service Pharmacy Operations.

         Overview. The Company's mail-service pharmacy program is conducted from its Las Vegas, Nevada, Chicago, Illinois and Mount Pleasant, South Carolina
locations.  The Company  services  customers  throughout the United States.  The
Company's mail-service pharmacy program is designed for convenience and to reduce prescription medication and over-the-counter pharmaceutical costs to individuals, corporations, labor unions, retirement systems, health and welfare trusts, insurance companies, federal and state employee plans, health maintenance organizations and third-party administrators. The mail-service pharmacy program attracts senior citizens, home-bound persons, sight or hearing impaired persons and users of regularly prescribed medications who are interested in the convenience of direct delivery of medication and/or lowering their medication and pharmaceutical expenses. The Company believes that it delivers prescription medication and over-the-counter pharmaceutical products to the homes of customers at lower costs, on average, than are generally available through retail pharmacies. These medications are typically maintenance medications, which must be taken on an ongoing basis for chronic conditions such as high blood pressure, arthritis and heart and thyroid conditions. The Company believes that these conditions account for a majority of prescription medication expenditures in the United States.

         The Company directed its initial marketing efforts toward individuals and members of Affinity Groups. In 1991, the Company began to direct its marketing efforts to Third-Party Payors in order to make the Company's services available to their insureds or members.

         On June 30, 1994, the Company acquired all of the outstanding stock of FPA, a mail order pharmacy based in Mount Pleasant, South Carolina. The common stock of FPA was acquired in exchange for 400,000 shares of Common Stock (the "Medi-Mail Shares") issued directly to the existing shareholders of FPA (the "FPA Shareholders"). The Company guaranteed the FPA Shareholders a price of $5.00 per share. In the event the Medi-Mail Shares were sold at a price less than $5.00 per share, the Company agreed to pay the difference to the FPA Shareholders in cash (the "FPA Shortfall"). Payment of the FPA Shortfall was secured by certain assets of the Company. The Company and the Shareholders subsequently agreed that the Company would pay $140,982 and issue the FPA Shareholders convertible notes for $750,805 due April 1, 1996 with respect to the FPA Shortfall. These notes have been paid. In addition, the Company issued the FPA Shareholders a warrant to purchase up to 100,000 shares of common stock at $5.00 per share.

         Benefit  of  Mail-service  Pharmacies  to  Direct  Payors.   Individual
customers and members of Affinity Groups (collectively, "Direct Payors") benefit from the Company's mail-service pharmacies as follows:

     o Convenience of pharmacy delivery system that delivers prescription medication and over-the-counter pharmaceutical products to the home.

     o Lower out-of-pocket costs for the medications and pharmaceutical products.

     o Typically, a Direct Payor, with approval of a physician, can receive up to a 90-day supply of prescription medication under the Company's programs as compared to lower supplies generally dispensed by retail pharmacies.

     o A Direct Payor using the 90-day plan can save money due to lower operating costs, bulk rates provided by the Company and elimination of repetitive dispensing costs.

         Benefit of Mail-Service Pharmacies to Third-Party Payors. Managers of corporate funded health benefit plans and other Third Party Payors have sought ways to contain health care costs, including the costs of prescription medication benefits. The Company believes that to contain the costs of prescription medication benefits, benefit managers have increasingly used mail-service pharmacy programs for dispensing maintenance prescription medications to plan participants. The Company's mail-service operations provide the following benefits over traditional indemnity health benefit plans that provide for the purchase of prescription medications through retail pharmacies:

     o Under traditional plans, the Third-Party Payor typically incurs a dispensing fee and administrative charge each time a prescription medication is dispensed. Under the Company's plan, a plan participant, with the approval of a physician, can typically receive up to a 90-day supply of prescription medication as compared to a lower supply generally dispensed under traditional plans utilizing retail pharmacies. The higher supply limit of maintenance prescription medication generally available under the Company's programs provides a cost savings to the Third-Party Payor by reducing repetitive dispensing fees and, in some cases, administrative charges.

     o Additional cost savings are often realized through the Company's programs as a result of a significant emphasis on the use of generic drug substitution as an alternative to more expensive brand name medications.

         The Company has a variety of mail-service programs designed to accommodate client-specific needs. Under a typical funded program, a Third-Party Payor contracts either directly with the Company or a third-party administrator to provide prescription medications to plan participants. Plan participants desiring to use the program mail an order form to the Company, enclosing a physician's prescription for the ordered prescription medication together with a nominal payment (the "co-payment"), for each prescription ordered. The participant may also place an order by calling the Company's toll-free telephone number. The co-payment is fixed by agreement between the Company and the Third-Party Payor. This type of mail-service prescription program is known as a "funded" plan because the Third-Party Payor provides all of the funding above the co-payment amount. The Company bills the Third-Party Payor for the cost of prescriptions less the applicable co-payments already collected.

         Medi-Claim(R) Claims Processing. The Company's prescription claims administration programs ("Claims Programs") are conducted through Medi-Claim. In November 1994, Medi-Claim acquired substantially all of the assets of Medical Services Agency, Inc. ("MSA"), which operated under the registered service mark of Mednet(R), in exchange for 1,600,000 shares of Common Stock. The Claims
Programs  are   sponsor-specific   benefit  programs  through  which  Medi-Claim
processes  and  adjudicates  paper  and  electronic   prescription  drug  claims
generated through a network of participating retail pharmacies. The pharmacy network includes approximately 45,000 retail pharmacies in the United States, each of which contracts with Medi-Claim to provide prescription dispensing at contracted rates.

         The Claims Programs utilize point-of-sale electronic data transmission and automated claims adjudication to manage claims in Claims Programs covering Participants nationwide. Claims data is transmitted to Medi-Claim electronically from pharmacies, or by mail from beneficiaries, for adjudication and payment in accordance with the Payor's particular plan design specifications.

         The Claims Programs are designed to maximize the Payor's control and cost savings opportunities by combining a number of managed care pharmacy features. The utilization control mechanisms and claims processing efficiencies of the Claims Programs, as well as the price reductions Medi-Claim negotiates from retail pharmacies, reduce the administrative costs associated with providing retail pharmacy-based prescription drug benefits coverage. Program design features also encourage the dispensing of less expensive generic drugs and a review of pharmaceutical therapy patterns.


         The Claims Programs are offered either on a stand-alone basis or are integrated into major medical plans. In addition, as discussed below, the Claims Programs are offered in conjunction with the Company's mail-service pharmacy programs as an integral part of the combined benefits program.

         Description of the Claims Programs. Medi-Claim currently processes prescription drug claims from its operations centers located in Las Vegas, Nevada and Lemoyne, Pennsylvania. Under the Claims Programs, Payors provide Medi-Claim with periodically updated Participant eligibility data, which is integrated into Medi-Claim's management information system. Medi-Claim is then able to process prescription claims submitted either directly by eligible Participants by mail, or through the Medi-Claim nationwide network of retail pharmacies utilizing point-of-sale electronic data submission.

         Once the Medi-Claim system determines the adjudication of the claim, reimbursement checks and an Explanation of Benefits form are generated and mailed to the Participant. Medi-Claim strives to process 95% of all claims within five calendar days of receipt and the remaining claims within ten calendar days of receipt, although during many periods of the year the turnaround time is faster. Over 95% of all claims are electronically adjudicated, on manual or paper claims.

         The process of electronic point-of-sale submissions through the Medi-Claim network of retail pharmacies is identical to the paper claims process described above except that claims data is received electronically by Medi-Claim and processed automatically upon receipt by Medi-Claim's management information system. The retail pharmacy network can access Medi-Claim's processing system seven days a week.

         For those Claims Programs which provide eligible Participants with a mail-service pharmacy feature through a third party provider, Medi-Claim provides eligibility data directly to the mail-service pharmacy, which then submits claims data to Medi-Claim.

         Certain Claims Programs acquired as part of the Home acquisition are being administered by third parties until the conversion to the Medi-Claim systems are completed.

         Medi-Claim provides its Payors with regular management reports describing overall Claims Program activity and utilization trends. Medi-Claim account executives regularly analyze Payor utilization data and make recommendations for additional opportunities for cost containment. In some cases, Medi-Claim produces management reports which are designed to highlight unusual utilization patterns which may indicate that clinical intervention or fraud and abuse detection may be warranted. Medi-Claim's management reports include all Participant prescription drug utilization resulting from use of both the network retail and mail-service pharmacies.

         Claims Programs are structured to provide Payors with the ability to better understand and control the cost of their entire pharmaceutical benefits Program. Features of the Medi-Claim Programs include:

         o Flexible Plan Design. Claims Program designs are flexible to meet the Payor's particular benefits strategy, therapeutic effectiveness and cost containment objectives. The Claims Programs include incentives to encourage Participants to use the most cost effective network retail or mail-service dispensing location and to purchase the least expensive drug available, including an emphasis on generic substitution. Claims Programs are regularly reviewed with Payors in order to target additional areas of Claims Program savings.

         o Comparison of Expected Results to Actual Activity. Medi-Claim regularly analyzes a Claims Program's projected savings associated with its plan design features, the use of the MediClaim retail pharmacy network, and mail-service pharmacy activity relative to the costs experienced by the Payor. If deviations from savings expectations are evident, Claims Program modifications are recommended.

         o Management Reports. The Medi-Claim database enables Medi-Claim to provide Payors with regular detailed management reports of Claims Program activity and costs. The reports are designed to illustrate Claims Program results and opportunities for additional cost savings.

         o Commitment to Service. Although the primary objective of Medi-Claim's Payors is to increase therapeutic effectiveness and reduce pharmaceutical benefit costs, Payors also require the accurate and rapid processing of claims. Medi-Claim produces a variety of service level reports which provide Payors with an assessment of critical claims processing success indicators.

         Medi-Claim Integrated Prescription Benefits Programs. The Company offers Medi-Claim integrated prescription benefits programs that combine the cost savings and convenience of the mail-service pharmacy Programs with the MediClaim retail network-based claims administration programs. With the integrated program, Payors can achieve cost savings compared with traditional prescription benefits programs which lack managed care cost controls.

         The Medi-Claim integrated programs offer a variety of additional benefits which are designed to provide increased therapeutic effectiveness and maximize cost savings, control and increase compliance.

         o Convenient, user-friendly programs with a single point of service and accountability to ensure rapid problem resolution.

         o Coordination of dispensing data collection and analysis from all aspects of the benefits programs, whether generated from retail network pharmacies or mail-service pharmacies. This ensures ready access to all information necessary to monitor program activity and develop further cost saving strategies without relying on the coordination among third party benefits providers.

         o A drug utilization review system that detects potential adverse drug interactions, allergies, overuse and abuse in all areas of the prescription benefits system, whether the drugs are dispensed through mail-service or through a network retail pharmacy.

         o Prescription dispensing policies that encourage the use of less expensive, therapeutically equivalent generic or brand name drugs regardless of the dispensing location.

         o Automated on-line administration of retail pharmacy prescription claims that gives immediate and accurate claims review, informative utilization data and eliminates manual review.

         o Regular and comprehensive management reports to provide the Payor's benefits manager with an understanding of usage trends and costs for the entire prescription benefits program.

         Retail Pharmacy Operations. Through Medi-Phar, the Company operates in-clinic retail pharmacies located in San Diego, California and Las Vegas, Nevada. Operation of the retail pharmacies provides the Company with a working knowledge of the retail pharmacy business which improves the Company's ability to market and develop its services. The Company also believes that the operation of the local retail pharmacies provides the Company with additional knowledge and background to continue developing the pharmacy network and claims processing system of its subsidiary, Medi-Claim.

Marketing.

         The Company directed its initial marketing efforts toward the Direct Payor. In 1991, the Company began to expand its marketing efforts to Third-Party Payors in order to make the Company's services available to their insured or members. The Company has significantly increased this emphasis by its acquisition of the Mail Rx assets, the FPA mail pharmacy operations and the Medi-Claim claim processing operations and has expanded its marketing efforts to reflect the Medi-Claim integrated Programs offered by the Company.

         The Company's mail order and claims processing programs (collectively, the "Integrated Programs") are marketed nationally through the Company's internal sales organization of pharmacy benefits professionals and their marketing support staff.

         A significant portion of new accounts are generated by marketing Integrated Programs through existing relationships with Payors. The remainder of new accounts are generated by direct solicitation of corporate accounts, usually through telemarketing, direct mail marketing, trade shows and referrals.

         Revenues of the Company depend upon the extent to which its Integrated Programs are utilized by the Payors' eligible Participants. Accordingly, the Company's benefit managers work with Payors' benefit managers on an ongoing basis to assess utilization levels in the Integrated Programs and, where necessary, to incorporate additional incentives, sometimes in the form of more advantageous Integrated Program terms, to promote increased utilization among Participants.

         Direct Pay Accounts. Affinity Groups offer or endorse the Company's discount mail-service pharmacy as a benefit to their members and include information about the Company and its services in their promotional materials, newsletters, magazines and membership drives, but do not engage in active selling on behalf of the Company. Affinity Group members then deal with and pay the Company directly for prescription medications and over-the-counter pharmaceutical products and receive special group discounts.

         Third-Party Payor Accounts. In order to facilitate growth and decrease new account acquisition costs, the Company began in 1991 to develop a base of accounts in the Third-Party Payor market. In June 1994, the Company entered into a consulting agreement pursuant to which the consultant agreed to use its best efforts to market the Company's managed prescription care services.

         In 1994, the Company acquired the assets of FPA. Such acquisition gave the Company a physical presence in the southeast region of the United States and substantially increased its potential contacts for acquiring Third-Party Payor accounts. Management believes that the Third-Party Payor business will continue to increase through expansion of current accounts and acquisition of new accounts.

         The Company also maintains a membership relations program which provides customer service, provides a refill reminder service notifying the customer when a prescription is scheduled to be refilled and helps customers to understand the pharmacy benefits offered by their Affinity Groups and Third-Party Payors.

         Retail Pharmacies. The retail pharmacies currently owned and operated by Medi-Phar are located in medical complexes and generally service patients referred by physicians located in the medical complexes. Medi-Phar spends minimal resources on marketing.

Major Customers.

         Affinity   Group  members  deal  directly  with  the  Company  and  are considered the Company's customers. Only one Third-Party Payor group accounted for 10% or more of the Company's consolidated sales for 1994 or 1993.

Government Regulation.

         There are extensive state and federal regulations applicable to the dispensing of prescription medications. Since sanctions may be imposed for violations of these laws, compliance is a significant operational requirement for the Company.

         The mail-service prescription medication and over-the-counter pharmaceutical business of the Company is conducted from licensed pharmacies located in Las Vegas, Nevada, Chicago, Illinois and Mount Pleasant, South Carolina. The retail pharmacies are licensed in California and Nevada. Nevada, California, Maryland, Illinois and South Carolina have laws governing a wide range of matters relating to the operation of pharmacies, and the Company believes that it is in substantial compliance with these laws. The laws include, among others, provisions requiring pharmacies and pharmacists to be licensed, as well as provisions as to who may write and dispense the prescriptions, how prescriptions must be filled, how prescription drugs and controlled substances must be stored and safeguarded, and after what period of time they must be disposed of, record retention, and generic substitution. Regulations are promulgated pursuant to these laws by the California, Nevada, Maryland, Illinois and South Carolina boards of pharmacy which boards are empowered to impose sanctions, including license revocation, for noncompliance. In addition, each pharmacy and pharmacist employed by the Company is bound by standards of professional practice.

         Each state into which the Company mails pharmaceuticals also has laws and regulations governing the operation of pharmacies and the dispensing of prescription drugs in that state. In many cases, these statutes include provisions which purport to regulate out-of-state mail-service pharmacies that mail drugs into that state. The regulations are administered by an administrative body in each state (typically, a pharmacy board) which is empowered to impose sanctions, including license revocation, for noncompliance. In those states where it exists, state regulation of out-of-state pharmacies essentially can be divided into three categories: disclosure, licensing and prohibition.

         States with disclosure statutes generally require that out-of-state pharmacies register with the local board of pharmacy, follow certain procedures and make certain disclosures, but generally permit the mail-service pharmacy to operate in accordance with the laws of the state in which it is located. States with licensing statutes generally impose the same licensing requirements and compliance with local laws on out-of-state pharmacies as on in-state pharmacies. The Company understands that several states currently impose licensing requirements on out-of-state pharmacies. The Company has complied with the disclosure law and registration requirements or the licensing law in 13 states and is evaluating whether it will register in others. The Company does not have any applications for licenses currently pending. The boards of pharmacy of certain states do not purport to regulate out-of-state mail pharmacy services. The Company believes that in the most recent two completed fiscal years approximately 51% of its mail-service sales came from states in which the Company has complied with the disclosure or licensing laws, and that approximately 43% of its mail-service sales were in the 27 states which the Company believes do not regulate mail-service sales. The remaining 6% of sales were in jurisdictions in which the Company believes the provisions purporting to regulate mail service pharmacies are subject to constitutional or other challenge.

         Some states have also enacted laws and regulations which, if successfully enforced, would effectively limit some of the financial incentives available to benefits plan sponsors that offer mail-service pharmacy programs. This so-called "freedom-of-choice" legislation generally prohibits a benefits plan sponsor from requiring its participants to purchase prescription drugs from a single source. The U.S. Department of Labor has opined that certain types of "freedom-ofchoice" laws and regulations are preempted by the Employee Retirement Income Security Act of 1974 (ERISA). The Attorney General in one state has reached a similar conclusion and has raised additional constitutional issues. Finally, the Bureau of Competition of the Federal Trade Commission has stated that such legislation may reduce competition and raise prices to consumers, to the extent it impedes or prevents benefit plan sponsors from offering programs that take advantage of the economies of scale associated with single sourcing of pharmaceuticals from a mail-service pharmacy.

         There has been no formal administrative or judicial efforts to enforce any of these laws against the Company. The Company has received inquiries from boards of pharmacy in several states questioning whether the Company is engaged in business in violation of their state laws. While the Company has substantially complied with the laws in certain states, it has not complied with the laws or regulations of all states to which it delivers pharmaceuticals. Should enforcement of these laws be attempted, the Company believes that these laws and regulations would be subject to challenge under the United States
Constitution. However, if the laws or regulations were to survive such a challenge, the Company would likely be subject to penalties and, possibly, prohibitions and additional costs which could have a material adverse effect on its mail-service pharmacy business.

         The Company is aware that some state boards of pharmacy are attempting to further promote laws and regulations designed to restrict the activities of mail-service pharmacies.

         In addition to the above-described laws and regulations, there are federal statutes and regulations which establish standards for all pharmacies and pharmacists concerning the labeling, packaging, advertising, and adulteration of prescription drugs and the dispensing of controlled substances and prescription drugs. Federal Trade Commission and United States Postal Service regulations require mail order sellers to engage in truthful advertising, to stock a reasonable supply of drugs, fill mail orders within thirty days and, if that is impossible, to inform the consumer of his or her right to a refund. The Company believes that it is in substantial compliance with the above requirements. Further, the United States Postal Service has statutory authority to restrict the transmission through the mails of drugs and medicines to a degree that could have an adverse effect on the Company's mail-service operations. To date, the United States Postal Service has not exercised this statutory authority with respect to the Company.

         To the extent that any of the foregoing laws or regulations, existing or proposed, prohibit or restrict the operation of mail-service pharmacies and are found to be applicable to the Company and enforceable, they could have an adverse effect on the Company's mail-service pharmacy operations as well as on the operations of all other mail-service pharmacy providers. In addition, the Company would be required to take appropriate steps to effect compliance to continue doing business in the states where such statutes are enforced and non-compliance could expose the Company to the imposition of fines and penalties which, depending upon the number of jurisdictions which impose such fines and penalties and how they are imposed, could be material. There is no assurance that the Company would be able to comply with the diverse and possible contradictory laws of all such states and, consequently, the Company's operations in such states may be impaired, interrupted or prohibited.

         Despite its efforts, the Company may be unable to comply with all existing and future regulations. Existing and future legislation could increase the Company's operating expenses, as well as operating expenses for the entire industry. In addition, several states impose substantial fines, penalties or criminal sanctions for failure to comply with existing regulations. Such fines could exceed $2,000 per day or per violation, or misdemeanor criminal charges could be filed against the Company. The Company is not aware of any state that has imposed, or presently intends to impose, any such fine, penalty or charge. The Company also believes that such fines, penalties or charges would be subject to challenge under the United States Constitution, but is not aware of any such challenge being successfully applied to date.

         While some increased costs resulting from government regulation would be passed on to the ultimate subscriber, such increased costs, if significant, would adversely affect the Company's business. Moreover, existing and future regulations could curtail the scope of the Company's operations should the Company choose not to conduct business in those states where regulations have been adopted.

Competition.

         The prescription drug benefit business is highly competitive. The Company's mail-service pharmacy business competes for the business of Third-Party Payors and Direct Payors. The Company's principal mail-service pharmacy business competitors for Third-Party Payors are America's Pharmacy, a subsidiary of Systemed, Inc.; National Rx, a division of Medco Containment; Caremark; and Health Care Services, Inc., a division of Diagnostek, Inc. Third-Party Payors generally look to service levels, lower health care costs and reputation. The Company's principal mail pharmacy business competitors for Direct Payors include Express Pharmacy Services, a division of Thrift Drug which is a subsidiary of J.C. Penney, AARP, a number of smaller mail-service pharmacy companies and retail pharmacies. Individual customers generally look to price, convenience and service. All of the above referenced entities possess substantially greater financial, marketing and personnel resources than the Company.

         The Company's prescription claims processing services compete with other prescription drug benefit providers/processors and the larger third-party prescription drug claims processors such as PCS, Inc., and PAID, a division of Medco Containment. Additionally, there are numerous smaller regional claims processors and many insurance companies also process claims in conjunction with their underwriting of medical insurance programs, as well as for self-insured plan sponsors.

         While management believes that the Company is competitive in its price, quality and service taken as a whole, there can be no assurances that, as the mail-service pharmaceutical industry evolves, the Company will be able to operate profitably given the level of competition within the industry. Moreover, the Company cannot predict, with accuracy, the effect of unspecified, but probable future changes in the domestic health care system discussed from time to time by several states and the federal government.

         Medi-Phar's retail pharmacies compete with other retail pharmacies in the San Diego, California and Las Vegas, Nevada areas with competitive factors of location, price, product selection and service.

Inventory.

         The Company obtains its medications and pharmaceutical products from approximately 30 manufacturers, distributors and wholesalers. In order to minimize the potential risks inherent in relying on any particular supplier, the Company attempts, whenever possible, to establish and maintain relationships with more than one supplier of any particular product. Thus, in the event that one source is unable to supply a needed product, or is unable to offer a competitive price, the Company may turn to an alternative source. For certain products, particularly brand name products, there may be only one or a limited number of suppliers. In the event that the supply of these products becomes limited, or the price is significantly increased, the Company believes that most pharmacies dispensing this product will be similarly adversely affected.

         The Company maintains an inventory control program such that most products in the Company's inventory of over-the-counter, brand name and generic medications are on the shelf 45 days or less. The inventory control program also includes a buying schedule for products with consistent demand. The flexibility achieved as a result of the Company's network of suppliers enables the Company to promptly obtain products which are infrequently demanded by the Company's customers, thereby saving the cost of keeping such products in inventory. Most suppliers can deliver orders to the Company within 24 hours.

Product Liability.

         Product liability is a major concern in the mail-service pharmacy business. Liabilities may arise from possible dispensing errors, package tampering and product defects.

         The Company has taken anti-tampering precautions by utilizing layered tamper-evidence packaging on all products it distributes, and its delivery is made in unmarked outer packaging. These steps are designed to eliminate the problem with tampering prior to receipt by the customer. The Company maintains a toll-free telephone number which facilitates customer contact and enables customers and the Company to verify prescriptions as ordered by the physician or supplied by the Company. Additionally, the Company maintains an internal quality control system, pursuant to which each order is checked and verified by pharmacy personnel after it is filled and before shipping, in an effort to assure that customers receive the exact prescribed medication.

         The Company carries the type of insurance customary in the mail-service and retail pharmacy industry, including professional and product liability insurance. The Company believes that its insurance protection is adequate for its present business operations. However, there can be no assurance that the amount of insurance coverage would be sufficient to cover any potential liability claim, or that the finances of the Company could withstand the effect of a claim in excess of its insurance coverage.

         Management intends to continue such insurance policies in effect, and provided the same is available, may increase coverage as the Company's needs dictate. In addition, the Company is named as an additional insured by many of its suppliers. Although wholesale and retail pharmacies in general have not, as yet, experienced any unusual or extraordinary difficulty in obtaining insurance at an affordable cost, there can be no assurance that the Company will be able to maintain its coverage in the future.

Mail-Service Pharmacy Distribution.

         The Company has three mail-service pharmacy and fulfillment facilities located in Las Vegas, Nevada, Chicago, Illinois and Mount Pleasant, South Carolina. The Las Vegas facility was designed by the Company to accommodate the Company's corporate offices in addition to the variety of the Company's distribution operations, including inventory storage, order processing, shipping, billing, customer service and certain marketing and administrative functions, with a view toward maximizing safety and efficiency. The Chicago and Mount Pleasant facilities similarly accommodate a majority of distribution operations for shipments to the midwestern, eastern and southeastern United States.

         The Company maintains a toll-free telephone number for incoming orders. Initial customer orders are typically received by mail. New prescriptions and refills may be ordered by telephone. All orders are reviewed, doctors are contacted for verification as required and prescriptions are filled on the premises by licensed pharmacists employed by the Company. Most orders are shipped to the customer by United States mail, United Parcel Service or other common carriers. Payments are handled through major credit card accounts or through direct billings.

         Due to the Company's typical order processing time of less than 48 hours, the Company had no material backlog of orders as of December 31, 1994. The Company's business is not seasonal to any significant extent.

Employees.

         As of December 31, 1994, the Company had 154 full-time employees and 20 part-time employees. Except for its executive officers, the Company's employees are clerical, sales, customer service, claims processing and pharmacy related staff paid consistent with industry standards. See "Directors and Executive Officers." None of the Company's employees is covered by a collective bargaining agreement. The Company believes that it has a good relationship with its employees.

Properties.

         The Company's corporate headquarters is located in Las Vegas, Nevada. The mail-service pharmacy/fulfillment centers are located in Las Vegas, Nevada, Chicago, Illinois and Mount Pleasant, South Carolina. The Company's claims processing operations are located in Las Vegas, Nevada and Lemoyne, Pennsylvania. The retail pharmacies are located in San Diego, California and Las Vegas, Nevada. The Company considers its properties to be suitable and adequate for its present needs.

         The following chart provides information concerning the Company's properties:



                                           Approximate Size
                                                in Sq.                Lease
Location                                   Ft. of Facility        Expiration(1)                 Primary Use
--------                                   ---------------        -------------                 -----------

Las Vegas, Nevada                               17,608                03/98          Mail-order Prescription
                                                                                     Pharmacy, Claims Processing
                                                                                     Operations and Corporate
                                                                                     Offices
Mount Pleasant, South Carolina                   2,790                01/97          Customer Service and
                                                                                     mail-order Prescription
                                                                                     Pharmacy
Lemoyne, Pennsylvania                            3,337                01/02          Claims Processing Operations
San Diego County, California                     1,100                03/99          Pharmacy
(Poway)
San Diego, California (Del Mar)                  1,000                08/00          Pharmacy
San Diego, California (3rd Ave.)                 1,100                05/00          Pharmacy
San Diego, California (Mira Mesa)                1,200                08/97          Pharmacy
San Diego, California (Plaza                       800                06/00          Pharmacy
Properties)
San Diego, California (El Cajon)                 1,000                 NA(2)         Pharmacy
San Diego, California (Gateway)                  1,100                03/99          Pharmacy
Las Vegas, Nevada (Buffalo)                        800                   (3)         Pharmacy
Las Vegas, Nevada (East Harmon)                    540                11/99          Pharmacy
Las Vegas, Nevada (East Sahara)                    444                07/99          Pharmacy
Owings Mills, Maryland                           6,352                08/96          Subleased
Chicago, Illinois                               13,500                09/00          Mail order Prescription
                                                                                     Pharmacy
--------------------


(1)      Includes all renewal terms.
(2)      The term of this lease is month-to-month.
(3)      Five years from completion.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the members of the Company's Board of Directors and its executive officers, and sets forth the position with the Company held by each:



Name                                                       Age                 Position
----                                                       ---                 --------

Hon. Leo T. McCarthy** .................................   64   Chairman of the Board of Directors

M. B. Merryman*** ......................................   53   President, Chief Executive Officer, Director

Dennis Smith ...........................................   47   Executive Vice President - Subsidiary Operations, Chief
                                                                Operating Officer

Jane E. Freeman ........................................   41   Executive Vice President - Corporate Development

Dr. David L. Dalton ....................................   46   Executive Vice President, President of Medi-Claim

S. E. Roberts ..........................................   48   Treasurer and Secretary of Medi-Mail

Thomas Warren ..........................................   55   Chief Financial Officer

Julie Ledbetter ........................................   25   Corporate Secretary

Byron S. Georgiou* .....................................   46   Director

Edward T. Hanley, Jr.*** ...............................   38   Director

Edward F. Heil* ........................................   50   Director

Dr. Sol Lizerbram* .....................................   47   Director

Robert W. Quick** ......................................   74   Director

Matthew C. Strauss*** ..................................   62   Director

Lincoln R. Ward** ......................................   71   Director

Steven F. Mayer* .......................................   36   Director

Donald Kirsch** ........................................   63   Director


--------------------


   *     Term as director expires in 1996.
  **     Term as director expires in 1997.
 ***     Term as director expires in 1998.


         The Board of Directors maintains an Audit Committee, a Safety Committee, a Compensation Committee, a Nominating Committee and a Strategic Planning Committee. Messrs. Ward and Strauss are members of the Audit Committee. Messrs. Strauss, Heil and Ward are members of the Safety Committee. Messrs.
Heil, Quick and Georgiou are members of the Compensation Committee. Messrs. Hanley, Lizerbram and McCarthy are members of the Nominating Committee. Messrs. McCarthy, Georgiou, Hanley and Lizerbram are members of the Strategic Planning Committee.

         Honorable Leo T. McCarthy. Mr. McCarthy joined the Board of Directors in June 1994 and currently serves as its Chairman. He served as Lieutenant Governor of California for 12 years until his retirement in 1994. During that period, he chaired the California Commission on Economic Development. Mr. McCarthy is admitted to the practice of law in California. Mr. McCarthy graduated from the University of San Francisco and the San Francisco Law School. Mr. McCarthy serves on the Boards of Directors of Linear Technology Corp., FloWind Corp. and the International Shopping Network.

         Dr. M.B. Merryman. Dr. Merryman has been Chief Executive Officer, President, and a director of the Company since December, 1987. He also served as Treasurer of the Company from December 1987 until January 1989. Additionally, he served as Chief Financial Officer from December 1987 through March 1992. From November 1987 to September 1989, he served as President of Sino Business Machines, Inc., a Canadian computer company. From May 1986 to February 1989, Dr. Merryman was an officer and director of China Business Machines Holding Company, a privately-held concern which is the parent of Sino Business Machines, Inc. In 1995, he received a Doctor of Human Letters from the College of Osteopathic Medicine of the Pacific.

         Dennis Smith. Mr. Smith has been Vice President of the Company from 1987 to 1992 and was named Executive Vice President and Chief Operating Officer in June 1992. Additionally, he served as a director of the Company from June 1985 until January 1989. Mr. Smith received his B.A. in 1969 from the University of Miami. He is experienced in pharmacy operations, as well as other business activities. Prior to joining the Company he was the president of an export/import company specializing in business with China. From November 1983 through January 1985, Mr. Smith was the Senior Buyer for pharmaceutical and over-the-counter products for AARP's Las Vegas pharmaceutical facility. As AARP's Senior Buyer, Mr. Smith's responsibilities included management of the buying staff responsible for purchasing $18 million in pharmaceutical products for AARP's mail-service business.

         Jane E. Freeman. Ms. Freeman was named Executive Vice President - Marketing Services in October 1993. She also served as Vice President - Client Services from April 1992 to October 1993. From January 1989 through April 1992, she served as the Company's Vice President - Sales and Marketing. She was the Company's General Manager from April 1988 until January 1989. Ms. Freeman received her B.S. degree in Communications from Southern Illinois University in 1976.

         Dr. David L. Dalton. Dr. Dalton is Executive Vice President - Subsidiary Operations and President of Medi- Claim. Dr. Dalton joined Medi-Mail and Medi-Claim, in November 1994 in connection with the Company's acquisition of Mednet. From November 1989 until joining the Company, Dr. Dalton served as Chairman, President and Chief Executive Officer of Mednet. Prior to that, Dr. Dalton was a Senior Vice President of Reliable Drug, Inc. from July 1989 until November 1989 and served in several capacities with Rite Aid Corporation from 1971 through 1989, including Vice President (Corporate) from 1983 through 1989. He is currently a member of several boards of directors including Blue Shield of Pennsylvania. Dr. Dalton became a Doctor of Pharmacy (Maryland Registration) in 1974. He received a B.S. in Pharmacy from West Virginia University in 1971 and was recently honored as one of the top ten graduates over a 100- year span. Dr. Dalton is the President and a principal shareholder of Managed Care Rx, a specialty care pharmacy.

         S.E. Roberts. Mr. Roberts has been Treasurer of the Company since January 1989 and was Secretary of the Company from October 1989 through 1991. In 1993, he resumed the position of Secretary. From 1988 to 1992, he served as Controller of the Company. Mr. Roberts received his B.S. degree in Accounting from San Diego State University in 1970. From 1987 to 1989, he was the Research Director of Sino Business Machines, Inc., a Canadian computer company. From 1978 to 1991, he served as Controller/Vice President of Eucalyptus Productions, Inc., a privately-held corporation specializing in typesetting/graphic arts.

         Thomas Warren. Mr. Warren joined the Company in January, 1996 as its Chief Financial Officer. From 1993 to September, 1995 he owned and operated a retail supermarket in Cocoa Beach, Florida. The supermarket was closed due to the entry of a Walmart Supercenter and Albertsons in the market area. Personal guaranties of the supermarket's debts necessitated Mr. Warren and his wife filing for protection under Chapter 7 of the Bankruptcy Code on September 29, 1995. From 1979 to 1993, he held executive financial positions in the food distribution industry. These include serving as chief financial officer for The Eli Witt Co. (1991 to 1993), ShopRite Supermarkets, Inc. (1989 to 1991) and American Seaway Foods - Fisher Foods (1985 to 1989). Mr. Warren received a BBS in Accounting and Finance from Wayne State University in 1963.

         Byron S. Georgiou. Mr. Georgiou has been a director of the Company since January 1989. He is President of American Partners Capital Group, Inc., a firm serving the alternative investment needs of institutional investors. Mr. Georgiou is a co-founder and served from 1983 to 1994 as Managing Partner of the San Diego law firm of Georgiou, Tosdal, Levine & Smith. From 1980 to 1983, Mr. Georgiou was Legal Affairs Secretary in the cabinet of California Governor Edmund G. Brown, Jr. From 1975 to 1980, he served in various capacities with the California Agricultural Labor Relations Board. He co-founded and since 1985 has served as director, General Counsel and Corporate Secretary of California Infoplace, Inc., a privately-held corporation which operates customer service kiosks in shopping malls throughout the U.S. Mr. Georgiou received his A.B. degree with great distinction in 1970 from Stanford University, and J.D. Magna Cum Laude in 1974 from Harvard Law School.

         Edward T. Hanley, Jr. Mr. Hanley was appointed to the Company's Board of Directors in July of 1993. Since 1990 he has been a partner in the Chicago law firm of Hanley & Spadoro. From 1984 to 1990, he was a managing attorney of the prepaid legal department of Borovsky & Ehrlich in Chicago. Mr. Hanley received his B.A. degree from Carthage College in 1980 and his J.D. degree from Chicago-Kent College of Law in 1983.

         Edward F. Heil. Mr. Heil became a director of the Company in March 1993. He currently manages his real estate investments. He has served as President and Chief Executive Officer of American Environmental Construction Company, an Illinois-based corporation, since 1987. Prior to that, he was Chief Executive Officer and sole owner of E & E Hauling, Inc., a demolition, excavation and sanitary landfill management company founded by his father.

         Dr. Sol Lizerbram. A founder of the Company, Dr. Lizerbram served as Chairman of the Board of Directors since its inception until 1994. He continues to serve as a director of the Company. Dr. Lizerbram is also co-founder and President of Family Practice Associates of San Diego, Inc., a multi-specialty primary care medical group. Dr. Lizerbram is also President and Chairman of the Board of Directors of FPA Medical Management, Inc., a company that provides management services to certain medical providers. He received his pharmaceutical degree in 1970 from the Long Island University School of Pharmacy, and his Doctor of Osteopathy degree in 1977 from the Philadelphia College of Osteopathic Medicine. Dr. Lizerbram was licensed as a Registered Pharmacist in the States of New York and Pennsylvania, and is licensed as an Osteopathic Physician and Surgeon in the States of Pennsylvania and California. He has received many awards and appointments including: Health Advisor to California Governor Edmund
G. Brown, Jr.; Medical Director, the Prudential Insurance Company, San Diego; recipient of a California State Senate Resolution for Recognition of his Contribution to Health Care; Nominee for Entrepreneur of the Year, INC. Magazine; and President, Jewish National Fund. Additionally, Dr. Lizerbram is a Trustee of the U.S. Olympic Committee.

         Robert W. Quick. Mr. Quick has been a director of the Company since March, 1988. Mr. Quick, a self- employed entrepreneur, is a founder of the DeAnza Group of mobile home parks currently comprising over 8,000 lots in California and the sun belt areas. Currently, he maintains an investment interest in these parks. Additionally, Mr. Quick is an owner of the Indian Run Village in Chester County, Pennsylvania and is a general partner of Melody Lakes Properties, a Pennsylvania limited partnership, which owns and operates a 353-unit, manufactured home community located in Quakertown, Pennsylvania.

         Matthew C. Strauss. Mr. Strauss is a co-founder and has served since 1960 as chief executive officer of the real estate investment firm of Leeds & Strauss Enterprises. Leeds & Strauss has been involved in the development and management of an extensive portfolio of real estate holdings throughout the United States. Mr. Strauss has served in the leadership of the United Jewish Federation of San Diego and the San Diego Hebrew Home. Mr. Strauss serves as a trustee of the San Diego Museum of Contemporary Art and San Diego Opera. Mr. Strauss was a founder of San Diego National Bank and an early investor in Qualcomm, First Fidelity Acceptance Corporation and Pace Membership Warehouses, since acquired by K-Mart. He received his bachelor's degree and national forensic awards in 1955 from San Diego State University.

         Dr. Lincoln R. Ward. Dr. Ward has served as a director of the Company since January 1989 and is Chairman of the Audit Committee. He is a retired vice president of Pacific Bell, President of his own business management consulting firm, and Executive Vice President of Princeton/Masters International, Ltd. In addition, he serves on the boards of directors of Fleet Aerospace, Inc., ExCell, the Cellular Connection and MobilWorks. His numerous other board memberships in the Los Angeles and San Diego areas have included: Economic Development Corp., San Diego Chamber of Commerce, United Way, Boy Scouts of America, California State University-Northridge, Urban League, Mexican and American Foundation, San Diego State University President's Council, St. Vincent de Paul Village, Mayor's Committees on both Water Conservation and City Operations, and Advisory Councils to two universities. He has a business degree from Wayne University and Graduate Degree from Stanford and a Doctorate (honorary) from National University.

         Donald Kirsch. Mr. Kirsch has served as a director of the Company since May, 1995 and is Chairman of the Strategic Planning Committee. Mr. Kirsch is Chairman of The Wall Street Group, Inc. a financial services firm founded in 1959.

         Steven F. Mayer. Mr. Mayer has served as a director of the Company since November, 1995. Since June 1994, Mr. Mayer has been the Managing Director of Aries Capital Group LLC, a private investment firm. Mr. Mayer was an investment banker with Apollo Advisors, L.P. and Lion Advisors, L.P., affiliated private investment firms, from April 1992 until June 1994, when he left to co-found Aries Capital Group. Prior to that time, Mr. Mayer was a lawyer with Sullivan & Cromwell specializing in mergers, acquisitions, divestitures, leveraged buyouts and corporate finance. Mr. Mayer is a current or former member of the Boards of Directors of BDK Holdings, Inc., a textile manufacturer, Roland International Corporation, a real estate holding company, and The Greater LA Fund, a non-profit investment group affiliated with Rebuild LA. Mr. Mayer is a graduate of Princeton University and Harvard Law School.


Executive Compensation.

         Summary Compensation Table. The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's other executive officers whose annual salary and bonus for the most recent fiscal year exceeded $100,000.


                                                Annual Compensation                 Long-Term Compensation Awards
                                            --------------------------  ---------------------------------------------------------
                                                                         Other Annual   Restricted                     All Other
Name and Principal                                                      Compensation      Stock       Stock Options  Compensation
Position                            Year    Salary ($)      Bonus ($)         ($)        Awards ($)        (#)            ($)
------------------                  ----    ----------      ----------  -------------   -----------   -------------  ------------

M.B. Merryman, CEO ..........       1994    $171,870        $107,500(2)  $  25,000(3)                   107,500(2)    $ 9,764(4)
and President(1) ............
                                    1993    $159,500(5)     $ 37,500(6)  $ 777,625(7)                   577,500(6)    $ 9,764(4)
                                                                                                          (7)&(8)            (7)
                                    1992    $130,062        $274,996     $  33,678                       42,500(9)    $ 9,764(4)
                                                               (9)(10)
Dr. David Dalton, ...........       1994    $125,000(12)    $    -0-     $   2,258(13)                                $ 4,988(14)
Executive Vice
President - Subsidiary
Operations and
President of Medi-
Claim (11)


--------------------

(1) Dr. Merryman's other compensation included certain perquisites, of which $12,000 representing an annualized expense allowance of $1,000 per month which commenced in May 1992 and $12,000 representing an automobile allowance of $1,000 per month which commenced in January 1994.
         Additionally, he had an automobile allowance of $9,240 for 1992.

(2) In 1995, Dr. Merryman received as a bonus $107,500 and an option to purchase 107,500 shares at $3.16 per share. The cash bonus and stock option bonus were measured and paid/granted in 1995 but were based on performance in 1994.

(3) During 1994, Dr. Merryman received $1,000 as compensation for serving on the Company's board of directors.

(4) A life insurance policy was purchased for Dr. Merryman in December 1992. The amount reflected here includes the annual premium of $3,954 for the year the premium became due. The premium due in each of 1993 and 1994 was paid in 1994 and 1995, respectively. In addition, the Company paid $5,810 for a disability policy for Dr. Merryman in each of 1992, 1993 and 1994.

(5) Included in Dr. Merryman's salary for 1993 is 3,334 shares of Common Stock valued at $7,500, which Dr. Merryman agreed on March 16, 1993 to accept in lieu of a cash raise of $7,500 effective May 1, 1993.

(6) In 1994, Dr. Merryman received as a bonus $37,500 and an option to purchase 37,500 shares at $3.52 per share. The cash bonus and stock option bonus were measured and paid/granted in 1994 but were based on performance in 1993.


(7) Dr. Merryman's Employment Agreement was amended September 12, 1993. Pursuant to that amendment, Dr. Merryman agreed to the elimination of certain severance benefits in exchange for an immediate cash bonus of $100,000, immediate issuance of 150,000 shares of Common Stock valued at approximately $665,625 or approximately $4.44 per share and an immediate option to purchase 500,000 shares of Common Stock at a price of $4.50 per share at any time prior to September 11, 1998. The 150,000 shares and the shares underlying the options were registered on a Form S-8 registration statement filed in February, 1995.

(8) During 1993 Dr. Merryman received an option to purchase 20,000 shares, exercisable January 15, 1994, and an option to purchase 20,000 shares, exercisable June 16, 1994. Each option was granted under the Company's Incentive Stock Option Plan and is related to compensation for serving on the Company's board of directors from January 1992 to June 1994.

(9) Dr. Merryman received in 1993 as a bonus for 1992 performance $15,000 in cash and an option to purchase 15,000 shares at $2.77 per share which is included in the option column but not the bonus column. The cash bonus and stock option bonus were measured and paid/granted in 1993 but were based on performance in 1992. The 42,500 options in the stock option column include 27,500 options granted in 1992 and the 15,000 options earned in 1992 but granted in 1993.

(10) Includes a stock bonus valued at $259,996. The stock bonus comprises 88,736 shares of Common Stock which Dr. Merryman received on May 1, 1993. The bonus was awarded in 1992 for past services pursuant to his Employment Agreement with the Company, dated May 1, 1992.

(11) Dr. Dalton entered into an Employment Agreement with Medi-Claim as of November 19, 1994. Prior to that date, Dr. Dalton was employed by Mednet. The amounts set forth herein for Dr. Dalton reflect amounts received during 1994 by Dr. Dalton from the Company and Mednet.

(12) During 1994, Dr. Dalton received approximately $110,795 in salary from Mednet and approximately $14,205 in salary from Medi-Claim.

(13) Pursuant to Dr. Dalton's Employment Agreement, Dr. Dalton received a car allowance of $1,000 per month, which began as of November 19, 1994. Prior to that time, Dr. Dalton was entitled to use of a car owned by Mednet, the use of which during 1994 had a value of $758.

(14) Mednet paid approximately $4,988 in life insurance premiums in 1994 towards a life insurance policy for Dr. Dalton.


         Other than the Company's Incentive Stock Option Plan and Nonqualified Stock Option Plan ("NQSOP"), there are no retirement, pension, or profit sharing plans for the benefit of the Company's officers, directors and employees. The Company provides health insurance coverage for its employees and life insurance and disability insurance for its Chief Executive Officer. The Board of Directors may recommend and adopt additional programs in the future for the benefit of officers, directors and employees.

         Option Grants in 1994. Information concerning 1994 grants to named executive officers is reflected in the table below. The amounts shown for each of the named executive officers as potential realizable values are based on assumed annualized rates of stock price appreciation of five percent and ten percent, respectively, over the full five year term of the options as required by applicable SEC regulations.



                              Individual Grants
------------------------------------------------------------------------
                                                                               Potential Realizable Value at
                                   % of Total                                   Annual Rates of Stock Price
                    Number of       Options                                             Appreciation
                   Securities      Granted to                                        for Option Term
                   Underlying      Employees     Exercise                       -----------------------------
                   Options             in          price     Expiration          (5%)              (10%)
Name               Granted (#)     1994(1)(2)    ($/share)      Date              ($)               ($)
----               -----------     ----------    ---------   ----------         --------         --------

M.B. Merryman        37,500(1)       12.89%      $   3.52      01/01/99         $ 36,469         $ 80,587

                    107,500(2)       36.94%      $    3.16     01/01/00         $ 93,853         $207,390


--------------------


(1) An option to acquire 37,500 shares was earned in 1993 but granted in 1994. For purposes of calculating the percent of total options granted to employees, this option is treated as granted in 1994.

(2) An option to acquire 107,500 shares was earned in 1994 but granted in 1995. For purposes of calculating the percent of total options granted to employees, this option is treated as granted in 1994.



         The Incentive Stock Option Plan provides that no option may be granted at an exercise price less than the fair market value of the Common Stock of the Company on the date of grant. Options granted pursuant to the Incentive Stock Plan expire five years from the date of grant and may not be exercised during the initial one year period from the date of grant.

         Dr. Dalton received no option grants during 1994. However, in connection with the Plan of Reorganization between the Company, Medi-Claim and Mednet dated November 19, 1994, Dr. Dalton received 787,879 shares of Common Stock of the Company. These shares were received by Dr. Dalton in liquidation of his interest in Mednet and not as compensation.

         Aggregated Option Exercises and Year-End Option Values in 1994. The following table summarizes for each of the named executive officers of the Company the number of stock options, if any, exercised during 1994, the aggregate dollar value realized upon exercise, the total number of unexercised options held at December 31, 1994 and the aggregate dollar value of in-the-money unexercised options, if any, held at December 31, 1994. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. The value of unexercised, in-the-money options at December 31, 1994 is the difference between its exercise price and the fair market value of the underlying stock on December 31, 1994, which was $2.875 per share based on the closing bid price of the Common Stock on December 31, 1994. The underlying options have not been, and may never be, exercised, and actual gains, if any, on exercise will depend on the value of the Common Stock on the actual date of exercise. There can be no assurance that these values will be realized.


                                                                Number of Securities
                                                               Underlying Unexercised        Value of Unexercised In-the-
                                                               Options at 12/31/94(#)        Money Options at 12/31/94($)
                     Shares Acquired                        ----------------------------    -----------------------------
Name                  on Exercise(#)     Value Realized($)   Exercisable    Unexercisable    Exercisable     Unexercisable
----                 ---------------    -----------------   -----------    -------------    ----------      -------------

M.B. Merryman            31,500              $91,782         620,000(1)      107,500(2)      $90,031(1)           $0
David Dalton               -0-                                  -0-              -0-

-------------------


(1)      Includes 37,500 shares that became exercisable on January 1, 1995.

(2) Includes 107,500 shares issued in 1995 but earned in 1994, but does not include 37,500 shares that became exercisable on January 1, 1995.

         Director Compensation. During 1994, the Company paid board members $500 per meeting, up to a maximum of $2,000 per year. Members of the Audit Committee received $250 per committee meeting, up to a maximum of $500 per quarter. Directors are also reimbursed for their reasonable expenses in attending meetings.

         The Company maintains a NQSOP for the benefit of the non-employee directors of the Company and others having rendered significant services to the Company. As of May 19, 1995, 1,615,000 shares of Common Stock have been reserved to be issued pursuant to the NQSOP. Each non-employee director receives an automatic grant of 60,000 options to purchase Common Stock upon election to the Board of Directors for a term of three years. Upon completion of each year of service to the Company 20,000 shares will vest. The options cannot be exercised until they are held for one year and cannot be exercised after ten years from the date of grant. The exercise prices equal or exceed fair market value on the date of grant.

         Prior to nominating Mr. McCarthy as a director, the Company agreed to award Mr. McCarthy as compensation for serving on the Company's board of directors, options to purchase an aggregate of 230,000 shares of Common Stock. The options with respect to 50,000 shares vested immediately upon his election as director. The remaining options were granted under the NQSOP in lieu of the automatic grant described above and will vest with respect to 60,000 shares on each of the first three anniversaries of the date Mr. McCarthy was elected to the Company's board of directors, provided he is a member of the board of directors on the respective anniversary date. The exercise price of the options is $2.85, which represents the market value of the Common Stock on the date Mr. McCarthy was elected, plus $.10. In addition, Mr. McCarthy will receive $500 plus reasonable expenses for attending each of the board of directors meetings during the year. After January 3, 1995, Mr. McCarthy will also receive additional cash compensation equal to 1% of the gross sales generated by accounts brought to the Company as a result of Mr. McCarthy's efforts.

         As of December 31, 1994, options under the NQSOP to purchase an aggregate of approximately 861,000 shares of Common Stock at exercise prices ranging from $.7738 to $3.81 per share were outstanding.

Employment  Contracts  and  Termination  of  Employment  and   Change-In-Control
Arrangements.

         Dr. Merryman. The Company entered into a five year Employment Agreement with Dr. Merryman, effective May 1, 1992 (the "Employment Agreement"). The term of the Employment Agreement can be extended for successive additional one-year terms commencing in 1993, and, on March 16, 1993, the Company authorized a one-year extension of the Employment Agreement. Beginning May 1, 1993 and thereafter on the anniversary date of the Employment Agreement, Dr. Merryman's base salary will be increased by an amount equal to one-half of the cash bonus earned by him for the previous year, provided that the increased base salary will not exceed an amount equal to one-hundred thirty-five percent (135%) of the prior year's base salary. Pursuant to the Employment Agreement, the Company is currently paying an annual salary to Dr. Merryman in the amount of $178,250. On May 1, 1995, his base salary increased to $232,000. As of January 1st of each year, Dr. Merryman will receive an annual bonus of cash and options to acquire shares of Common Stock. The computation of the bonus is as follows: for each $1 million increase in the Company's consolidated annual gross sales for the previous calendar year compared to consolidated annual gross sales for the second previous calendar year, he will receive $2,500 in cash and an option to purchase 2,500 shares at the option price. The option price is the average closing bid price in the last ten trading days of the previous year plus $.10 per share. In lieu of the annual bonus, Dr. Merryman is entitled to receive cash equal to one percent of the reported pre-tax consolidated profit of the Company for the prior calendar year and an option to purchase 50,000 shares at the above defined option price. Dr. Merryman is also entitled to the use of a Company owned or leased vehicle or in lieu thereof a $1,000 per month automobile allowance. He also has a $12,000 discretionary expense allowance. The Company provides and pays the premium for a policy of life insurance and a policy of long-term disability insurance for Dr. Merryman.

         Pursuant to an amendment to the Employment Agreement, entered into as of September 12, 1993, all entitlement to severance pay has been eliminated. As consideration for the termination of his right to receive severance pay, Dr. Merryman received an immediate cash bonus of $100,000 and 150,000 shares of Common Stock. Additionally, Dr. Merryman received immediate options to purchase 500,000 shares of Common Stock at a price of $4.50 per share at any time prior to September 11, 1998. The Company has registered the 150,000 shares and the 500,000 shares underlying the options on a Form S-8 registration statement filed in February, 1995. The amendment also eliminated non-competition provisions.

         Dr. Dalton. Medi-Claim entered into a three-year employment agreement with Dr. Dalton as of November 19, 1994. The agreement will automatically renew for successive two-year terms unless terminated by either party not less than ninety days prior to the end of the then current term. The agreement provides for Dr. Dalton to serve as an Executive Vice President of the Company at the pleasure of the Company's Board of Directors and President of MediClaim. Under the agreement, Dr. Dalton is entitled to an annual base compensation of $125,000, an automobile allowance of $1,000 per month and other benefits on the same basis as other employees of Medi-Claim. Dr. Dalton's employment agreement also contains certain non-competition and non-solicitation covenants that extend in most circumstances to three years after the termination of the agreement.

Incentive Stock Option Plan.

         Effective March 1988, the Company adopted an Incentive Stock Option Plan ("ISOP") for the benefit of officers, directors and key employees of the Company. The ISOP is designed to comply with Section 422 of the Internal Revenue Code of 1986, as amended. An aggregate of 1,615,000 shares of Common Stock have been reserved for issuance pursuant to the ISOP. As of December 31, 1994, approximately 33 options to purchase an aggregate of approximately 348,000 shares of Common Stock at exercise prices ranging from $.7738 to $3.50 per share were outstanding under the ISOP. In addition, as of January 1, 1995, an option to acquire 107,500 shares of Common Stock at an exercise price of $3.16 under the ISOP was granted to Dr. Merryman in connection with his Employment Agreement. The ISOP, designed as an incentive for key employees, is administered by the Compensation Committee of the Board of Directors, which selects optionees and determines the number of shares of Common Stock subject to each option. The ISOP provides that no option may be granted at an exercise price less than the fair market value of the Common Stock of the Company on the date of grant. Unless otherwise specified, the options expire five years from date of grant and may not be exercised during the initial one year period from initial date of grant.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth information regarding shares of Common Stock beneficially owned as of January 2, 1996 by: (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock, (ii) each director or nominee for director, (iii) each person named in the summary compensation table and (iv) all officers and directors as a group. Except as otherwise noted, the stockholders listed below have sole voting and investment power.

Name and Addresses of Officers, Directors     Amount of           Percentage of
and Principal Stockholders                  Common Stock*            Class*
-----------------------------------------   -------------         -------------

M.B. Merryman(1)(2)                             954,002               3.6%
871-C Grier Drive
Las Vegas, Nevada  89119

Dr. Sol Lizerbram(1)(3)(4)                      363,199               1.4%
4205 Fairmount Avenue
San Diego, CA  92105

Edward F. Heil(1)(5)                          2,029,000               7.8%
2901 Centre Circle
Downers Grove, IL  60515

Edward T. Hanley, Jr.(1)(6)                     415,000               1.6%
29 South LaSalle Street
Suite 735
Chicago, IL  60603

Byron S. Georgiou(1)(7)                         164,328                **
750 B Street, 31st Floor
San Diego, CA  92101

Robert W. Quick(1)(8)                           278,054               1.1%
1045 N. West End Boulevard
Quakertown, PA  18951

Matthew C. Strauss(1)(9)                        880,000               3.2%
11975 El Camino Real, Suite 103
San Diego, CA  92130

Lincoln R. Ward(1)(10)                          159,278                 **
9191 Town Centre Dr., Suite 105
San Diego, CA  92122

Honorable Leo T. McCarthy(1)(11)                110,000                 **
400 Magellan Avenue
San Francisco, CA  94110

Donald Kirsch(12)                               109,444                 **
32 East 57th Street
New York, NY  10022

Steven F. Mayer(13)                             143,412                 **
Aries Capital Group, LLC
11766 Wilshire Blvd., Suite 870
Los Angeles, CA  90025

ArcVentures, Inc.(14)
820 W. Jackson Blvd., Suite 800
Chicago, IL  60607                           4,990,277               16.1%

Executive Officers and                       6,528,031               23.3%
Directors as a group
(17 Individuals)

 * Assumes exercise of all exercisable options and warrants held by listed security holders which can be acquired within 60 days from January 2, 1996.

 **      Less than 1%.

 (1)     Director or executive officer.

 (2) Includes 27,500 shares underlying an option exercisable commencing September 3, 1993, 500,000 shares underlying an option exercisable commencing September 12, 1993, 20,000 shares underlying an option exercisable commencing January 15, 1994, 15,000 shares underlying an option exercisable commencing January 1, 1994, 37,500 shares underlying an option exercisable commencing January 1, 1995, and 20,000 shares underlying an option commencing June 16, 1994. In addition, Dr. Merryman has an option to acquire an additional 107,500 shares exercisable January 1, 1996. A trust, over which Dr. Merryman has voting and investment power, holds 12,307 shares of Common Stock.

(3) Does not include Common Stock owned by Mr. Joseph Lizerbram, Dr. Lizerbram's father. Dr. Lizerbram disclaims any beneficial ownership with respect to said Common Stock. The Company believes Mr. Joseph Lizerbram owns 25,692 shares of Common Stock.

(4) Includes 11,000 shares underlying an option exercisable commencing November 1, 1989, 31,500 shares underlying an option exercisable commencing October 25, 1991, 20,000 shares underlying an option exercisable commencing September 3, 1993, 20,000 shares underlying an option exercisable commencing January 17, 1994 and 40,000 shares from an option to acquire 60,000 shares, which is exercisable with respect to 20,000 commencing June 16, 1994, and with respect to 20,000 shares commencing May 19, 1995. In addition, Dr. Lizerbram may acquire an additional 20,000 common shares under the 60,000 share option after June 16, 1996. A trust, for which Dr. Lizerbram has voting and investment power, holds 5,000 shares of Common Stock. Also includes shares held by Dr. Lizerbram's spouse (5,825 shares of Common Stock) and his son (1,050 shares).

 (5) Includes 40,000 shares underlying an option to acquire 60,000 shares exercisable with respect to 20,000 shares commencing June 16, 1994 and with respect to 20,000 shares commencing May 19, 1995. In addition, Mr. Heil may acquire 20,000 shares under the 60,000 share option after June 16, 1996. Three different trusts, for which Mr. Heil has voting and investment power, hold 704,000 shares of Common Stock collectively.

 (6) Represents an option to purchase 40,000 shares, which option is exercisable 20,000 shares after June 16, 1994, and 20,000 shares after May 19, 1995. Also includes warrants with respect to 375,000 shares that were obtained pursuant to consulting agreements between the Company and a third-party consultant. In addition, Mr. Hanley holds an option to acquire 60,000 shares exercisable with respect to 20,000 shares on approximately May 15, 1996; with respect to an additional 20,000 shares on approximately May 19, 1997; and with respect to an additional 20,000 shares on approximately May 19, 1998.

 (7) Includes 31,500 shares underlying an option exercisable commencing October 25, 1991, 20,000 shares underlying an option exercisable commencing September 3, 1993, 20,000 shares underlying an option exercisable commencing January 17, 1994, 50,000 shares underlying an option exercisable commencing June 18, 1994 and 40,000 shares underlying an option to acquire 60,000 shares, which is exercisable with respect to 20,000 shares commencing June 16, 1994 and with respect to 20,000 shares commencing May 19, 1995. In addition, Mr. Georgiou may acquire an additional 20,000 shares under the 60,000 share option after June 16, 1996.

 (8) Includes 20,000 shares underlying an option exercisable commencing September 3, 1993, 20,000 shares underlying an option exercisable commencing January 17, 1994 and 40,000 shares underlying an option exercisable with respect to 20,000 shares commencing June 16, 1994 and with respect to 20,000 shares commencing May 19, 1995.

(9) Includes three different trusts, for which Mr. Strauss has voting and investment power, which hold an aggregate of 380,000 Common Stock. Also includes 70,000 shares of Common Stock for six different Uniform Gift accounts for which Mr. Strauss acts as custodian. Also includes 50,000 shares underlying an option exercisable commencing June 18, 1994 and 40,000 shares underlying an option exercisable with respect to 20,000 shares commencing June 16, 1994 and with respect to 20,000 shares commencing May 19, 1995. In addition, Mr. Strauss holds an option to acquire 60,000 shares exercisable with respect to 20,000 shares on approximately May 15, 1996; with respect to an additional 20,000 shares on approximately May 19, 1997; and with respect to an additional 20,000 shares on approximately May 19, 1998.

(10) Includes 20,000 shares underlying an option exercisable commencing September 3, 1993, 20,000 shares underlying an option exercisable commencing June 16, 1994, 50,000 shares underlying an option exercisable commencing June 18, 1994, 20,000 shares underlying an option exercisable commencing January 12, 1994 and 20,000 shares underlying an option to acquire 60,000 shares, which is exercisable with respect to 20,000 shares commencing May 19, 1995. In addition, Mr. Ward may acquire an additional 40,000 shares under the 60,000 share option, which is exercisable with respect to 20,000 shares after June 17, 1996, and with respect to 20,000 shares after June 17, 1997. Mr. Ward holds 30,577 shares in a defined benefit plan.

(11) Includes 50,000 shares underlying an option exercisable commencing on June 17, 1994 and 60,000 shares underlying an option to acquire 180,000 shares, which is exercisable with respect to 60,000 shares commencing May 19, 1995. In addition, Mr. McCarthy may acquire an additional 120,000 shares under the 180,000 share option, which is exercisable with respect to 60,000 shares after June 17, 1996 and with respect to 60,000 shares after June 17, 1997.

(12) Includes 26,896 shares held by a corporation controlled by Mr. Kirsch and 82,548 shares underlying exercisable warrants held by such corporation. Does not include 20,000 shares underlying options exercisable commencing May 19, 1996 held by Mr. Kirsch.

(13) Includes 123,412 Warrant Shares. Does not include shares under the 20,000 Share option, which is exercisable with respect to 20,000 shares after September 15, 1996.

(14) The Common Stock beneficially owned by Arc consists of the 491,277 Collateral Shares offered hereby and an additional 4,499,000 shares securing the Interim Note and Holdback Note.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In June 1991, the Company entered into an agreement with a marketing consultant pursuant to which it agreed to issue warrants to purchase up to 2,000,000 shares of Common Stock. Warrants with respect to 250,000 shares were immediately vested upon signing the agreement. An additional 750,000 warrants were vested in 1994. Mr. Hanley, a director of the Company, holds vested warrants with respect to 172,142 shares with respect to such agreement. The agreement expired by its terms on May 31, 1994. As of June 1, 1994 the Company entered into a consultant agreement with the marketing consultant's professional corporation. Under that agreement, the consultant or his assigns receive warrants to purchase 1,000,000 shares of Common Stock at a price of $3.00 per share. Mr. Hanley, a director of the Company, was assigned and holds warrants with respect to 202,858 of those shares. The consultant or his assigns are entitled to receive additional warrants, exercisable at $.167 over the market value on the date of grant, if future sales under the agreement exceed specified levels.

                            DESCRIPTION OF SECURITIES


         The Common Shares, par value $.001 per share (the "Common Stock"), of the Company are registered hereby.

         The Company's Restated Articles of Incorporation, as amended, authorize the issuance of up to 42,000,000 shares of common stock, $.001 par value per share. As of the date of this Prospectus, the Company has 25,997,643 shares of Common Stock outstanding (28,971,768 including the Conversion Shares, the Warrant Shares and the Collateral Shares) and 4,718,382 shares of Common Stock reserved for issuance pursuant to outstanding options, warrants, convertible securities or other rights. Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Holders of all Common Stock vote as a single class on all matters.

         Holders of outstanding Common Stock are entitled to those dividends declared by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive ratably the net assets of the Company available to the stockholders subject to the rights, if any, of holders of Preferred
Shares (as defined below). Holders of outstanding Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding Common Stock is duly authorized, validly issued, fully paid and nonassessable. To the extent that additional Common Stock of the Company is issued, the relative interests of the then existing stockholders may be diluted.

         The Company's Restated Articles of Incorporation, as amended, also provide for 2,000,000 Preferred Shares, par value $.01 (the "Preferred Shares"). The Board of Directors of the Company is vested with the authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation, as amended. The terms of the Preferred Shares could disadvantage holders of Common Shares. The terms of the Preferred Shares could include, among other things, preferences to the holders of Preferred Shares over holders of Common Shares as to dividends and distributions on liquidation. The Company currently has outstanding 267,500 shares of Series A Preferred.

         The transfer agent for the Common Stock is OTR/California Stock Transfer, Portland, Oregon.

                                LEGAL PROCEEDINGS

         On or about February 23, 1995, a purported shareholder of the Company served the Company with a complaint filed on January 12, 1995 in the United States District Court for the Southern District of California against the Company and one of its executive officers. The complaint alleged that, during the period of July 1, 1993 through March 31, 1994, the defendants omitted material information about the Company and misrepresented information relating to the growth of the Company in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The complaint seeks to proceed as a class action on behalf of certain persons who purchased shares of the Company's Common Stock during the period July 1, 1993 through March 31, 1994 and who were allegedly damaged. The complaint seeks compensatory damages in an unspecified amount and costs and expenses relating to the complaint, including reasonable attorneys' fees. The Company believes these claims are meritless and is vigorously defending this action.


         The Company is not a party to any other legal proceedings which, in its belief, could have a material adverse effect on the Company.


                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby has been passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Salt Lake City, Utah.


                                     EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1994 and December 31, 1993, the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994 and the related consolidated financial statement schedules, included in this Prospectus and elsewhere in Registration Statement have been audited by McGladrey & Pullen, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The balance sheet of Home Pharmacy as of June 30, 1995 and 1994, the related statements of income, stockholders' equity and cash flows for the three years ended June 30, 1995 included in the Prospectus and elsewhere in Registration Statement have been audited by Arthur Andersen, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The balance sheet of Family Pharmaceuticals of America, Inc., as of December 31, 1993, the related statements of income, stockholders' equity and cash flows for the year ended December 31, 1993, included in the Prospectus and elsewhere in Registration Statement have been audited by McGladrey & Pullen, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Medical Service Agency, Inc. as of December 31, 1993, 1992, and 1991 and for the years then ended, included in this Prospectus and elsewhere in Registration Statement have been audited by McKonly & Asbury, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                              CHANGE IN ACCOUNTANTS

         Effective April 19, 1994, the Company dismissed Price Waterhouse ("Price") as its certifying accountant. Price's reports on the Company's financial statements for the years ended December 31, 1993 and December 31, 1992 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles.

         The Company's audit committee and board of directors unanimously approved dismissal of Price.

         During the Company's fiscal years ended December 31, 1993 and December 31, 1992 and the interim period subsequent to December 31, 1993, there were no disagreements, as defined in Regulation S-K Item 304, with Price on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Price to make a reference to the subject matter of the disagreement in connection with its reports.

         On April 18, 1994, the Company engaged McGladrey & Pullen, LLP to perform its audits and provide various accounting services thereafter. The Company and McGladrey & Pullen, LLP did not consult prior to such date regarding any reportable matter.

         There are no other changes in and disagreements on accounting and financial statement disclosure.

                         INDEX TO FINANCIAL STATEMENTS


                                                                            Page

MEDNET, MPC CORPORATION

Consolidated Balance Sheet September 30, 1995
  and December 31, 1994...............................................
Consolidated Statement of Operations for the Three Months
  Ended September 30, 1995 and 1994...................................
Consolidated Statement of Operations for the Nine Months
  Ended September 30, 1995 and 1994...................................
Statement of Cash Flow for the Nine Months Ended
  September 30, 1995 and 1994.........................................
Notes to Interim Consolidated Financial Statements
  September 30, 1995..................................................
Independent Auditor's Report..........................................
Consolidated Balance Sheets December 31, 1994 and 1993................
Consolidated Statements of Operation for the Years Ended
  December 31, 1994, 1993 and 1992....................................
Consolidated Statements of Stockholders' Equity for
  the years Ended December 31, 1994, 1993 and 1992....................
Consolidated Statements of Cash Flows for the Years
  Ended December 31, 1994, 1993 and 1992..............................
Notes to Consolidated Financial Statements............................

UNAUDITED PRO FORMA INCOME STATEMENTS OF MEDNET,
  MPC CORPORATION AND HOME PHARMACY
Pro Forma Income Statement for the Twelve Months
  Ended December 31, 1994.............................................
Pro Forma Income Statement for the Nine Months
  Ended September 30, 1995............................................
Notes to Pro Forma Income Statements..................................

HOME PHARMACY (A DIVISION OF ARCVENTURES, INC.)
Unaudited Statements of Assets and Liabilities at
  September 15, 1995 and December 31, 1994............................
Unaudited Statements of Revenue and Expenses (excluding
  income taxes) for the periods ended September 15, 1995,
  June 30, 1995, March 31, 1995, December 31, 1994 and
  September 30, 1994..................................................
Unaudited Statement of Equity for the eight and one-half
  months ended September 15, 1995.....................................
Unaudited Statements of Cash Flows for the periods ended
  September 15, 1995, June 30, 1995 and March 31, 1995................
Report of Independent Public Accountants..............................
Statements of Assets and Liabilities at June 30, 1995 and 1994........
Statements of Revenues and Expenses (excluding income taxes)
  for the years ended June 30, 1995, 1994 and 1993....................
Statements of Equity for the years ended June 30, 1995,
  1994 and 1993.......................................................
Statements of Cash Flows for the years ended June 30, 1995,
  1994 and 1993.......................................................

MEDICAL SERVICE AGENCY, INC.

Report of Independent Accountants.....................................
Consolidated Balance Sheets December 31, 1993, 1992 and 1991..........
Consolidated Statements of Income for the Years Ended
  December 31, 1993, 1992 and 1991....................................
Consolidated Statements of Stockholders' Equity for the Years
  Ended December 31, 1993, 1992 and 1991..............................
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1993, 1992 and 1991....................................
Notes to Consolidated Financial Statements............................

FAMILY PHARMACEUTICALS OF AMERICA, INC.
Independent Auditor's Report..........................................
Balance Sheets December 31, 1993 and June 30, 1994 (unaudited)........
Statements of Income December 31, 1993 and June 30, 1994
  and 1993 (unaudited)................................................
Statement of Stockholders' Equity December 31, 1993 and
  June 30, 1994.......................................................
Statements of Cash Flows Year Ended December 31, 1993 and
  Six Months Ended June 30, 1994 and 1993.............................
Notes to Financial Statements.........................................

                            Mednet, MPC Corporation

                           Consolidated Balance Sheet



                                                           Sept. 30,        Dec. 31,
                                                             1995             1994
                                                         ------------    ------------

Assets

Current assets:
   Cash and cash equivalents .........................   $  1,634,000    $  1,711,000
   Accounts receivable, less allowance for doubtful
      accounts and return of and $780,000 at
      December 31, 1994 and $878,000 at Sept. 30, 1995     12,725,000       8,087,000
   Inventories .......................................      2,866,000       1,334,000
   Other current assets ..............................        360,000         104,000
                                                         ------------    ------------

      Total current assets ...........................     17,585,000      11,236,000

Property, plant and equipment ........................      1,583,000       1,184,000
Intangible assets ....................................     19,225,000       9,308,000
Other assets .........................................      1,195,000         589,000
                                                         ------------    ------------
      Total assets ...................................   $ 39,588,000    $ 22,317,000
                                                         ============    ============



Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable ..................................   $ 10,691,000    $  6,545,000
   Accrued expenses ..................................        953,000       1,013,000
   Current portion of long-term debt .................      3,576,000       2,258,000
                                                         ------------    ------------

      Total current liabilities ......................     15,220,000       9,816,000

Long-term debt .......................................      3,649,000         595,000

Redeemable preferred stock, Series A: authorized,
 issued and outstanding 267,500 shares; 10%
 cumulative dividends ................................      5,350,000             -0-


Preferred stock, Series B: $.01 par value, issued and
 outstanding 100,000 shares ..........................      1,000,000             -0-
Common stock: $.001 par value, (25,997,643 and
 23,797,747 issued and outstanding at Sept. 30, 1995
 and Dec. 31, 1994) ..................................         26,000          24,000
Additional paid-in capital ...........................     36,873,000      32,138,000
Accumulated deficit ..................................    (22,530,000)    (20,256,000)
                                                         ------------    ------------

Stockholders' equity .................................     15,369,000      11,906,000
                                                         ------------    ------------

      Total liabilities and stockholders' equity .....   $ 39,588,000    $ 22,317,000
                                                         ============    ============


                            Mednet, MPC Corporation

                      Consolidated Statement of Operations


                                                  For the Three Months Ended
                                                          September 30,
                                                  ---------------------------
                                                      1995           1994
                                                  ------------   ------------

Sales                                             $ 27,449,000   $ 18,380,000
Less: cost of sales                                 23,390,000     16,681,000
                                                  ------------   ------------
Gross profit                                         4,059,000      1,699,000
                                                  ------------   ------------

Selling, general and administrative expenses:
Salaries and benefits                                2,133,000        860,000
Marketing and advertising                              238,000        318,000
Other administrative expenses                        1,399,000      1,689,000
                                                  ------------   ------------

Total selling, general and administrative
  expenses                                           3,770,000      2,867,000
                                                  ------------   ------------

Operating income (loss) before depreciation
and amortization                                       289,000     (1,168,000)

Depreciation and amortization                          649,000        177,000
                                                  ------------   ------------

Operating profit/(loss)                               (360,000)    (1,345,000)

Other income (expense):
Interest, dividend and rental income                    11,000         20,000
Interest expense                                      (200,000)       (91,000)
Subsidiary operations for period not owned            (180,000)       196,000
Other net                                              (41,000)      (174,000)
                                                  ------------   ------------

Total other income (expense)                          (410,000)       (49,000)
                                                  ------------   ------------

Net loss                                          $   (770,000)  $ (1,394,000)
                                                  ============   ============

Net loss per common share                         $       (.03)  $       (.07)
                                                  ============   ============

Weighted average equivalent number of share         24,338,791     21,433,191
                                                  ============   ============

                            Mednet, MPC Corporation

                      Consolidated Statement of Operations


                                                    For the Nine Months Ended
                                                          September 30,
                                                   ----------------------------
                                                       1995            1994
                                                   ------------    ------------

Sales ..........................................   $ 83,693,000    $ 48,869,000
Less: cost of sales ............................     71,262,000      42,519,000
                                                   ------------    ------------

Gross profit ...................................     12,431,000       6,350,000
                                                   ------------    ------------

Selling, general and administrative expenses:
   Salaries and benefits .......................      6,398,000       3,384,000
   Marketing and advertising ...................        731,000         608,000
   Other administrative expenses ...............      4,008,000       3,784,000
                                                   ------------    ------------
   Total selling, general and administrative
     expenses .................................      11,137,000       7,776,000
                                                   ------------    ------------
       Operating income (loss) before
         depreciation and amortization.........       1,294,000      (1,426,000)

Depreciation and amortization .................       1,854,000       1,517,000
                                                   ------------    ------------


       Operating profit/(loss) ................       (560,000)     (2,943,000)

Other income (expense):
   Interest, dividend and rental income .......         31,000          48,000
   Interest expense ...........................       (627,000)       (314,000)
   Subsidiary operations for period not owned .       (982,000)        321,000
   Other net ..................................       (134,000)        (75,000)
                                                   -----------    ------------
      Total other income (expense) ............     (1,712,000)        (20,000)
                                                   -----------    ------------

   Net loss ...................................   $ (2,272,000)   $ (2,963,000)
                                                  ============    ============

   Net loss per common share .................    $       (.09)   $       (.14)
                                                  ============    ============

  Weighted average equivalent number of
     shares ..................................      24,041,758      21,011,662
                                                  ============    ============

                            Mednet, MPC Corporation

                             Statement of Cash Flow



                                                                         For the Nine Months Ended
                                                                                September 30,
                                                                        ----------------------------
                                                                            1995             1994
                                                                        ------------    ------------

Cash flows from (used for) operating activities:
   Cash received from customers .....................................   $ 79,055,000    $ 31,655,000
   Cash paid to suppliers and employees .............................    (80,707,000)    (34,745,000)
   Net interest paid ................................................       (596,000)       (221,000)
   Rental income ....................................................            -0-          10,000
   Other net ........................................................       (134,000)         25,000
                                                                        ------------    ------------
      Net cash used for operating activities ........................     (2,382,000)     (3,276,000)
                                                                        ------------    ------------

Cash flows from (used for) investing activities:
   Purchase of property and equipment ...............................       (774,000)       (630,000)
   Purchase of intangible assets ....................................    (11,458,000)            -0-
                                                                        ------------    ------------
      Net cash from (used for) investing activities .................    (12,232,000)       (630,000)
                                                                        ------------    ------------

Cash flows from (used for) financing activities:
   Repayment of borrowings ..........................................     (1,152,000)     (1,374,000)
   Net proceeds from issuance of common stock .......................      4,889,000       5,152,000
   Net proceeds from issuance of preferred stock ....................      7,300,000             -0-
   Net proceeds from borrowings .....................................      3,500,000             -0-
                                                                        ------------    ------------
      Net cash from (used for) financing activities .................     14,537,000       3,778,000
                                                                        ------------    ------------

Net (decrease) increase in cash .....................................        (77,000)       (128,000)
Cash balance, beginning of period ...................................      1,711,000       1,220,000
                                                                        ------------    ------------
Cash balance, end of period .........................................   $  1,634,000    $  1,092,000
                                                                        ============    ============

Reconciliation of net loss to net cash used for operating activities:
   Net loss .........................................................   $ (2,272,000)   $ (2,963,000)
   Adjustments to reconcile net loss to net cash
    used for operating activities:
      Net gain of subsidiaries for period not owned .................        982,000             -0-
      Depreciation and amortization .................................      1,854,000       1,517,000
   Change in assets and liabilities:
      (Increase) in accounts receivable .............................     (4,638,000)     (2,944,000)
      (Increase) Decrease in inventories ............................     (1,532,000)        132,000
      (Increase) Decrease in other current assets ...................       (256,000)        244,000
      (Increase) in other assets ....................................       (606,000)        (10,000)
      (Decrease) in accrued expenses ................................        (60,000)       (214,000)
      Increase in accounts payable ..................................      4,146,000         962,000
                                                                        ------------    ------------
Net cash used for operating activities ..............................   $ (2,382,000)   $ (3,276,000)
                                                                        ============    ============

                            MEDNET, MPC CORPORATION
                   Notes to Consolidated Financial Statements
                               September 30, 1995

(1)   Basis of Presentation

The consolidated financial statements included herein include the accounts of Mednet and its subsidiaries (the "Company"), Medi-Mail, Inc., Medi-Phar, Inc., Medi-Claim, Inc. and Family Pharmaceutical of America, Inc. In the opinion of Management, all adjustments considered necessary for fair presentation have been reflected in the consolidated financial statements. These adjustments are of a normal, recurring nature. Operating results for the quarter ended September 30, 1995 are not necessarily indicative of those expected for the full year. Certain prior year amounts have been adjusted and reclassified to conform to the 1995 presentation.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and the rules and regulations of the Securities and Exchange Commission. These financial statements have been prepared under the presumption that users of the interim financial information have either read or have access to the Company's audited financial statements for the year ended December 31, 1994. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in the Company's December 31, 1994 audited financial statements have been omitted from these interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such instructions, rules and regulations. Although the Company believes that the disclosures are adequate to make information presented not misleading, it is suggested that these unaudited interim consolidated financial statements be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

(2)   Subsequent Event

In October 1995, Foothill Capital Corporation conditionally approved a $20 million revolving line of credit. The financing is expected to be concluded on or before November 17, 1995.

(3)   Commitments and Contingencies

On or about February 23, 1995, a purported shareholder of the Company served the Company with a complaint filed on January 12, 1995 in the United Stated District Court for the Southern District of California against the Company and one of its executive officers. The complaint alleged that, during the period of July 1, 1993 through March 31, 1994, the defendants omitted material information about the Company and misrepresented information relating to the growth of the Company in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The complaint seeks to proceed as a class action on behalf of certain persons who purchased shares of the Company's Common Stock during the period July 1, 1993 through March 31, 1994 and who were allegedly damaged. The complaint seeks compensatory damages in an unspecified amount and costs and expenses relating to the complaint, including reasonable attorney's fees. The Company believes these claims are meritless and is vigorously defending this action.

The Company is not a party to any other legal proceeding which, in its belief, could have a material adverse effect on the Company.

(4)   Business Combinations

On September 15, 1995, the Company acquired the assets of Home Pharmacy from ArcVentures, Inc. The acquisition is accounted for as a purchase. Consistent with its treatment of prior acquisitions, the Company has included the operations of the acquired business for the entire year to date in its operating statements for the nine months ended September 30, 1995 with a single line item to subtract the profit of the acquired business for periods prior to acquisition.

The effect of this consolidation of operations prior to acquisition was to increase net sales for the nine months ended September 30, 1995 by approximately $30,629,000. The pre-acquisition gain of $982,000 has been deducted to the consolidated statements of operations for the nine months ended September 30, 1995.

The purchase price paid for the assets was as follows:

    Purchase Price:
      Cash paid ..........................................           $ 8,000,000
      Promissory notes payable ...........................             2,500,000
                                                                     -----------
                                                                      10,500,000

      Cost of acquisition incurred .......................             1,587,000
                                                                     -----------
                                                                     $12,087,000
                                                                     ===========

The acquisition was accounted for as a purchase whereby the assets acquired were recorded at their fair market value. The excess of cost over the net identifiable assets acquired is reflected as goodwill and is being amortized over 25 years under the straight-line method. The allocation of the purchase price was as follows:

Inventory ..............................................             $   500,000
Property & equipment ...................................                 400,000
Customer contracts .....................................               2,407,000
Covenant-not to compete ................................                 100,000
Goodwill ...............................................               8,680,000
                                                                     -----------
                                                                     $12,087,000
                                                                     ===========

(5)   Special Item

On September 15, 1995, the Company sold its building in San Diego, California, and realized a gain of $34,000.

                                 MEDI-MAIL, INC.

                          CONSOLIDATED FINANCIAL REPORT

                                DECEMBER 31, 1994

                                    Contents

INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------- --------
CONSOLIDATED FINANCIAL STATEMENTS

Consolidated balance sheets

Consolidated statements of operations

Consolidated statements of stockholders' equity

Consolidated statements of cash flows

Notes to consolidated financial statements
--------------------------------------------------------------- --------
INDEPENDENT AUDITOR'S REPORT ON THE SCHEDULE

--------------------------------------------------------------- --------

Valuation and qualifying accounts - Schedule II
--------------------------------------------------------------- --------

                          Independent Auditor's Report


To the Board of Directors
Medi-Mail, Inc.
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Medi-Mail, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medi-Mail, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


                                                 /s/ McGladrey & Pullen, LLP


Las Vegas, Nevada
March 24, 1995

                        MEDI-MAIL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1994 and 1993



                                                      1994           1993
                                                  -----------    -----------
ASSETS (Notes 10 and 15)
Current Assets:
  Cash                                            $ 1,711,000    $ 1,220,000
  Accounts receivable, less allowance for
    doubtful accounts of $780,000 and $350,000
    at December 31, 1994 and 1993 (Notes 3
    and 6)                                          8,087,000      2,982,000
  Inventories                                       1,334,000      1,692,000
  Other current assets                                104,000        453,000
                                                 ------------    -----------
          Total current assets                     11,236,000      6,347,000

Property and equipment, net (Note 4)                1,184,000      1,002,000
Intangible assets, net (Note 5)                     9,308,000      5,406,000
Other assets                                          589,000        262,000
                                                  -----------    -----------
                                                  $22,317,000    $13,017,000
                                                  ===========    ===========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable (Notes 12 and 15)              $ 6,545,000    $ 2,770,000
  Accrued expenses                                  1,013,000        424,000
  Current portion of long-term debt (Note 6)        2,258,000      1,843,000
                                                  -----------    -----------
          Total current liabilities                 9,816,000      5,037,000
                                                  -----------    -----------

Long-Term Debt (Note 6)                               595,000        952,000
                                                  -----------    -----------

Commitments and Contingencies (Notes 10 and 13)

Stockholders' Equity (Notes 9, 10 and 14)
  Preferred stock:  $.01 par value, 2,000,000
    shares authorized, 0 shares issued and
    outstanding                                            -              -
  Common stock, $.001 par value; 42,000,000
    shares authorized, 23,797,747 and 19,624,647
    issued and outstanding at December 31, 1994
    and 1993                                           24,000         20,000
  Additional paid-in capital                       32,138,000     21,765,000
  Accumulated deficit                             (20,256,000)   (14,757,000)
                                                  -----------    -----------
          Total stockholders' equity               11,906,000      7,028,000
                                                  -----------    -----------
                                                  $22,317,000    $13,017,000
                                                  ===========    ===========

See Notes to Consolidated Financial Statements.

                        MEDI-MAIL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  Years Ended December 31, 1994, 1993 and 1992




                                                     1994            1993           1992
                                                  -----------    -----------    -----------

Sales (Notes 10 and 12)                           $67,985,000    $25,370,000    $10,590,000
Less sales discounts and allowances                   122,000        146,000        297,000
                                                  -----------    -----------    -----------
          Net sales                                67,863,000     25,224,000     10,293,000

Cost of sales (Notes 10 and 12)                    58,793,000     19,504,000      8,082,000
                                                  -----------    -----------    -----------
          Gross profit                              9,070,000      5,720,000      2,211,000
                                                  -----------    -----------    -----------

Selling, general and administrative expenses:
  Salaries and benefits                             5,214,000      4,401,000      2,224,000
  Marketing and advertising                         1,296,000        962,000        487,000
  Amortization of intangibles                       2,098,000      3,994,000         99,000
  Provision for doubtful accounts                     706,000        290,000        100,000
  Other administrative expenses                     5,480,000      3,538,000      1,523,000
                                                  -----------    -----------    -----------
          Total selling, general and
          administrative expenses                  14,794,000     13,185,000      4,433,000
                                                  -----------    -----------    -----------

          Operating loss                           (5,724,000)    (7,465,000)    (2,222,000)
                                                  -----------    -----------    -----------

Other income (expense):
  Interest expense                                   (310,000)      (250,000)      (115,000)
  Subsidiary operations for period not
    owned (Note 10)                                   517,000            - -         37,000
  Write-down of building held for sale (Note 4)           - -       (313,000)           - -
  Debt conversion expense (Note 6)                   (203,000)      (224,000)           - -
  Other, net                                          221,000         26,000        160,000
                                                  -----------    -----------    -----------
          Total other income (expense)                225,000       (761,000)        82,000
                                                  -----------    -----------    -----------

          Net loss                                $(5,499,000)   $(8,226,000)   $(2,140,000)
                                                  ===========    ===========    ===========

          Net loss per common share               $      (.26)   $      (.49)   $      (.24)
                                                  ===========    ===========    ===========


See Notes to Consolidated Financial Statements.

                        MEDI-MAIL, INC. AND SUBSIDIARES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 1994, 1993 and 1992


                                                                   Class B          Notes
                                           Common Stock          Common Stock     Receivable  Additional
                                        ------------------    ------------------     from      Paid-In   Accumulated  Stockholders'
                                         Shares     Amount     Shares    Amount   Stockholder  Capital     Deficit       Equity
                                        ---------   ------    --------   -------  ----------- ---------- ------------ -------------

Balance at December 31, 1991            7,393,232   $7,400     845,548   $  900     $(5,000)  $6,768,000  $(4,391,000)   $2,380,000
  Conversion of Class B common
  stcok to common stock                   684,047      700    (684,047)    (700)        - -          - -          - -           - -
  Common stock issued in private
    placements                            169,670      200         - -      - -         - -      509,000          - -       509,200
  Exercise of warrants and options
    for common stock                      869,477      800         - -      - -         - -    1,800,000          - -     1,800,800
  Common stock issued to purchase
    Medi-Phar, Inc. assets                196,875      200         - -      - -         - -    1,013,000          - -     1,013,200
  Common stock issued to purchase
    Medi-Claim, Inc., assets, net of
    registration costs                    333,333      300         - -      - -         - -      518,000          - -       518,300
  Repayment of stockholder note
    receivable                                - -      - -         - -      - -       5,000          - -          - -         5,000
  Common stock issued in exchange for
    services and buyout of a commission
    agreement                              52,550      100         - -      - -         - -      192,000          - -       192,100
  Common stock issued in exchange for
    computer software and hardware        113,155      100         - -      - -         - -      379,000          - -       379,100
  Employee stock bonus                        - -      - -         - -      - -         - -      260,000          - -       260,000
  Other                                       - -      - -         - -      - -         - -       71,000          - -        71,000
  Stock issuance costs                        - -      - -         - -      - -         - -     (175,000)         - -      (175,000)
  Net loss                                    - -      - -         - -      - -         - -          - -   (2,140,000)   (2,140,000)
                                       ----------   ------    --------   ------    --------   -----------  -----------   -----------
Balance at December 31, 1992           $9,812,339   $9,800     161,501   $  200    $    - -   $11,335,000  $(6,531,000)  $4,814,000
                                       ==========   ======    ========   ======    ========   ===========  ===========   ==========

See Notes to Consolidated Financial Statements.

                        MEDI-MAIL, INC. AND SUBSIDIARES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 1994, 1993 and 1992


                                                                   Class B
                                           Common Stock           Common Stock     Additional
                                       -------------------     ------------------    Paid-In   Accumulated   Stockholders'
                                        Shares      Amount      Shares    Amount     Capital     Deficit        Equity
                                       ---------    ------     --------   -------  ----------- -----------   ------------

Balance at December 31, 1992           $ 9,812,339  $ 9,800    161,501   $  200   $11,335,000 $ (6,531,000)  $4,814,000
  Conversion of Class B common
  stock to common stock                    161,501      200   (161,501)    (200)          - -          - -          - -
  Exercise of warrants and options
    for common stock                       571,469      600        - -      - -       717,000          - -      717,600
  Common stock issued in private
    placements                           8,610,798    8,800        - -      - -     8,251,000          - -    8,259,800
  Stock issuance costs                         - -      - -        - -      - -      (296,000)         - -     (296,000)
  Common stock issued in exchange for
    services and buyout of a commission
    agreement                              219,410      300        - -      - -       787,000          - -      787,300
  Common stock issued as a result of
    conversion of note payable to
    equity (Note 6)                        249,130      300        - -      - -       971,000          - -      971,300
   Net loss                                    - -      - -        - -      - -           - -   (8,226,000)  (8,226,000)
                                       -----------  -------   --------   ------   ----------- ------------   ----------
Balance at December 31, 1993           $19,624,647  $20,000        - -   $  - -   $21,765,000 $(14,757,000)  $7,028,000
                                       ===========  =======   ========   ======   =========== ============   ==========

See Notes to Consolidated Financial Statements.

                        MEDI-MAIL, INC. AND SUBSIDIARES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 1994, 1993 and 1992



                                                   Common Stock         Additional
                                              -----------------------    Paid-In       Accumulated    Stockholders'
                                                Shares         Amount    Capital         Deficit        Equity
                                              -----------     -------   -----------    ------------   -------------

Balance at December 31, 1992                  $19,624,647     $20,000   $21,765,000    $(14,757,000)  $ 7,028,000
  Common stock issued in exchange for
    services, buyout of a commission
    agreement, termination of marketing
    partnerships and exercise of
    warrants and options                          273,100         100       489,000            - -       489,100
  Common stock issued in private
    placements                                  1,900,000       1,900     5,421,000            - -     5,422,900
  Common stock issued in the acquisition
    of FPA (Note 10)                              400,000         400     1,999,600            - -     2,000,000
  Common stock issued in the acquisition
    of MedNet (Note 10)                         1,600,000       1,600     2,698,400            - -     2,700,000
  Stock issuance costs                                - -         - -      (235,000)           - -      (235,000)
  Net loss                                            - -         - -           - -     (5,499,000)   (5,499,000)
                                              -----------     -------   -----------   ------------   -----------
Balance at December 31, 1994                  $23,797,747     $24,000   $32,138,000   $(20,256,000)  $11,906,000
                                              ===========     =======   ===========   ============   ===========


See Notes to Consolidated Financial Statements.

                        MEDI-MAIL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1994, 1993 and 1992


                                                      1994           1993          1992
                                                  -----------    -----------    -----------

Cash Flows from Operating Activities:
  Cash received from customers                    $62,758,000    $24,484,000    $10,087,000
  Cash paid to suppliers                          (66,867,000)   (24,513,000)   (11,725,000)
  Interest paid                                      (261,000)      (232,000)       (45,000)
                                                  -----------    -----------    -----------
          Net cash used in operating activities    (4,370,000)      (261,000)    (1,683,000)
                                                  -----------    -----------    -----------

Cash Flows from Investing Activities:
  Purchases of property and equipment                (384,000)      (235,000)      (239,000)
  Payment for purchase of Mail-Rx, net of
    cash acquired                                         - -     (7,582,000)           - -
  Purchases of intangible assets                     (198,000)           - -        (82,000)
  Sale (purchase) of short-term investment                - -        885,000       (885,000)
  Costs of acquisitions (Note 10)                    (137,000)           - -            - -
                                                  -----------    -----------    -----------
          Net cash used in investing activities      (719,000)    (6,932,000)    (1,206,000)
                                                  -----------    -----------    -----------

Cash Flows from Financing Activities:
  Proceeds from borrowings                              8,000          5,000         56,000
  Repayment of borrowings                            (742,000)      (911,000)       (82,000)
  Proceeds from issuance of warrants and options      288,000        718,000          5,000
  Proceeds from issuance of common stock            5,423,000      7,763,000      2,257,000
  Stock issuance costs                               (235,000)           - -            - -
  Cash acquired in acquisitions (Note 10)             838,000            - -            - -
                                                  -----------    -----------    -----------
          Net cash provided by financing
          activities                                5,580,000      7,575,000      2,236,000
                                                  -----------    -----------    -----------

          Net increase (decrease) in cash             491,000        382,000       (653,000)

Cash balance, beginning                             1,220,000        838,000      1,491,000
                                                  -----------    -----------    -----------
Cash balance, ending                              $ 1,711,000    $ 1,220,000    $   838,000
                                                  ===========    ===========    ===========


See Notes to Consolidated Financial Statements.

                        MEDI-MAIL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1994, 1993 and 1992


                                                     1994           1993           1992
                                                  -----------    -----------    -----------

Reconciliation of Net Loss to Net Cash Used
  In Operating Activities:
  Net loss                                        $(5,499,000)   $(8,226,000)   $(2,140,000)
  Depreciation and amortization                     2,395,000      4,354,000        325,000
  Provision for losses on accounts receivable         706,000        290,000        100,000
  Write-down of building held for sale                    - -        313,000            - -
  Expenses paid by issuance of common stock            31,000      1,052,000        121,000
  Change in assets and liabilities, net of
    effects of business combinations:
      (Increase) in accounts receivable            (2,043,000)    (1,090,000)      (435,000)
      (Increase) decrease in inventories              461,000       (368,000)       (82,000)
      (Increase) decrease in other current
        assets                                        356,000        105,000       (292,000)
      (Increase) decrease in other assets            (122,000)       164,000        108,000
      Increase (decrease) in accounts payable      (1,113,000)     2,972,000        517,000
      Increase in accrued expenses                    458,000        173,000         95,000
                                                  -----------    -----------    -----------
          Net cash used in operating activities   $(4,370,000)   $  (261,000)   $(1,683,000)
                                                  ===========    ===========    ===========

Supplemental schedule of noncash investing
  and financing activities:
  Common stock issuances:
    Purchase of assets at Mail-Rx                 $       - -    $   201,000    $       - -
    Conversion of note payable to equity                  - -        971,000            - -
    Purchase of assets of Medi-Phar, Inc.
      and Medi-Claim, Inc.                                - -            - -      1,531,000
    Purchase of common stock of FPA                 2,000,000            - -            - -
    Purchase of assets of MedNet                    2,700,000            - -            - -
    Termination of marketing partnerships             166,000            - -            - -
    Purchase of equipment and in exchange for
      prepaid inventory                                   - -            - -        379,000
    Services and commissions                              - -        787,000        192,000
  Accounts payable converted to notes payable             - -      2,846,000            - -
  Notes payable issued to purchase assets of
    Medi-Phar, Inc.                                       - -            - -        827,000
  Liabilities assumed in acquisitions               5,811,000            - -            - -


See Notes to Consolidated Financial Statements.

                        MEDI-MAIL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       Nature of Business and Significant Accounting Policies

Nature of business
------------------

Medi-Mail, Inc. and Subsidiaries ("Medi-Mail" or the "Company") is in the prescription benefits management industry. The Company acts as an integrated, full service prescription drug benefits manager serving individual members of retirement organizations, fraternal organizations, state employee organizations, commercial organizations, corporations, self-insurance trusts, insurance companies, and other benefit plan sponsors throughout the United States.

A summary of the Company's significant accounting policies follows:

Principles of consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of Medi-Mail, Inc. and its wholly-owned subsidiaries, Medi-Claim, Inc. ("Medi-Claim"), Medi-Phar, Inc. ("Medi-Phar"), and Family Pharmaceuticals of America, Inc. ("FPA"). All significant intercompany transactions have been eliminated in consolidation.

In the past, the Company has elected to consolidate the operations of certain acquired businesses retroactively to the beginning of the year of acquisition and subtract the preacquisition net income or add the preacquisition net loss of the acquired business for the period prior to acquisition from/to the consolidated statement of operations. Beginning in 1994, the Company has elected to account for all business acquisitions in this manner.

Inventories
-----------

Inventories, consisting primarily of prescription drugs, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and equipment
----------------------

Property and equipment are stated at cost, net of depreciation and amortization. Depreciation and amortization is computed primarily on the straight-line method over the following estimated useful lives:

                                                                 Years
                                                                 -----

     Furniture and fixtures                                        5
     Office equipment                                              5
     Software                                                      3


Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life of the improvement.

Intangible assets
-----------------

Intangible assets include the following assets amortized over their estimated useful lives as follows:

                                                       Years
                                                       -----

     Goodwill                                         25 years
     Tradename                                        25 years
     Customer contracts                  Length of contracts (primarily 1 year)
     Non-compete agreements             Length of agreements (primarily 3 years)
     Customer lists and other                   8 months - 3 years


On an annual basis, the Company reviews the recoverability of intangible assets. The measurement of possible impairment is based primarily on the Company's ability to recover the carrying value of intangible assets from estimated future operating cash flows on an undiscounted basis. In management's opinion, no such impairment exists at December 31, 1994.

Income taxes
------------

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Net loss per common share
-------------------------

Net loss per common share is based on the weighted average number of shares of common stock outstanding of 21,352,923, 16,675,420 and 8,929,476 during 1994,
1993 and 1992, respectively. The Company has common stock equivalents consisting of stock options and warrants. The common stock equivalents are antidilutive and therefore, are not included in the computation of net loss per common share.

2.       Results of Operations and Capital Resources

The Company incurred net losses of $5,499,000, $8,226,000 and $2,140,000 for the years ended December 31, 1994, 1993 and 1992, respectively. The Company believes that its mail service sales volume and revenues will continue to increase as a result of continuing marketing efforts and contracts negotiated during 1993 and 1994, as well as new contracts signed in 1995 that will increase revenues beginning in the second quarter of 1995. As a result of the low margins inherent in the mail service pharmacy industry, the Company is dependent upon increasing its mail service sales volume in order to achieve profitability and to meet its long-term liquidity needs. Accordingly, the Company is exploring business and asset acquisitions in an effort to increase the Company's revenues, increase efficiency and achieve profitability and intends to conserve working capital through the use of Common Shares as consideration in acquisitions of assets or other businesses whenever possible. Although the Company expects that its existing contact base and new contracts signed in 1995 will be sufficient to provide positive cash flow from operations in 1995, the Company may require additional capital from outside sources (such as equity offerings) to supplement its working capital position. The Company continues to discuss potential sources of equity capital with investment bankers and believes it will obtain additional working capital from these sources if necessary.

3.       Accounts Receivable

                                                     1994           1993
                                                  ----------     ----------

     Trade receivables                            $6,357,000     $3,332,000
     Rebate receivables                            2,510,000            - -
                                                  ----------     ----------
                                                   8,867,000      3,332,000
     Less allowance for doubtful accounts            780,000        350,000
                                                  ----------     ----------
                                                  $8,087,000     $2,982,000
                                                  ==========     ==========
4.       Property and Equipment

                                                     1994           1993
                                                  ----------     ----------

     Furniture and fixtures                       $  565,000     $  460,000
     Office equipment                                739,000        566,000
     Software                                      1,234,000        540,000
     Leasehold improvements                          123,000        109,000
                                                  ----------     ----------
                                                   2,661,000      1,675,000
     Less accumulated depreciation and
       amortization                                1,477,000        673,000
                                                  ----------     ----------
                                                  $1,184,000     $1,002,000
                                                  ==========     ==========

During the second quarter ended June 30, 1993, the Company reclassified an office building located in San Diego, California to property held for sale. As a result of management's intention to sell the building, the Company recorded a provision for estimated losses on the sale of the building of $313,000 for the year ended December 31, 1993.

5.       Intangible Assets

Intangible assets arose from the Company's purchase of substantially all of the assets of Medical Service Agency, Inc. and GBK, Inc. on November 16, 1994 and April 30, 1993, respectively, the Company's purchase of all of the outstanding common stock of Family Pharmaceuticals of America, Inc. on June 30, 1994, and purchases by Medi-Phar and Medi-Claim during 1992. See Note 10 regarding these business combinations. Intangible assets consist of the following at December 31:

                                                     1994            1993
                                                  -----------    -----------

     Goodwill                                     $ 5,900,000    $ 4,254,000
     Customer contracts                             5,494,000      3,025,000
     Non-compete agreements                           722,000        518,000
     Customer list, tradename and other             2,829,000      1,702,000
                                                  -----------    -----------
                                                   14,945,000      9,499,000
     Less accumulated amortization                  5,637,000      4,093,000
                                                  -----------    -----------
     Intangible assets, net                       $ 9,308,000    $ 5,406,000
                                                  ===========    ===========


6.       Long-Term Debt and Notes Payable

                                                    1994           1993
                                                  ----------     ----------

     Notes payable to a supplier, bearing
       interest at 8-1/2% and 5%, principal
       and interest of $155,000 payable
       monthly, maturing February 1, 1995.
       The notes are secured by accounts
       receivable                                 $1,627,000     $2,325,000
     Unsecured notes payable to a supplier
       bearing interest at 9%, payable
       semi-annually.  Annual principal
       payments of $118,750, $218,750 and
       $218,750 payable on August 30, 1995,
       1996, and 1997, respectively.                 556,000            - -
     Note payable secured by first trust deed
       on building.  Interest payable monthly
       at 10%, maturing October 11, 1995.            400,000        400,000
     Unsecured note payable to related party
       bearing interest at 7.5%, annual
       principal payments of $78,550 plus
       accrued interest commencing April 1,
       1995 and continuing through April 1,
       1997                                          236,000            - -
     Other                                            34,000         70,000
                                                  ----------     ----------
                                                   2,853,000      2,795,000
     Less current portion                          2,258,000      1,843,000
                                                  ----------     ----------
                                                  $  595,000     $  952,000
                                                  ==========     ==========

Long-term debt as of December 31, 1994 matures in the amount of $2,258,000 in 1995, $298,000 in 1996 and $297,000 in 1997.

During 1994, the Company became delinquent on its payments under the notes to a supplier. Subsequent to December 31, 1994, the Company received a demand notice on all amounts due to the supplier. The Company and supplier have subsequently agreed to how the supplier will be paid in 1995. All amounts owed to the supplier have been classified with the current portion of long-term debt at December 31, 1994.

During May 1993, the Company entered into an agreement with the former owners of the retail pharmacies purchased during 1992 to convert the outstanding balance of a convertible note payable into shares of the Company's common stock. The original conversion terms of the note had provided that the note holders, at their option, could convert the outstanding balance of the note into common stock of the Company at a price of $5.00 per share. The agreement reached in 1993 provided for the issuance of 249,130 shares having a market value at the time of $561,000 in satisfaction of the $747,000 balance of the note payable. In addition, the Company agreed that until such time as the shares issued on conversion were registered, the Company would continue to make principal and interest payments to the note holders, in accordance with the original terms of the note.

Generally accepted accounting principles as prescribed in Statement of Financial Accounting Standards No. 84 "Induced Conversions of Convertible Debt" ("SFAS 84") requires recognition of an expense equal to the fair value of the additional securities or other consideration issued upon conversion. SFAS 84 is applicable to such transactions regardless of whether, as was the fact here, the total value of the securities issued on conversion was less than the balance of the debt. As a result of the transaction and the application of SFAS 84, the Company recorded debt conversion expense of $224,000 for the year ended December 31, 1993. The Company continued to make principal and interest payments on the note until the shares were registered on January 5, 1995. $203,000 was recorded as additional debt conversion expense for the year ended December 31, 1994 related to these payments.

7. Income Taxes

The Company has federal net operating loss carryforwards of approximately $13,950,000 which are available to offset to future taxable earnings of the Company and expire at varying times through 2009. There are also state net operating loss carryforwards of lesser amounts which expire at varying times through 2009. No benefit for these loss carryforwards has been recognized in the financial statements.

The federal loss carryforwards as of December 31, 1994 have the following expiration dates:

                Expiration Date                             Amount
                ---------------                          ----------

                      2002                               $  298,000
                      2003                                  664,000
                      2004                                1,039,000
                      2005                                1,189,000
                      2006                                  567,000
                      2007                                2,994,000
                      2008                                3,912,000
                      2009                                3,287,000
                                                        -----------
                                                        $13,950,000
                                                        ===========

Section 382 of the Internal Revenue Code of 1986 and the related regulations impose certain limitations on a corporation's ability to use net operating loss carryforwards if more than a 50% ownership change occurs. State laws generally conform to the provisions of Section 382. As a result of stock issuances during 1994 and 1993, it is possible that the Company had an ownership change of more than 50%; therefore, the Company's ability to utilize the net operating loss carryforwards may be substantially restricted.

Deferred tax assets are summarized as follows:

                                                     1994           1993
                                                  ----------     ----------

     Net operating loss carryforwards             $5,333,000     $3,832,000
     Amortization of intangibles                   1,901,000      1,503,000
     Reserve on building held for sale               133,000        133,000
     Bad debts                                       286,000        126,000
     Depreciation                                     64,000         34,000
                                                  ----------     ----------
                                                   7,717,000      5,628,000
     Less valuation allowance                      7,717,000      5,628,000
                                                  ----------     ----------
                                                  $      - -     $      - -
                                                  ==========     ==========

Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," requires that a valuation allowance be recorded "when it is more likely than not" that any portion or all of a deferred tax asset will not be realized. Due to the inherent uncertainty in forecasts of future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in net deferred tax assets of $0 at December 31, 1994.

No income tax benefit has been recorded in the consolidated statement of operations due to the valuation allowances on the deferred tax assets. The net change in the valuation allowance from 1993 to 1994 of $2,089,000 is due primarily to the 1994 net operating loss and the difference in amortization periods for intangible assets for book and tax purposes.

8.       Stock Transactions

During the years ended December 31, 1993 and 1992, Class B common stock totaling 161,501 shares and 684,047 shares, respectively, were converted into common stock pursuant to specified terms. At December 31, 1993, all Class B common stock had been converted into the Company's common stock.

In February 1992, a second closing of a private placement conducted in 1991 resulted in the Company issuing an additional 169,670 units, each consisting of one share of common stock and one warrant to purchase an additional share for $5.57 for $509,000. The warrants expire in November 1996. The investment banker who assisted in this private placement is entitled to purchase 58,167 units for $5.57 per unit until November 12, 1996.

During 1992, the Company issued 196,875 shares of common stock valued at $1,013,200 related to the purchase of seven retail pharmacies. The Company also issued 333,333 shares of common stock valued at $518,300 related to the purchase of a claims processing business (Note 10).

During 1993, the Company raised approximately $8,260,000 from several private placements, the proceeds of which were used to consummate the purchase of assets from GBK, Inc. The Company issued 8,610,798 shares of common stock as a result of the private placements, including 1,500,000 of the shares sold to a director of the Company in a separate private placement.

In conjunction with the conversion of a note payable to shares of the Company's common stock (Note 6) during 1993, the Company issued 249,130 shares.

During 1992 the Company issued 16,600 shares of common stock valued at $92,000 to the Company's former attorneys in exchange for legal services.

During September 1993, the Company renegotiated the President's employment agreement. In connection therewith, the Company issued 150,000 shares of common stock to the President with a value of $666,000. This amount was recorded as compensation expense along with $100,000 paid to the President. In addition, the Company issued to the President options to purchase 500,000 shares of the Company's stock at an option price of $4.50 per share. These options were issued outside of the Company's Incentive Stock Option Plan ("ISOP") and Non-Qualifying Stock Option Plan ("NQSOP") and expire September 11, 1998.

This renegotiated agreement eliminated the President's right to a severance arrangement with a specified value of $2,000,000 to be paid in cash and common stock.

During each of the three years ended December 31, 1994, 1993, and 1992, the Company issued 13,333 shares of common stock in connection with the Company's buy-out of a commission agreement.

During 1993, the Company issued 13,000 shares of stock valued at $30,000 in lieu of rental payments and 39,001 shares of stock valued at $88,000 to officers and directors of the Company for services rendered.

In January 1992, the Company executed a settlement agreement with a former officer, director and employee of the Company. Pursuant to the terms of the settlement agreement, the Company received $71,000 from the sale of approximately 12,000 shares of the Company's common stock.

During 1992, the Company transferred 88,736 shares of Class B common stock to the President of the Company in connection with his employment agreement. The value of the stock on the date of transfer, $260,000, was recorded as compensation expense.

During 1994, the Company raised approximately $5,423,000 from several private placements, the proceeds of which were used for general operating purposes. The Company issued 1,900,000 shares of common stock as a result of the private placements.

During 1994, the Company issued 400,000 shares of common stock valued at $2,000,000 in connection with the purchase of FPA. Also during 1994, the Company issued 1,600,000 shares of common stock valued at $2,700,000 in connection with its purchase of substantially all of the assets of Medical Service Agency, Inc. See Note 9.

During each of the three years ended December 31, 1994, 1993, and 1992, the Company issued shares of common stock upon the exercise of various warrants and options for common stock. See Note 9 for a summary of common stock option activity. The following is a summary of warrant activity for each of the three years ended December 31, 1994, 1993, and 1992:

                                             Exercise
                                  Warrants     Price           Expiration
                                  ---------  ----------- -----------------------

Outstanding at December 31, 1991  4,292,000  $1.14-$5.57 June 1993-May 1996
  Issued in private placement       187,000  $5.57       November 1996
  Issued in services                 50,000  $4.50       January 1994
  Exercised                        (675,000) $1.14-$4.00 - -
                                  ---------  ----------- -----------------------

Outstanding at December 31, 1992  3,854,000  $1.14-$5.57 June 1993-Nov. 1996
  Issued in a Regulation "S"
    placement                       110,000  $2.50       April 30, 1994
  Exercised                        (299,000) $1.14-$4.00 - -
  Expired                          (750,000) $4.00       - -
                                  ---------  ----------- -----------------------

Outstanding at December 31, 1993  2,915,000  $1.14-$5.57 March 1994-Nov. 1996
  Issued in a Regulation "S"
    placement                       100,000  $2.44       March 1999
  Issued for services             1,890,000  $3.00       June 1997-May 1999
  Exercised                        (166,000) $1.31-$2.44 - -
  Expired                        (1,800,000) $4.50       - -
                                  ---------  ----------- -----------------------
Outstanding at December 31, 1994  2,939,000  $1.14-$5.57 January 1995-March 1999
                                  =========  =========== =======================

All outstanding warrants are exercisable as of December 31, 1994.

9.       Stock Option Plans

In March 1988, the Company adopted an Incentive Stock Option Plan (ISOP) which was approved by the stockholders of the Company. The ISOP provides for the grant of options for common stock to officers, employee-directors and key employees at an exercise price equal to the fair market value of the stock on the date of the grant. Options generally become exercisable one year from the date of the grant and remain exercisable for four years or until three months after termination of the relationship with the Company other than upon death or disability. There are no charges to operations made in connection with the ISOP.

Additionally, the Company has a Non-Qualifying Stock Option Plan (NQSOP). At the January 17, 1992 annual meeting, stockholders approved instituting a formula pursuant to which each non-employee director receives an automatic grant of 20,000 shares of common stock upon completion of one year of service to the Company. The options cannot be exercised until they are held a year and cannot be exercised after ten years from the date of grant. All non-qualified stock options have been issued with exercise prices equal to or exceeding fair market value, thus no compensation expense has been recorded related to the NQSOP.

An additional amendment to the NQSOP was approved by the stockholders of the Company at the June 16, 1993 annual meeting. That amendment provides that eligible directors may be granted an option to purchase 60,000 common shares upon appointment as a director, 20,000 shares of which shall vest at each of the next three successive meetings following a complete year of service. The period for which the director's service shall be calculated runs from the date of each of the Company's annual shareholders meetings, or if elected as a Board member between annual shareholders meetings, the period is from the date of appointment until the next annual meeting following a complete year of service.

The following is a summary of option activity for each of the three years ended December 31, 1994, 1993 and 1992:

                                      Options
                                     Available
                                        For
                                       Grant    ISOP      NQSOP    Option Price
                                     --------- --------  --------  -------------

Outstanding at December 31, 1991     $    - -  $302,500  $315,000  $.77 - $1.73
  Additional shares reserved          600,000       - -       - -      - -
  Granted                            (299,500)  173,500   126,000  $2.95
  Exercised                               - -   (94,550) (100,000) $.77-$1.73
                                     --------  --------  --------  ------------

Outstanding at December 31, 1992      300,500   381,450   341,000  $.77-$2.95
  Additional shares reserved          800,000       - -       - -         - -
  Granted                            (553,000)   93,000   460,000  $1.75-$2.77
  Canceled                            219,000  (119,000) (100,000) $1.75-$2.00
  Exercised                               - -  (152,625) (120,000) $.77-$1.19
                                     --------  --------  --------  ------------

Outstanding at December 31, 1993      766,500    202,825   581,000  $.77-$2.95
  Granted                            (483,500)   183,500   300,000  $2.29-$3.81
  Canceled                             25,000     (5,000)  (20,000) $1.19-$1.91
  Exercised                               - -    (33,325)      - -  $.77-$1.19
                                      -------   --------  --------  ------------
Outstanding at December 31, 1994      668,000    348,000   861,000  $.77-$3.81
                                      =======   ========  ========  ============

At December 31, 1994, 724,500 stock options are exercisable. In addition to the above stock option plans, the Company has the following stock options, issued outside of the plans, outstanding as of December 31, 1994:


                                                       Option
                                             Options   Price      Expiration
                                             -------   ------    --------------

     Issued in 1993                          500,000   $4.50     September 1998
     Issued in 1994                           50,000   $2.85     June 1999
     Issued in 1994                          150,000   $3.00     June 1997
                                             -------
     Outstanding at December 31, 1994        700,000
                                             =======

10.      Business Combinations

On November 19, 1994, the Company acquired substantially all of the assets of Medical Service Agency, Inc., a Pennsylvania corporation d/b/a MedNet ("MedNet"), a privately-owned prescription benefits claims processing company. The cost of the acquisition is as follows:


     Purchase price:
       Liabilities assumed                             $5,710,000
       Issuance of 1,600,000 restricted
         shares of common stock                         2,700,000
                                                       ----------
                                                       $8,410,000
       Costs of acquisition incurred                       33,000
                                                       ----------
                                                       $8,443,000
                                                       ==========

The acquisition was accounted for as a purchase, whereby the assets acquired were recorded at their fair market value. The excess of cost over net identifiable assets acquired is reflected as goodwill and is being amortized over twenty-five years under the straight-line method. The allocation of the purchase price was as follows:


     Cash                                                        $  836,000
     Accounts receivable, net of allowance for
       doubtful accounts                                          3,627,000
     Other current assets                                           205,000
     Property and equipment                                          91,000
     Customer contracts                                           1,616,000
     Customer list                                                  320,000
     Non-compete agreement                                          134,000
     Tradename                                                      750,000
     Goodwill                                                       864,000
                                                                 ----------
                                                                 $8,443,000
                                                                 ==========

The assets acquired and liabilities assumed were transferred to the Company's wholly-owned subsidiary, Medi-Claim, concurrent with the acquisition.

The  restricted   shares  of  common  stock  issued  in  the  acquisition  carry registration rights allowing the holders of such shares, upon the demand by holders representing at least 49% of said shares, to cause the shares to be registered during the period January 1, 1996 to January 1, 1997, if the shares have not been previously registered.

In connection with the acquisition, the Company acquired an option to purchase all of the then existing assets, subject to the trade liabilities of Managed Care Rx Corporation, a Pennsylvania corporation ("Managed Care"). The former majority owner of MedNet, a current officer of the Company is the majority owner of Managed Care. The purchase price is defined in the option agreement as the annualized gross sales of Managed Care for the three months immediately preceding the exercise of the option. The option expires upon the earlier of the termination of the offer or 10 days after an independent, third-party offer to purchase Managed Care is tendered.

The Company has elected to consolidate the operations of MedNet retroactively to January 1, 1994; therefore, the preacquisition loss of $577,000 has been added to the consolidated statement of operations for the year ended December 31, 1994. The effect of this consolidation of operations prior to acquisition was to increase net sales by approximately $17,835,000.

On June 30, 1994 the Company acquired all of the outstanding common stock of Family Pharmaceuticals of America, Inc. (FPA), a South Carolina corporation. FPA was a privately-owned mail-order pharmacy. The cost of the acquisition is as follows:


     Purchase price:
       Issuance of 400,000 restricted shares of
         common stock                                       $2,000,000
       Liabilities assumed                                     101,000
       Cash paid                                                57,000
                                                            ----------
                                                            $2,158,000
       Costs of acquisition incurred                            46,000
                                                            ----------
                                                            $2,204,000
                                                            ==========

The acquisition was accounted for as a purchase, whereby the assets acquired were recorded at their fair market value. The excess of cost over net identifiable assets acquired is reflected as goodwill and is being amortized over twenty-five years under the straight-line method. The allocation of the purchase price was as follows:


     Cash                                                   $    2,000
     Accounts receivable, net of allowance
       for doubtful accounts                                   140,000
     Inventory                                                 103,000
     Other current assets                                        7,000
     Property and equipment                                      7,000
     Customer contracts                                        853,000
     Customer list                                             169,000
     Non-compete agreements                                     71,000
     Tradename                                                  70,000
     Goodwill                                                  782,000
                                                            ----------
                                                            $2,204,000
                                                            ==========

The Company's restricted common stock issued to effect this acquisition was subsequently registered with the Securities and Exchange Commission in a registration statement filing effective January 5, 1995.

In the event the selling shareholders of FPA, sell, between January 1, 1995 and March 10, 1995, for less than $5.00 per common share, their common shares of the Company acquired in the acquisition, the FPA acquisition agreement requires the Company to pay to the selling shareholders, in cash, the difference between $5.00 per common share and the price per share realized (shortfall), for each share sold during the stated period. Subsequent to December 31, 1994, the Company was notified that it will be required to pay approximately $828,000 to the selling FPA shareholders as a result of these sales of the Company's stock. As of December 31, 1994, the Company has not recorded a liability for this shortfall. The Company expects to record a decrease to additional paid-in capital of approximately $828,000 during 1995 as a result of making the shortfall payments. The shortfall payments are secured by substantially all of the assets and all of the outstanding common stock of FPA.

The Company has elected to consolidate the operations of FPA retroactively to January 1, 1994; therefore, the preacquisition net income of $60,000 has been deducted from the consolidated statement of operations for the year ended December 31, 1994. The effect of this consolidation of operations prior to acquisition was to increase net sales by approximately $1,031,000.

On April 30, 1993, the Company acquired substantially all of the assets of GBK, Inc., a Maryland corporation d/b/a Mail-Rx ("Mail Rx"), a privately-owned mail-order pharmacy. The aggregate purchase price of $10,250,000 was comprised of cash payments totaling $6,600,000 (moneys raised from the net proceeds of several private placements), the execution of a note payable for $1,500,000, assumed liabilities of $1,949,000, and the issuance of 201,052 shares of the Company's common stock valued at approximately $201,000.

The $1,500,000 promissory note payable to the seller was paid in full within 30 days of the closing. The $1,500,000 was also obtained from the proceeds of the private placements.

The acquisition was accounted for as a purchase, whereby the assets acquired were recorded at their fair market value. The excess of cost over net identifiable assets acquired is reflected as goodwill and is being amortized over twenty-five years using the straight-line method. The allocation of the purchase price was as follows:


     Cash and short-term investments                        $   518,000
     Accounts receivable, net of allowance
       for doubtful accounts                                  1,471,000
     Inventories                                                414,000
     Other current assets                                        26,000
     Fixed assets, including software                           911,000
     Other long-term assets                                      14,000
     Non-compete agreement                                      250,000
     Tradename                                                  250,000
     Customer list                                              600,000
     Custom contracts                                         3,025,000
     Goodwill                                                 2,771,000
                                                            -----------
               Total                                        $10,250,000
                                                            ===========

On January 31, 1992, the Company's wholly-owned subsidiary, Medi-Phar, acquired substantially all of the assets of four retail pharmacies. On July 2, 1992, Medi-Phar exercised its option to acquire the assets of three additional pharmacies. The purchase price for all seven pharmacies was $1,840,000 which was satisfied through the issuance of 196,875 shares of the Company's common stock valued at $1,013,000 and promissory notes aggregating $827,000. Of the 196,875 shares issued, 47,750 are restricted and unregistered. In the event the value of the shares is less that $4.00 per share when the restrictions lapse, the Company has the obligation to issue up to 44,000 additional shares. The acquisition was accounted for as a purchase and as a result the Company recorded $1,179,000 in goodwill and $268,000 in other intangibles.

The Company has elected to consolidate the operations of the pharmacies retroactively to January 1, 1992; therefore, the preacquisition loss of $37,000 has been added to the consolidated statement of operations for the year ended December 31, 1992.

In December 1992, the Company's wholly-owned subsidiary, Medi-Claim purchased substantially all of the assets of the pharmacy division of a business. The aggregate purchase price was $572,000. Medi-Claim issued 35,000 shares of registered common stock and 298,333 shares of unregistered common stock of Medi-Mail, Inc. valued at $518,000 to consummate the purchase.

Unaudited pro forma results of operations of the Company, assuming the MedNet, FPA and Mail Rx acquisitions occurred on January 1, 1993, are presented below. Adjustments are made to reflect the accounting bases recognized in recording the combination. These adjustments consist principally of amortization of assets, including goodwill, of $1,134,000 and $2,839,000 for the years ended December 31, 1994 and 1993, respectively. Additionally, loss per share has been adjusted to reflect the stock issued in each acquisition as outstanding on January 1, 1993.

                                                   Years Ended December 31,
                                                  --------------------------
                                                     1994           1993
                                                  -----------    -----------

     Net sales                                    $67,863,000    $61,236,000
                                                  ===========    ===========
     Net loss                                     $(6,117,000)   $(8,234,000)
                                                  ===========    ===========
     Net loss per common share                    $     (0.27)   $     (0.39)
                                                  ===========    ===========
     Weighted average shares outstanding          $22,955,115    $21,005,378
                                                  ===========    ===========

Pro forma information does not purport to be indicative of the results that actually would have been obtained if the combined operations had been conducted during the periods presented and is not intended to be projection of future results.

11.      Marketing Partnerships

During 1990 and 1991 the Company organized two limited partnerships in order to raise funds to telemarket its mail order pharmacy to new customers. The Company was the general partner of and had a 1% ownership interest in the partnerships. On December 31, 1994 the partnerships were terminated and the assets of the partnerships, primarily customer lists, were transferred to the Company. In consideration for the customer lists the Company issued 110,771 shares of common stock, valued at $166,000, to the former limited partners. No gain or loss was recorded by the Company upon the termination of the partnerships.

12.      Claims Processing Revenues

On April 1, 1994, Medi-Claim assumed the obligation for payments to members of Medi-Claim's pharmacy network. Prior to April 1, 1994, Medi-Claim was only obligated to the extent payment was received from the sponsoring organization. This step was taken to standardize Medi-Claim's procedures with trends in the industry. As a result of this change, subsequent to April 1, 1994 the Company presents the sales and cost of sales as well as the related accounts receivable and accounts payable in its consolidated financial statements for prescriptions filled at participating network pharmacies by insureds covered under pharmacy plans offered by Medi-Claim's clients, the sponsoring organizations. Such sales and cost of sales included in the Company's consolidated statement of operations for the year ended December 31, 1994 are approximately $16,119,000 and $16,119,000, respectively.

13.      Commitments and Contingencies

The Company leases certain facilities under non-cancelable operating leases with terms ranging from two to six years. Rental expense under these leases amounted to $432,000, $466,000 and $318,000 in 1994, 1993 and 1992, respectively.

As of December 31, 1994, future minimum lease payments are as follows:


     1995                                                   $  428,000
     1996                                                      366,000
     1997                                                      231,000
     1998                                                      131,000
     1999                                                       59,000
                                                            ----------
                                                            $1,215,000
                                                            ==========

The Company has entered into an employment agreement ("Agreement") with its President through April 1998 with additional one-year extensions. The Agreement stipulates the annual salary and bonus to be paid to the President. The bonus is payable in cash and options and is calculated on the increase in consolidated gross sales or as a percentage of pretax profits.

On or about February 23, 1995, the Company was served with a complaint against the Company and one of its executive officers. The complaint alleges that, the defendants omitted material information about the Company and misrepresented information relating to the growth of the Company. The complaint seeks to proceed as a class action on behalf of certain persons who purchased shares of the Company's common stock during the period July 1, 1993 through March 31, 1994 and who were allegedly damaged. The Company believes that the complaint is without merit. If the plaintiff succeeds on his own behalf, the financial impact to the Company is not expected to be material. The complaint has not been certified as a class action. In addition, the Company is party to various claims and lawsuits in the normal course of business. These matters are expected to be resolved with no material impact on the Company's financial condition, liquidity or operations.

14.      Warrants Issued for Marketing Services

In June 1991, the Company entered into a Consulting Agreement ("Agreement") with a marketing consultant ("Consultant") pursuant to which it agreed to issue warrants to purchase up to 2,000,000 common shares at $3.00 per share. Warrants with respect to 250,000 shares were vested immediately upon signing of the Agreement and issuance of the warrants. Pursuant to the terms of the Agreement, the balance of the warrants were to vest upon the Company signing contracts with third party payors through the efforts of the Consultant. The contracts, as amended, are required to have annual projected gross revenues of $5,000,000 (to vest 500,000 shares), additional projected gross sales of $5,000,000 for an aggregate of $10,000,0000 (to vest an additional 250,000 shares) and additional projected gross sales of $20,000,000 for an aggregate of $30,000,000 (to vest the remaining 1,000,0000 shares). Vesting was initially required to occur by the end of May 1992, which was subsequently extended to the end of May 1993 and then May 1994. In addition, the Agreement provided that the Company pay to the Consultant a 1% commission on gross sales from contracts facilitated by the Consultant.

On February 15, 1993, the Company vested 500,000 of the warrants pursuant to the Agreement. On July 20, 1993, the Company's Board of Directors modified the terms of the original agreement to provide for early vesting of the remaining 1,250,000 warrants for various reasons, including anticipation of the imminent receipt of future contracts. Generally accepted accounting principles requires the Company to recognize an increase in additional paid-in capital as well as a charge to operations at the time the warrants are vested if the price of the Company's stock exceeded the $3.00 exercise price of the warrants. As the market values of the common stock on February 15, 1993 and July 20, 1993 were less than the warrant exercise price, the Company did not record a charge to operations in its unaudited quarterly financial statements for the periods ended March 31, 1993, June 30, 1993 and September 30, 1993.

Subsequent to December 31, 1993, the Company engaged a valuation firm to value the anticipated revenues from the related contracts. Pursuant to such valuation, it was determined that the Company was not obligated to vest any of the warrants during the year ended December 31, 1993. Furthermore, the Company received, in February, 1994, a request from the Consultant that the 1,750,000 warrants vested during 1993 be divested. Accordingly, the Company complied with the request and on March 29, 1994 the 1,750,000 warrants were divested. Subsequent to the divesture, the Company caused 750,000 warrants to vest, for a net total of 1,000,000 warrants vested under the agreement. The agreement was allowed to expire in May 1994.

Because there was no charge against operations related to the vesting of the warrants, the subsequent divesting of the warrants had no effect on the Company's 1993 or 1994 operating results or financial position as of December 31, 1993.

On April 27, 1994, the Company entered into a second Consulting Agreement with the Consultant and a group of associated individuals (one of which is a director of the Company) (the "Consultants") to retain the services of the Consultants in obtaining contacts with potential accounts for managed prescription care services. Pursuant to the agreement with the Consultants, the Company issued 1,000,000 five-year warrants to purchase the Company's common stock at $3.00 per share. The warrants vested upon issuance and expire in June 1999. The exercise price of the warrants exceeded the market price of the Company's common stock on the date of the agreement. The Consultants may earn additional three-year warrants in the future based upon purchases by new customers introduced by the Consultants if total sales from these customers exceeds $50,000,000 in any twelve month period. The exercise price of the three-year warrants shall exceed the market price of the Company's common stock on the date of issurance by $0.17 per share. The Company will also pay the Consultants commissions on gross collected billings from sales generated to these customers.

15.      Subsequent Events

On January 20, 1995, the Company entered into an agreement with a supplier converting trade accounts payable of $1,092,023 to a note payable. The note is due on demand, or if no demand is made, in monthly installments of $23,472, including interest, maturing February 20, 2000. The note bears interest at a bank's prime rate plus 2%. The note and any other existing or future amounts owed to the supplier are secured by substantially all assets of the Company.

Note 16.     Major Customer

Net sales for the year ended December 31, 1994 include sales to a customer which accounted for approximately 13% of total net sales.

                  INDEPENDENT AUDITOR'S REPORT ON THE SCHEDULE



To the Board of Directors
Medi-Mail, Inc.
Las Vegas, Nevada


Our audit of the financial statements of Medi-Mail, Inc. and subsidiaries included schedule II contained herein, for each of the three years in the period ended December 31, 1994.

In our opinion, the schedule presents fairly the information required to be set forth therein in conformity with generally accepted accounting principles.


                                                 /s/ McGladrey & Pullen, LLP


Las Vegas, Nevada
March 24, 1995

MEDI-MAIL, INC.

VALUATION AND QUALIFYING ACCOUNTS
SCHEDULE II

                                               Additions
                                     Balance    Charged                 Balance
                                       At          To                     At
                                    Beginning   Cost and  Deductions    End of
Description                         Of Period   Expenses     (A)        Period
-----------                         ---------  ---------  ----------   ---------

Allowance for doubtful accounts:
  Year ended December 31, 1994      $350,000    $706,000   $276,000    $780,000
  Year ended December 31, 1993        55,000     295,000        - -     350,000
  Year ended December 31, 1992        20,000     100,000     65,000      55,000

(A)  Uncollectible accounts written off by charge to the allowance.

                             MEDNET, MPC CORPORATION
                      UNAUDITED PRO FORMA INCOME STATEMENTS


These pro forma financial statements reflect the September 15, 1995 acquisition of Home Pharmacy. The pro forma income statment is presented as if the transaction occurred at the beginning of the nine months ended September 30, 1995 and the year ended December 31, 1994. A pro forma balance sheet is not presented because the balance sheet as reported in the Company's Form 10-Q for the quarter ended September 30, 1995 included the acquisition.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma operations and financial information do not purport to represent what the Company's financial position or results of operations would actually have been had the transactions in fact occurred on such date or to project the Company's financial position or results of operations for any future date or period.

A further description of the purchase business combination, nature and pro forma adjustments follow the pro forma financial statements.

                            Mednet, MPC Corporation
                      Unaudited Pro Forma Income Statement
                          Year Ended December 31, 1994


                                                                                                          Pro Forma
                                                                           Mednet       Home Pharmacy    Adjustments     Pro Forma
                                                                         -----------------------------------------------------------

Net Sales .........................................................      67,863,000      51,281,000                     119,144,000

Cost of Sales .....................................................      58,793,000      43,787,000                     102,580,000

Gross Profit ......................................................       9,070,000       7,494,000                      16,564,000

Selling, general and administrative expenses ......................      14,794,000       6,188,000         451,000      21,433,000
                                                                                                             Note 2
Related-party expense allocations .................................                         620,000        (620,000)              0
                                                                                                             Note 2
Operating (loss) ..................................................      (5,724,000)        686,000         169,000      (4,869,000)

Other income (expenses):
Debt conversion cost ..............................................        (203,000)                                       (203,000)
Interest expense ..................................................        (310,000)       (175,000)       (397,000)       (882,000)
Interest income ...................................................          49,000                          Note 2          49,000
Rental income .....................................................           4,000                                           4,000
Other, net ........................................................         168,000                                         168,000

Total Other Income (Loss) .........................................        (292,000)       (175,000)       (397,000)       (864,000)

Net Income (Loss) .................................................      (6,016,000)        511,000        (228,000)     (5,733,000)

Net (Loss) Per Common Share ......................................                                                            (0.24)

Weighted Average Shares ..........................................                                                       24,265,185


                            Mednet, MPC Corporation
                      Unaudited Pro Forma Income Statement
                      Nine Months Ended September 30, 1995


                                    Pro Forma
                                                                                       Mednet         Adjustments        Pro
Forma
                                                                                 ---------------------------------------------------

Net Sales .................................................                      83,693,000                        83,693,000

Cost of Sales .............................................                      71,262,000                        71,262,000

Gross Profit ..............................................                      12,431,000                        12,431,000

Selling, general and administrative expenses ..............                      12,991,000         338,000        13,329,000
                                     Note 2
Operating (loss) ..........................................                        (560,000)       (338,000)         (898,000)

Other income (expenses):
Subsidiary operations for period not owned ................                        (982,000)        982,000                 0
Interest expense ..........................................                        (627,000)       (338,000)         (965,000)
Interest income ...........................................                          31,000          Note 2            31,000
Other, net ................................................                        (134,000)                         (134,000)

Total Other Income (Loss) .................................                      (1,712,000)        644,000        (1,068,000)

Net Income (Loss) .........................................                      (2,272,000)        306,000        (1,966,000)

Net (Loss) Per Common Share ...............................                                                             (0.07)

Weighted Average Shares ...................................                                                        26,827,221



                            Mednet, MPC Corporation
                      Notes to Pro Forma Income Statements


Note 1.  Acquisition of Home Pharmacy

On September 15, 1995, Mednet, MPC Corporation (the "Company") completed the acquisition of the assets (excluding cash and like assets) of Home Pharmacy, a division of ArcVentures, Inc. pursuant to an Asset Purchase Agreement dated July 29, 1995.

Home Pharmacy is a mail service pharmacy and prescription benefits management company based in Chicago, Illinois. The Company intends to fully integrate the acquired mail service business with its existing Medi-Mail business. The Home Pharmacy prescription benefits management business will be integrated with the Company's Medi-Claim subsidiary headquartered in LeMoyne, Pennsylvania.

The assets acquired included customer contracts, computers and other equipment, the right to the name "Home Pharmacy" and certain other intellectual property. The Company acquired up to $1,000,000 of Home Pharmacy's inventory, but did not acquire the balance of Home's inventory or its cash or like assets.

The Company has elected to consolidate the operations of Home Pharmacy retroactively to January 1, 1995 in accordance with ARB 51. Accordingly, the pre-acquisition income of Home Pharmacy of $982,000 has been deducted in the consolidated operations for the period ended September 30, 1995.


Note 2. Pro Forma Adjustments The following is a description and summary of the pro forma adjustments related to the accompanying balance sheets.

                                                   Nine months     Twelve months
                                                      ended            ended
                                                 Sept. 30, 1995    Dec. 31, 1994
                                                 --------------    -------------

(1)   Amortization of acquisition goodwill           338,000          451,000

To record estimated amotization of acquisition goodwill


(2)   Interest expense                               338,000          397,000

To record interest expense associated with financing the acquisition of Home Pharmacy

(3)   Subsidiary operations for period               982,000              --
      not owned

To record pre-acquisition income of Home Pharmacy

(4)   Related-party expense allocations                   --         620,000

To record elimination of original parent company overhead expenses


Note 3.  Net Income Per Share Information

The Pro Forma net loss per share and number of common shares outstanding have been calculated using the weighted average number of shares assumed to be outstanding as if the acquisition of Home Pharmacy had occurred on January 1, 1994 with respect to the year ended December 31, 1994 and on January 1, 1995 with respect to the nine months ended September 30, 1995.

                 HOME PHARMACY (A Division of ArcVentures, Inc.)
                 UNAUDITED STATEMENTS OF ASSETS AND LIABILITIES


                                                 December 31,    September 15,
                                                    1994             1995
                                                 ------------    -------------
          ASSETS

CURRENT ASSETS
  Receivables:
    Trade, less allowance of approximately
      $300,000 and $279,000 at December 31,
      1994 and September 15, 1995,
      respectively                               $3,880,182      $3,505,374
    Other                                           626,159         473,033
  Inventories                                     3,417,957         967,179
  Prepaid expenses                                   76,404           8,900
                                                 ----------      ----------

          Total current assets                    8,000,702       4,954,486

Equipment and Leasehold Improvements:
  Office and pharmacy equipment                     813,840         825,413
  Minicomputer                                      223,245         223,245
  Computer software                                 100,000         100,000
  Leasehold improvements                             80,398          80,398

Accumulated depreciation                           (457,482)       (563,766)
                                                 ----------      ----------

Property and Equipment, net                         760,001         665,290
                                                 ----------      ----------

          Total Assets                           $8,760,703      $5,619,776
                                                 ==========      ==========

     LIABILITIES AND EQUITY

Current Liabilities:
  Accounts payable                               $2,260,305      $2,063,092
  Accrued compensation                              138,401          62,393
  Customer prepayments                              100,051         416,909
  Other accrued expenses                             51,984          16,076
                                                 ----------      ----------

          Total current liabilities               2,550,741       2,558,470

Deferred Rent, net                                  183,237         148,356

Equity, investment by and advances from
  ArcVentures, Inc.                               6,026,725       2,912,950
                                                 ----------      ----------

          Total liabilities and equity           $8,760,703      $5,619,776
                                                 ==========      ==========

                HOME PHARMACY (A Division of ArcVentures, Inc.)
     UNAUDITED STATEMENTS OF REVENUES AND EXPENSES (EXCLUDING INCOME TAXES)


                                                Nine          Twelve          Three          Three           Six         Eight 1/2
                                            Months Ended    Months Ended   Months Ended   Months Ended   Months Ended  Months Ended
                                            September 30,   December 31,     March 31,      June 30,       June 30,    September 15,
                                                1994            1994           1995           1995           1995           1995
                                            -------------   ------------   ------------   ------------   ------------  -------------

Net revenues                                 $38,278,587    $51,280,451    $10,618,132    $10,558,255    $21,176,387    $30,629,476

Cost of goods sold                           (32,557,606)   (43,786,665)    (9,064,611)    (8,779,753)   (17,844,364)   (26,030,628)
                                             -----------    -----------    -----------    -----------    -----------    -----------

          Gross profit                         5,720,981      7,493,786      1,553,521      1,778,502      3,332,023      4,598,848

Selling, general and administrative
  expenses                                     4,609,767      6,188,155      1,273,293      1,183,365      2,456,658      3,520,714

Related-party expense allocations                472,882        619,570        167,436        226,030        393,466        587,402
                                             -----------    -----------    -----------    -----------    -----------    -----------

          Operating income                       638,332        686,061        112,792        369,107        481,899        490,712

Allocated interest expense                       129,534        174,643         55,529         17,430         72,959         96,268
                                             -----------    -----------    -----------    -----------    -----------    -----------

          Income before income taxes         $   508,798    $   511,418    $    57,263    $   351,677    $   408,940    $   394,444
                                             ===========    ===========    ===========    ===========    ===========    ===========


                                 HOME PHARMACY (A Division of ArcVentures, Inc.)
                         UNAUDITED STATEMENT OF EQUITY
           FOR THE EIGHT AND ONE HALF MONTHS ENDED SEPTEMBER 15, 1995



Investment By and Advances From ArcVenture, Inc.:
  Beginning balance                                                  $6,026,725
    Income before income taxes for the period                           394,444
    Advances from (payments to) ArcVentures, Inc., net               (3,508,219)
                                                                     ----------
  Ending balance                                                     $2,912,950
                                                                     ==========

                                 HOME PHARMACY
                       (A Division of ArcVentures, Inc.)
                       UNAUDITED STATEMENTS OF CASH FLOWS


                                                         Three           Three           Six         Eight 1/2
                                                      Months Ended    Months Ended   Months Ended   Months Ended
                                                        March 31,       June 30,       June 30,     September 15,
                                                          1994            1995           1995           1995
                                                      ------------    ------------   ------------   -------------

Cash Flows from Operating Activities:
  Income before income taxes                           $   57,263     $  351,677     $  408,940     $  394,444
  Adjustments to reconcile net income before
    income taxes to net cash provided by
    (used for) operating activities:
    Depreciation and amortization                          43,397         42,524         85,921        121,735
    Changes in assets and liabilities:
      Receivables                                         404,631        181,200        585,831        527,934
      Inventories                                        (195,243)     2,730,957      2,535,714      2,450,778
      Prepaid expenses                                      9,798         34,224         44,022         67,504
      Accounts payable, customer prepayments,
        and other current liabilities                   1,031,314       (970,103)        61,211          7,729
      Deferred rent                                       (25,564)        (4,050)       (29,614)       (34,881)
                                                       ----------     ----------     ----------     ----------
          Net cash provided by (used for)
            operating activities                        1,325,596      2,366,429      3,692,025      3,535,243

Cash Flows Used for Investing Activities,
  purchases of property and equipment                      (6,243)       (20,781)       (27,024)       (27,024)

Cash Flows from Financing Activities,
  advances from (payments to) ArcVentures, Inc.        (1,319,353)    (2,345,648)    (3,665,001)     3,508,219)
                                                       ----------     ----------     ----------     ----------

          Net Change in Cash                                  - -            - -            - -            - -

Cash, beginning of year                                       - -            - -            - -            - -
                                                       ----------     ----------     ----------     ----------

Cash, end of year                                      $      - -     $      - -     $      - -     $      - -
                                                       ==========     ==========     ==========     ==========


                                 HOME PHARMACY
                       (A DIVISION OF ARCVENTURES, INC.)


                              FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1995 AND 1994, AND FOR
                     EACH OF THE THREE YEARS ENDED JUNE 30,
                                      1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
ArcVentures, Inc.:

We have audited the accompanying statements of assets and liabilities of HOME PHARMACY (a division of ArcVentures, Inc., an Illinois corporation) as of June 30, 1995 and 1994, and the related statements of revenues and expenses (excluding income taxes), equity and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of Home Pharmacy's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The statements of assets and liabilities, revenues and expenses (excluding income taxes), equity and cash flows were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for filings pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934) as described in Note 1 and are not intended to be a complete presentation of Home Pharmacy's results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities of Home Pharmacy as of June 30, 1995 and 1994, and its revenues and expenses (excluding income taxes) and its cash flows for each of the three years in the period ended June 30, 1995, in conformity with generally accepted accounting principles.



                                                       /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois,
October 6, 1995

                                  HOME PHARMACY

                        (a division of ArcVentures, Inc.)


                      STATEMENTS OF ASSETS AND LIABILITIES

                          JUNE 30, 1995, 1994 AND 1993





                                                          1995           1994
                                                       ----------     ----------
          ASSETS

Current Assets:
  Receivables:
    Trade, less allowance of approximately
      $270,000, and $275,000 at June 30,
      1995 and 1994, respectively                      $3,411,156     $4,208,026
    Other                                                 509,354        435,072
  Inventories                                             882,243      1,542,995
  Prepaid expenses                                         32,382        118,595
                                                       ----------     ----------

          Total current assets                          4,835,135      6,304,688

Property and Equipment, net                               701,104        833,924
                                                       ----------     ----------

          Total assets                                 $5,536,239     $7,138,612
                                                       ==========     ==========


     LIABILITIES AND EQUITY

Current Liabilities:
  Accounts payable                                     $1,599,446     $1,314,581
  Accrued compensation                                    119,130        173,452
  Customer prepayments                                    874,670        431,435
  Other accrued expenses                                   18,706         57,221
                                                       ----------     ----------

          Total current liabilities                     2,611,952      1,976,689

Deferred Rent, net                                        153,623        182,803

Commitments and Contingencies (Note 9)

Equity, investment by and advances from
  ArcVentures, Inc.                                     2,770,664      4,979,120
                                                       ----------     ----------

          Total liabilities and equity                 $5,536,239     $7,138,612
                                                       ==========     ==========

The accompanying notes to financial statements are an integral part of these statements.

                HOME PHARMACY (A Division of ArcVentures, Inc.)
                              STATMENTS OF EQUITY
                FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993


                                          1995           1994           1993
                                       ----------     ----------     ----------

Investments By and Advances
  from ArcVentures, Inc.:
  Beginning balance                    $4,979,120     $4,588,285     $5,475,625
  Income before income taxes for
    the year                              379,368        144,891        248,527
  Advances from (payments to)
    ArcVentures, Inc., net             (2,587,824)       245,944     (1,135,867)
                                       ----------     ----------     ----------
  Ending, balance                      $2,770,664     $4,979,120     $4,588,285
                                       ==========     ==========     ==========

The accompany notes to financial statements are an integral part of these statements.

                 HOME PHARMACY (A Division of ArcVentures, Inc.)
          STATEMENTS OF REVENUES AND EXPENSE (EXCLUDING INCOME TAXES)
                For the Years Ended June 30, 1995, 1994 and 1993



                                       1995           1994           1993
                                   -----------    -----------    -----------

Net revenues                       $46,887,645    $47,668,586    $39,155,047

Cost of goods sold                 (40,096,138)   (40,661,479)   (33,718,341)
                                   -----------    -----------    -----------
          Gross profit               6,791,507      7,007,107      5,436,706

Selling, general and
  administrative expenses            5,540,012      6,107,446      4,524,771

Related-party expense allocations      691,694        585,918        478,359
                                   -----------    -----------    -----------

          Operating income             559,801        313,743        433,576

Allocated interest expense             180,433        168,852        185,049
                                   -----------    -----------    -----------

          Income before income
            taxes                  $   379,368    $   144,891    $   248,527
                                   ===========    ===========    ===========

The accompanying notes to financial statements are an integral part of these statements.

                 HOME PHARMACY (A Division of ArcVentures, Inc.)
                            STATEMENTS OF CASH FLOWS
                For the Years Ended June 30, 1995, 1994 and 1993


                                                1995        1994        1993
                                             ----------  ----------  ----------

Cash Flows from Operating Activities:
  Income before income taxes                 $  379,368  $  144,891  $  248,527
  Adjustments to reconcile income before
    income taxes to net cash provided
    by (used for) operating activities:
    Depreciation and amortization               170,623     126,755      66,607
    Changes in assets and liabilities:
      Receivables                               722,588  (1,777,933)  1,055,198
      Inventories                               660,752     836,423    (322,659)
      Prepaid expenses                           86,213     (13,867)    (56,266)
      Accounts payable, customer
        prepayments and other current
        liabilities                             635,263     577,231     609,167
      Deferred rent                             (29,180)     26,072      25,226
                                             ----------   ---------  ----------
               Net cash provided by
                 (used for) operating
                 activities                   2,625,627     (80,428)  1,625,800

Cash Flows Used for Investing
  Activities, purchases of property
  and equipment                                 (37,803)   (165,516)   (489,933)

Cash Flows from Financing Activities,
  advances from (payments to) ArcVentures,
  Inc., net                                  (2,587,824)    245,944  (1,135,867)
                                             ----------  ----------  ----------

               Net change in cash                   - -         - -         - -

Cash, beginning of year                             - -         - -         - -
                                             ----------  ----------  ----------

Cash, end of year                            $      - -  $      - -  $      - -
                                             ==========  ==========  ==========


The accompanying notes to financial statements are an integral part of these statements.

                 HOME PHARMACY (A Division of ArcVentures, Inc.)

                          NOTES TO FINANCIAL STATEMENTS
                             (NO DATES PER REQUEST)


1.   ORGANIZATION AND BASIS OF PRESENTATION:

General

Home Pharmacy, an operating division of ArcVentures, Inc. ("ARC"), is primarily in the business of operating a mail-order pharmacy. ARC is a wholly owned subsidiary of ArcVentures Development Corp., which is a wholly owned subsidiary of Access Health, Inc. Rush-Presbyterian-St. Lukes Medical Center ("RUSH") is the sole voting member of Access Health, Inc. On September 16, 1995, ARC sold Home Pharmacy (Note 9).

Basis of Presentation

These financial statements and the related footnotes have been prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission for filings pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

The accompanying financial statements, for all years presented, include those assets, liabilities, revenues and expenses (excluding income taxes) directly attributable to Home Pharmacy's operations. In addition, certain ARC and RUSH overhead expenses have been allocated to Home Pharmacy and included in the accompanying statements of revenues and expenses (excluding income taxes) as related-party allocations. The method of allocating costs has been deemed reasonable by management (Note 5).

As a result of Home Pharmacy's relationships with its affiliates, the financial information included herein does not necessarily reflect what the financial position and results of operations would have been had it operated as a stand-alone taxable entity during the years covered. Additionally, the accompanying financial statements may not be indicative of future operations or financial position.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Inventories

Inventories, primarily consisting of pharmaceutical drugs, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and Equipment

Property and equipment are capitalized and stated at cost, net of accumulated depreciation and amortization. Items of an ordinary maintenance or repair nature are charged directly to operations. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:

        Asset Description                           Life
  -----------------------------              --------------------

  Office and pharmacy equipment                   10 years
  Minicomputer                                     5 years
  Computer software                                3 years
  Leasehold improvements                     Shorter of estimated
                                               useful lives or term
                                               of lease

Customer Prepayments

Prepayments   represent   advances  from  customers  for  future   shipments  of
pharmaceutical drugs.

Income Taxes

Home Pharmacy is not a separate tax-paying entity and does not have a tax-sharing agreement with ARC. As such, income taxes have not been allocated to Home Pharmacy.

Revenue Recognition

Revenue is recognized upon the shipment of pharmaceutical drugs.

3.       PROPERTY AND EQUIPMENT:

Property and equipment at June 30 consisted of the following:

                                                     1995           1994
                                                  ----------     ----------

  Office and pharmacy equipment                   $  825,413     $  805,761
  Minicomputer                                       223,245        223,245
  Computer software                                  100,000        100,000
  Leasehold improvements                              80,398         77,698
                                                  ----------     ----------
                                                   1,229,056      1,206,704

  Less, accumulated depreciation
    and amortization                                (527,952)      (372,780)
                                                  ----------     ----------
                                                  $  701,104     $  833,924
                                                  ==========     ==========


4.       DEFERRED RENT:

Home Pharmacy's office facility lease contains provisions for a rent-free period and scheduled rent increases. Deferred rent represents the difference between recognizing rent expense on a straight-line basis over the lease term and actual rent paid. This amount will be amortized over the life of the lease.

5.       TRANSACTIONS WITH RELATED PARTIES:

Beginning January 1, 1995, ARC assigned certain employees to Home Pharmacy; prior to that date Home Pharmacy leased its employees from RUSH. ARC and RUSH pay and provide for the employees' compensation (including all employee fringe benefits). ARC and RUSH charged Home Pharmacy for the wages and salaries at cost plus an additional 18% in 1995 and 17% in 1994 and 1993 to cover all employee fringe benefits. These rates may not be indicative of market rates. Home Pharmacy bears no ongoing liability for employee benefits as a result of this leasing arrangement with ARC.

ARC performs certain accounting, legal, communications, data processing, administrative and other services ("corporate services") that are not specifically attributable to Home Pharmacy. Charges for corporate services are allocated to Home Pharmacy on the basis of the underlying cost drivers in each area. Management believes that the ARC corporate services allocated to Home Pharmacy are reasonable estimates of the costs of services provided.

In addition, RUSH provides various services to ARC including accounting, legal, human resources, insurance and other administrative services ("administrative services"). RUSH and ARC negotiate the RUSH charges for these services based on RUSH's cost for providing these services. A portion of the RUSH administrative charges are then allocated to Home Pharmacy based on the same principles used to allocate ARC corporate services. Management believes that the RUSH charges allocated to Home Pharmacy are reasonable estimates of the costs of services provided.

In 1994 and 1993, ARC participated in a centralized cash management program administered by RUSH. Cash is sent to RUSH and advances were made by RUSH, as needed, to cover ARC's cash requirements. On July 1, 1994, ARC established its own centralized cash management system in which Home Pharmacy participates. Cash sent to ARC or RUSH and advances made by ARC or RUSH attributable to Home

Pharmacy have been treated as an adjustment to the "Equity-Investment By and Advances From ArcVentures, Inc." account in the accompanying financial statements. ARC allocates a portion of its interest expense to Home Pharmacy based on the ratio of Home Pharmacy's cumulative net cash advances to cumulative net cash advances for ARC as a whole. Management believes that the allocation of interest expense is representative of financing costs attributable to Home
Pharmacy and that the methodology used to allocate interest expense is reasonable.

Home Pharmacy fills mail-order pharmaceutical prescriptions for certain RUSH employees and bills RUSH at arm's length.

These transactions with related parties are included in the accompanying statements of revenues and expenses (excluding income taxes). These transactions (by caption) totaled as follows for the years ended June 30:

                                           1995           1994           1993
                                        ----------     ----------     ----------
  Related-party transactions:
    Net revenues--prescribtion
      services for RUSH employees       $  443,159     $  437,626     $  490,572
                                        ==========     ==========     ==========
    Selling, general and
      administration expenses,
      leased employee expenses:
      ARC                                1,434,014            - -            - -
      RUSH                               1,729,073      3,132,163      2,520,807
                                        ==========     ==========     ==========

  Related-party expense allocations:
    ARC corporate services              $  612,838     $  477,630     $  377,284
    RUSH administrative services            78,856        108,288        101,075
                                        ----------     ----------     ----------
                                        $  691,694     $  585,918     $  478,359
                                        ==========     ==========     ==========

  Allocated interest expense
    (interest rates at 4.7%, 3.5%,
    and 3.7% for 1995, 1994 and
    1993, respectively)                 $  180,433     $  168,852     $  185,049
                                        ==========     ==========     ==========


6.       OPERATING LEASES:

Home Pharmacy's office facilities are leased by ARC. The lease expires in the year 2000. ARC charges Home Pharmacy monthly based upon its estimated occupancy costs. Lease expense for the years ended June 30, 1995, 1994 and 1993, was $242,486, $257,948 and $166,336, respectively. These costs have been deemed reasonable by management and have been charged to selling, general and administrative expenses in the accompanying statements of revenues and expenses (excluding income taxes).

Home Pharmacy's allocation of ARC's future minimum lease payments are $47,000 through September 16, 1995, the date of the Home Pharmacy sale (Note 9).

7.       CONCENTRATION OF CREDIT RISK:

Home Pharmacy provides credit, in the normal course of business, to self-insured corporations, insurers and third-party administrators, entitlement programs, municipalities and individual patients. Home Pharmacy performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses. When realized, these losses have been within management's expectations.

In 1995, three customers accounted for 52% of revenues. In 1994 and 1993, three and two customers accounted for 56% and 48%, respectively, of revenues.

One of the above customers opted not to renew its contract with Home Pharmacy. The contract expired in December, 1994. This customer accounted for approximately 12%, 19% and 17% of Home Pharmacy's revenue during 1995, 1994 and 1993, respectively.

8.       COMMITMENTS AND CONTINGENCIES:

In the ordinary course of conducting its business, Home Pharmacy may become subject to disputes from its customers concerning the distribution of pharmaceutical drugs. As of June 30, 1995, management believes that there is no material exposure in this area.

9.       SUBSEQUENT EVENT:

On September 16, 1995 Mednet, MPC Corporation (Mednet) acquired certain assets and assumed certain liabilities of Home Pharmacy for $8,000,000 in cash and two promissory notes for $2,500,000 and $4,650,000, respectively. The $4,650,000 promissory note is contingent on Home Pharmacy's meeting specified performance levels. Also, Mednet agreed to purchase the inventory on hand at the closing date.

                  MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Medical Service Agency, Inc.


         We have audited the accompanying consolidated balance sheets of Medical Service Agency, Inc. and subsidiary as of December 31, 1993, 1992 and 1991 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medical Service Agency, Inc. and subsidiary as of December 31, 1993, 1992 and 1991, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


                                                        /s/ McKonley-Asbury


Harrisburg, Pennsylvania
September 30, 1994

                   MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                        DECEMBER 31, 1993, 1992 AND 1991



                                     ASSETS


                                                                                1993                  1992                  1991
                                                                            -----------           -----------           ------------
Current assets
  Cash (note 2) ..................................................          $   960,850           $   636,423           $   303,970
  Accounts receivable
    Trade (note 1) ...............................................            1,943,428               834,204               386,559
    Employee .....................................................                  489                   241
  Loan receivable - officer (note 3) .............................              171,222               103,469               107,256
  Other receivables ..............................................               28,396                21,525
  Prepaid expenses ...............................................               56,845                59,493
                                                                            -----------           -----------           -----------

          Total current assets ...................................            3,161,230             1,655,355               797,785
                                                                            -----------           -----------           ------------

Office properties and equipment,
  at cost (notes 1 and 5) ........................................              246,958                63,896                14,900
Accumulated depreciation .........................................              (41,828)               (9,636)               (2,606)
                                                                            -----------           -----------           -----------

                                                                                205,130                54,260                12,294
                                                                            -----------           -----------           ------------

Other assets
  Customer contracts (net of amortization
    of $63,602 in 1993 and $23,432 in 1992)
    (note 4) .....................................................              538,945               579,115
  Deposits and advances ..........................................                1,295                                       1,000
                                                                            -----------           -----------           ------------

                           Total other assets ....................              540,240               579,115                 1,000
                                                                            -----------           -----------           ------------

                                                                            $ 3,906,600           $ 2,288,730           $   811,079
                                                                            ===========           ===========           ============


                                    The accompanying notes are an integral part
                                          of these financial statements.


LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                               1993                   1992                   1991
                                                                           -----------              ---------           ------------
Current liabilities
  Current maturities of long-term
    obligations (note 5)
    Notes payable ..............................................           $   218,750             $                    $
    Notes payable - officer ....................................                78,549                 78,549
    Obligation under capital leases ............................                 7,021
  Accounts payable .............................................             2,414,217              1,097,459                156,333
  Accrued expenses .............................................                69,542                 38,977                 28,994
  Deferred income taxes (notes 1 and 7) ........................                                                              51,556
                                                                           -----------             ----------           ------------

          Total current liabilities ............................             2,788,079              1,214,985                236,883
                                                                           -----------             ----------           ------------

Long-term obligations (note 5)
  Notes payable ................................................               556,250                775,000                337,500
  Notes payable - officer ......................................               235,647                314,195
  Obligation under capital lease ...............................                71,514
  Commitments and contingencies (note 10)
                                                                           -----------             ----------           ------------

          Total long-term debt obligations .....................               863,411              1,089,195                337,500
                                                                           -----------             ----------           ------------

Stockholders' equity
  Preferred stock, $1 par value; authorized
    25,000 shares, issued and outstanding
    8,736 shares (carrying aggregate
    liquidation preferences of $449,904) .......................                 8,736
    (note 8)
  Common stock, $1 par value; authorized
    100,000 shares, issued and outstanding
    49,500 shares ..............................................                49,500                 49,500                 45,288
    Additional paid-in capital .................................               911,810                170,546                170,546
    Retained earnings ..........................................              (714,936)              (235,496)                20,862
                                                                           -----------            -----------           ------------

          Total stockholders' equity ...........................               255,110                (15,450)               236,696
                                                                           -----------            -----------           ------------

                                                                           $ 3,906,600            $ 2,288,730           $    811,079
                                                                           ===========            ===========           ============



                  MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991



                                                                             1993                   1992                   1991
                                                                         ------------           ------------           -------------

Income
         Plan administration ..................................          $ 23,454,372           $  7,723,456           $    129,266
         Manufacturer's reimbursements ........................             1,166,807                879,229                361,248
         Membership ...........................................                25,614                  3,702
         Consulting ...........................................                83,133                160,502                 59,984
         Auditing .............................................                                                              85,567
         Workman's compensation ...............................               111,872                 55,535
                                                                         ------------           ------------          --------------

Total income ..................................................            24,841,798              8,822,424                636,065
                                                                         ------------           ------------          --------------

Cost of goods sold
         Plan administration ..................................            22,815,233              7,409,360
         Manufacturer's reimbursements ........................               552,588                520,363                207,872
         Data processing costs ................................               240,120                 87,521
         Membership ...........................................                68,140                 24,737                    162
         Consulting ...........................................                70,581                117,977                 65,340
         Workman's compensation ...............................                93,608                 55,380
         Commissions ..........................................               130,966                 54,068                  2,500
                                                                         ------------             ----------            ------------

Total cost of sales ...........................................            23,971,236              8,269,406                275,874
                                                                         ------------             ----------            ------------

Gross profit ..................................................               870,562                553,018                360,191
                                                                         ------------             ----------            ------------

Operating expenses
         Selling expenses .....................................               219,822                109,384                 15,502
         General and administrative expenses ..................             1,049,170                660,115                189,480
                                                                         ------------             ----------            ------------

Total operating expenses ......................................             1,268,992                769,499                204,982
                                                                         ------------             ----------            ------------

Operating income ..............................................              (398,430)              (216,481)               155,209
                                                                         ------------             ----------            ------------

Other income (expense)
         Interest income ......................................                23,381                 22,804                  3,692
         Interest expense .....................................              (104,391)              (108,198)               (11,594)
                                                                         ------------            -----------            -----------

Total other income (expense) ..................................               (81,010)               (85,394)                (7,902)
                                                                         ------------            -----------            -----------

Net income before taxes .......................................              (479,440)              (301,875)               147,307

Income taxes (benefit) (notes 1 and 7) ........................                     0                (49,729)                53,728
                                                                         ------------           ------------            ------------

Net income ....................................................          $   (479,440)          $   (252,146)          $     93,579
                                                                         ============           ============           ============

Earnings per common share (note 11) ...........................          $      (7.70)          $      (5.33)          $       2.49
                                                                         ============           ============           ============



                                    The accompanying notes are an integral part
                                          of these financial statements.

                  MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991




                                                                                        Additional
                                                   Preferred           Common           Paid-In           Retained
                                                      Stock              Stock           Capital           Earnings          Total


Balance - January 1, 1991 .................        $                  $  33,038         $  82,796         $ (72,717)      $  43,117
Net income ................................                                                                  93,579          93,579
Issuance of common stock ..................                              12,250            87,750                           100,000
                                                   ----------         ---------         ---------         ---------      ----------

Balance - December 31, 1991 ...............                              45,288           170,546            20,862         236,696

Net income (loss) .........................                                                                (252,146)       (252,146)
Common stock issued for no
 consideration ............................                               4,212                              (4,212)
                                                  ----------          ---------        ----------        ----------      -----------

Balance - December 31, 1992 ...............                              49,500           170,546          (235,496)        (15,450)

Net income (loss) .........................                                                                (479,440)       (479,440)

Issuance of preferred stock
 (note 8) .................................            8,736                             741,264                            750,000
                                                   ---------         ---------         ---------         ---------        ---------

Balance - December 31, 1993 ...............        $   8,736         $  49,500         $ 911,810         $(714,936)       $ 255,110
                                                   =========         =========         =========         =========        =========



                   The accompanying notes are an integral part
                          of these financial statements

                  MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991


                                                                              1993                   1992                   1991
                                                                          -----------            -----------            ------------

Cash flows from operating activities
  Net income (loss) ...........................................           $  (479,440)           $  (252,146)           $    93,579
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities
      Depreciation and amortization ...........................                72,362                 30,462                  1,462
      Deferred income taxes ...................................                                      (51,556)                53,728
      (Increase) decrease in
         Accounts receivable ..................................            (1,184,096)              (465,624)              (452,148)
         Prepaid expenses .....................................                 2,648                (59,493)
         Deposits and advances ................................                (1,295)                 1,000
       Increase (decrease) in
         Accounts payable .....................................             1,316,758                941,126                154,033
         Accrued liabilities ..................................                30,565                  9,983                 28,919
                                                                          -----------           ------------            -----------

               Net cash provided by (used
               in) operating activities .......................              (242,498)               153,752               (120,427)
                                                                          -----------           ------------            -----------

Cash flows from investing activities
  Purchase of property and equipment ..........................              (100,036)               (48,996)                (6,736)
  Acquisition of contracts ....................................                                     (602,547)
                                                                          -----------           ------------            -----------

               Net cash used in investing
               activities .....................................              (100,036)              (651,543)                (6,736)
                                                                          -----------           ------------            -----------

Cash flows from financing activities
  Long-term borrowings ........................................                                      830,244                337,500
  Debt reduction
    Long-term obligations .....................................               (78,549)                                       (6,695)
    Capital lease obligations .................................                (4,490)
  Proceeds from issuance of stock .............................               750,000                                       100,000
                                                                           ----------           ------------            -----------

               Net cash provided by
               financing activities ...........................               666,961                830,244                430,805
                                                                           ----------           ------------            -----------

Net increase in cash ..........................................               324,427                332,453                303,642

Cash - beginning ..............................................               636,423                303,970                    328
                                                                          -----------            -----------            -----------

Cash - ending .................................................           $   960,850            $   636,423            $   303,970
                                                                          ===========            ===========            ===========

Schedule of noncash investing and
  financing activities
  Purchase of equipment .......................................           $   183,062
  Capital lease obligations ...................................               (83,026)
                                                                          -----------
                                                                          $   100,036
                                                                          ===========


                                    The accompanying notes are an integral part
                                          of these financial statements.

                  MEDICAL SERVICE AGENCY, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 1.      SUMMARY OF ACCOUNTING POLICIES

         Formation

         The Company was incorporated on June 7, 1989 under the laws of the Commonwealth of Pennsylvania and is engaged primarily in the business of administering prescription drug discount programs for corporations and other organizations. The Company extends credit to its clients which are located throughout the United States.

         Consolidated Basis of Presentation

         The 1993 and 1992 financial statements reflect the consolidated financial position and results of operations of Medical Service Agency, Inc. and its wholly-owned subsidiary, Sherman Management Group, Inc. Sherman Management Group, Inc. was acquired in a cash for stock transaction on June 5, 1992, and is engaged in the same line of business as the parent company. All material inter-company balances and transactions have been eliminated.

         Revenue Recognition

         The Company and its wholly-owned subsidiary recognize income under the accrual method of accounting, consistent with reporting for federal income tax purposes.

         Allowance for Doubtful Accounts

         The Company uses the direct write-off method to record bad debts. Accounts receivable at each balance sheet date represent balances deemed collectible by the Company, including a receivable $54,331 from Care Choices Health Plans and a receivable of $68,507 from RxChoice Preferred, both of which are under contention.

         Property and Equipment


         Property and equipment are carried at cost. Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized and deductions are made for retirements resulting from renewals or betterments.

         Depreciation expense amounted to $32,192, $7,030 and $1,462 in 1993, 1992, and 1991.

         Amortization of Contracts

         The cost of contracts acquired in the purchase of Sherman Management Group, Inc. are being amortized on a straight-line basis over a period of 15 years (see notes 4 and 9).

         Income Taxes

         The Company has elected to adopt the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes," retroactively for all periods presented. A provision for deferred income taxes has been made to reflect the income tax benefit of available net operating loss carryforwards. Similarly, an offsetting valuation allowance has been established since the generation of future profits to offset the loss carryforwards is uncertain.


 2.      UNINSURED CASH BALANCES

         The Company maintains operating account balances at a financial institution in excess of FDIC insurance limits. At December 31, 1993 the uninsured balances amounted to $562,293.

 3.      LOAN RECEIVABLE - OFFICER

         The Company has agreed to permit its majority shareholder to borrow up to $150,000 on an unsecured basis from the Company. At December 31, 1993, 1992 and 1991, a total of $171,222, $103,469 and $107,256 was outstanding under the agreement. Amounts so borrowed were due to be repaid on June 7, 1994, together with interest accrued thereon computed at a rate of 6% per annum. Because the Company simultaneously owes funds to the shareholder under a stock purchase agreement (see note 5), the due date for repayment of the advances has been extended indefinitely, and the requirement to limit advances to $150,000 has been waived.


4.      CONTRACTS

         On June 5, 1992, the Company acquired the assets of Sherman Management Group, Inc., which consisted of contracts with employers to provide administrative services for prescription drug programs (see note 9). These contracts are being amortized on a straight-line basis over a period of 15 years which, in management's opinion, approximates the expected economic life of the contracts (see note 1). Contracts at December 31, 1993, 1992 and 1991 consist of:



                                               1993         1992        1991


Contracts ............................      $602,547      $602,547    $      0
Less accumulated amortization ........        63,602        23,432
                                            --------      --------    ---------

                                            $538,945      $579,115    $      0
                                            ========      ========    ========


5.       LONG-TERM OBLIGATIONS

         Long-term obligations at December 31, 1993, 1992 and 1991 consist of the following:


                                               1993          1992        1991

Installment notes payable,
unsecured, payable in annual
installments of $218,750 each in
1994, 1996 and 1997 and $118,750
in 1995 plus interest at 9% per
annum ...................................   $  775,000   $  775,000   $  337,500

Installment notes payable -
officer, are due to the principal
shareholder of the Company (see
notes 9 and 12), unsecured,
payable in annual installments of
$78,549 plus interest at prime
plus 1% (a total of 7% at
December 31, 1993), with
maturities through April 1997  ..........      314,196      392,744
                                            ----------   ----------   ----------

        Total obligations ...............    1,089,196    1,167,744      337,500

        Less current maturities .........      297,299       78,549
                                            ----------   ----------   ----------

        Total long-term obligations .....   $  791,897   $1,089,195   $  337,500
                                            ==========   ==========   ==========


         Maturities of long-term obligations in each of the next five years are approximately as follows:

                  1994                          $  297,299
                  1995                          $  197,299
                  1996                          $  297,299
                  1997                          $  297,299
                  1998                          $        0

         Capital Lease Obligation
         ------------------------

         The Company entered into an agreement to lease an automobile under a capital lease arrangement. The lease agreement provides for a minimum monthly lease payment of $1,247 through April 1998 plus a lump-sum payment of $42,000 at the end of the lease period. The leased vehicle has a carrying value of $94,270 at December 31, 1993.

         At December 31, 1993, the future minimum lease payments under the capital lease were as follows:

     1994                                                             $ 14,964
     1995                                                               14,964
     1996                                                               14,964
     1997                                                               14,964
     1998                                                               46,988
                                                                      --------

                                                                       106,844
     Less amount representing interest                                  28,309
                                                                      --------

     Net present value of minimum
       capital lease payments                                           78,535

     Less current portion                                                7,021
                                                                      --------

     Long-term portion                                                $ 71,514
                                                                      ========

         The Company is depreciating the net present value of minimum capital lease payments by the straight-line method over the useful life of the vehicle.

         Interest Costs

         Total interest costs incurred in 1993, 1992 and 1991 for all notes and agreements were $104,391, $108,198 and $11,594. Total interest costs paid in 1993, 1992 and 1991 were $85,312, $90,648 and $11,594.


 6.      LEASES

         The Company leases its office facility and certain equipment under noncancellable lease arrangements. The facility lease has a renewal option for an additional 5-year period, the rental to be adjusted by the annual percentage change in the consumer price index.

         At December 31, 1993, the future minimum lease payments under these operating leases were approximately as follows:

                  1994              $   45,708
                  1995              $   47,787
                  1996              $   50,585
                  1997              $    4,711
                  1998              $        0

         Rental expense under these agreements amounted to $42,278, $22,366, and none for the years ended December 31, 1993, 1992 and 1991.


         Income taxes for the years ended December 31, 1993, 1992 and 1991 consist of the following:

                                           1993           1992            1991
                                         --------       --------       ---------


Taxes currently payable
  Federal ..........................     $      0       $      0       $      0
  State ............................            0          1,827              0
                                         --------       --------       --------
                                                0          1,827              0
                                         --------       --------       --------
Deferred taxes
  Federal ..........................            0        (32,990)        35,162
  State ............................            0        (18,566)        18,566
                                         --------       --------       --------
                                                0        (51,556)        53,728
                                         --------       --------       --------
                                         $      0       $(49,729)      $ 53,728
                                         ========       ========       ========
     Effective income tax rate
      (before effect of timing
      difference reversals) ........            0%             0%            36%
                                         =========      =========      =========

 7.         INCOME TAXES

         The differences between the statutory federal income tax rate and the effective income tax rates are as follows:

                                         1993            1992             1991


Pre-tax income (loss) ..........      $(479,440)      $(301,875)      $ 147,307

Tax at statutory rate ..........      $(163,010)      $(102,638)      $  50,084
Federal surtax exemption .......                                         (9,385)
State income tax ...............                                         18,556
Timing differences .............        163,010         102,638          (5,527)

                                      $       0       $       0       $  53,728

         Deferred income tax expense at December 31, 1993, 1992 and 1991 consisted of the following tax effects of timing differences:

                                            1993           1992           1991


Income recognition .................      $      0       $(51,556)      $ 53,239
Depreciation deduction .............             0              0            489

                                          $      0       $(51,556)      $ 53,728

         The net deferred tax benefits in the accompanying balance sheets include the following components:

                                           1993           1992           1991


Deferred tax assets ...............      $ 73,856       $ 84,160       $  3,075
Deferred tax liabilities ..........       (26,281)        (6,222)             0
Deferred tax asset valuation
 allowance ........................       (47,575)       (77,938)        (3,075)

                                         $      0       $      0       $      0

         A valuation allowance of 100% of the net of deferred tax assets and liabilities has been established since the generation of future taxable income against which to offset the net operating loss carryforwards cannot be predicted with reasonable certainty.

         The Company has net  operating  losses of $563,961  available to offset future federal income through 2008, and net operating losses of $578,140 available to offset future Pennsylvania taxable income through 1998.

         The Company paid income taxes of $1,827 in 1993, and none in 1992 and 1991.

 8.         PREFERRED STOCK ISSUE

         On March 24, 1993, the Company entered into an agreement with Health Care Services, Inc. (HCS) whereby HCS agreed to purchase 8,736 shares of Series A Preferred Stock, representing 15% of all outstanding stock, for consideration of $450,000. In addition, HCS purchased an option to increase its total stock holdings to 25% of total outstanding stock for consideration of $300,000. This option agreement, which is exercisable from April 1, 1994 through March 31, 1999, allows HCS to acquire the additional preferred shares for a total price of $1,000. The purchase agreement also allows HCS to name one director to the Board of Directors, and requires the Company to market and promote (under the supervision and direction of HCS) the RxChoice prescription drug program of HCS. The Company is required to spend at least $250,000 within one year of March 24, 1993 to promote the program.

         The Series A Preferred Stock has the same voting rights as the common stock. It is convertible into common stock on a one-for-one basis; this conversion rate is to be adjusted to equal the ratio of preferred stock to common stock as of March 24, 1993 should additional common shares be issued prior to the exchange privilege being exercised. The Series A Preferred shareholders are to be paid $51.50 per share plus all declared but unpaid dividends upon the liquidation or dissolution of the Company. These payments are to be made after satisfaction of all creditors, but before any payment to common shareholders. After such payments are made to the preferred shareholders, the preferred and common shareholders will share any remaining assets and distributions on a pro-rata basis. A merger or consolidation involving the Company will be deemed a liquidation for purposes of the agreement with HCS, unless the holders of the Series A Preferred Stock receive in exchange preferred stock having terms and conditions no less favorable, as determined by a majority of the holders of the Series A Preferred Stock, than the terms and conditions of the Series A Preferred Stock.


 9.         ACQUISITION OF SUBSIDIARY

         On June 5, 1992, the Company acquired the stock of Sherman Management Group, Inc. (SMG) for $105,000 in cash and a long-term note of $392,744 (see notes 1, 4, 5 and 12) and forgiveness of debt of $98,906. The purchase method was used to account for the acquisition, and the purchase price was allocated as follows:
            Cash                                                   $   78,555
            Accounts receivable                                       749,182
            Contracts                                                 602,547
            Accounts payable                                         (833,634)

                                                                   $  596,650

         The Company is presently operating the business as a subsidiary under the Sherman Management Group, Inc. name. The accompanying financial statements include the operation of Sherman Management Group, Inc. from June 5, 1992 through December 31, 1992 and for the 1993 calendar year.

         Prior to acquisition, Sherman Management Group, Inc. was owned 100% by the majority shareholder of Medical Service Agency, Inc.

         The costs of acquired contracts is being amortized over the expected economic life of the contracts (see notes 1 and 4).

    Supplemental Pro-Forma Information (Unaudited)

         Presented below is a schedule showing results of operations on a pro-forma basis to reflect the activity of the Company and SMG as though SMG were consolidated with the Company for all of 1992 and 1991:

                                                      1992             1991
                                                   (Unaudited)      (Unaudited)

Revenue .....................................     $ 11,539,468      $  2,950,117
Income (loss) before extraordinary items ....     $   (251,534)     $     91,760
Net income (loss) ...........................     $   (251,534)     $     91,760
Earnings (loss) per share ...................     $      (5.32)     $       2.44


10.         COMMITMENTS AND CONTINGENCIES

         The Company has an employment agreement with its majority shareholder, and a second employment agreement with another officer/shareholder which provide for salary continuation, life insurance, and medical insurance. The agreements have provisions which require the continuation of these benefits for each unexpired year through December 31, 2002, should certain events occur and employment is terminated. These events include termination for cause, disability of the individual(s), or termination by agreement. In addition, in the event of death of either individual, the Company will continue to pay the spouse of that individual the then-current compensation for the remaining term of the contract, however not less than for a one-year period.

         Assuming the occurrence of qualifying events for both individuals, the following amounts, expressed in dollar amounts in effect as of the date of these financial statements, would be payable for salaries, life insurance and medical insurance:

             If Activated             Amount         If Activated       Amount
             On January 1            Payable         On January 1       Payable

                      1994          $2,013,804          1999          $  895,024
                      1995          $1,790,048          2000          $  671,268
                      1996          $1,566,292          2001          $  447,512
                      1997          $1,342,536          2002          $  223,756
                      1998          $1,118,780


11.         EARNINGS PER COMMON SHARE

         Earnings per common share is based on the weighted average number of common stock and Series A Preferred Stock outstanding as follows:

                                                   1993        1992        1991
Common stock
   Shares outstanding from
    beginning of period ....................      49,500      45,288      33,038
   Issuance of common stock in third
    quarter, 1991 ..........................                               4,594
   Issuance of common stock in 1992 ........                   1,998
                                                  49,500      47,286      37,632
Common stock equivalents
   8,736 shares Series A Preferred
    Stock, issued March 24, 1993,
    with option to acquire 7,764
    additional shares ......................      12,748

Weighted average number of shares ..........      62,248      47,286      37,632

         Since there were no other potentially dilutive securities, fully diluted earnings per share was not reported.


12.         RELATED PARTY TRANSACTIONS

         The Company has a note payable to its principal shareholder in the amount of $314,196 at December 31, 1993 and $392,744 at December 31, 1992 (see
note 5). At the same time, the shareholder owed the Company $171,222, $103,469 and $107,256 at December 31, 1993, 1992 and 1991 (see note 3). The shareholder owned 49%, 66% and 72% of the outstanding common stock and common stock equivalents at December 31, 1993, 1992 and 1991.


13.         SUBSEQUENT EVENT

         On August 30, 1994, the Company received an offer to purchase substantially all of its assets. The offer was extended by an unrelated corporation engaged in the same industry as the Company. The Company intends to consider this offer, but a definitive agreement had not been signed as of the date of these financial statements.

                             FAMILY PHARMACEUTICALS
                                OF AMERICA, INC.

                                FINANCIAL REPORT

                                DECEMBER 31, 1993

                         T A B L E O F C O N T E N T S


                                                                          PAGE

INDEPENDENT AUDITOR'S REPORT
FINANCIAL STATEMENTS

         Balance sheets ....................................................

         Statements of income ..............................................
         Statement of stockholders' equity .................................
         Statements of cash flows ..........................................
         Notes to financial statements .....................................

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Family Pharmaceuticals of America, Inc.
Mt. Pleasant, South Carolina


We have audited the accompanying balance sheet of Family Pharmaceuticals of America, Inc. as of December 31, 1993, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Pharmaceuticals of America, Inc. as of December 31, 1993, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As explained in Note 5 to the financial statements, on June 30, 1994, Medi-Mail, Inc. acquired all of the Company's outstanding common stock.



                                                  /s/ McGladrey & Pullen, LLP

Las Vegas, Nevada
July 29, 1994

                                                  BALANCE SHEETS
                                        December 31, 1993 and June 30, 1994


                                                             December 31,    June 30,
          ASSETS                                                 1993         1994
--------------------------------------------------------------------------------------

CURRENT ASSETS .............................................               (Unaudited)
  Cash .....................................................   $  66,807   $   1,839
  Accounts receivables, less allowance for doubtful accounts
    $15,000 1993 and 1994 ..................................     115,638     120,601
  Other receivable .........................................        --        20,000
  Inventories ..............................................     140,196     102,964

  Investment in partnership (Note 2) .......................     181,782        --
  Other current assets .....................................      10,359       6,769

          Total current assets .............................   $ 514,782   $ 252,173


EQUIPMENT, less accumulated depreciation of $84,137 in 1993;
  $82,597 in 1994 ..........................................   $   5,312   $   7,196


                                                               $ 520,094   $ 259,369

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Shareholder note payable (Note 3) ........................   $  50,000   $    --
  Accounts payable and accrued expenses ....................     244,882     100,742


          Total current liabilities ........................   $ 294,882   $ 100,742


COMMITMENT (Note 4)


STOCKHOLDERS' EQUITY
  Common stock, $1.00 par value; 250,000 shares authorized,
    185,925 shares issued and outstanding ..................   $ 185,925   $ 185,925
  Additional paid-in capital ...............................      21,268      21,268

  Retained earnings (deficit) ..............................      18,019     (48,566)


                                                               $ 225,212   $ 158,627


                                                               $ 520,094   $ 259,369


See Notes to Financial Statements.

                    FAMILY PHARMACEUTICALS OF AMERICA, INC.

                              STATEMENTS OF INCOME
           Year Ended December 31, 1993 and Six Months Ended June 30,
                                 1994 and 1993



                                                     December 31,    June 30,       June 30,
                                                         1993          1994           1993
-----------------------------------------------------------------------------------------------
                                                                    (Unaudited)    (Unaudited)

Net sales ........................................   $ 2,451,427    $ 1,030,686    $ 1,092,144
Cost of goods sold ...............................     2,021,031        796,654        852,595


          Gross profit .                             $   430,396    $   234,032    $   239,549

Selling, general, and administrative expenses ....       615,965        280,125        271,009


          Operating loss                             $  (185,569)   $   (46,093)   $   (31,460)

Other income (expense):
         Partnership income (Note 2) .............       259,421           --          165,821
         Gain on partnership termination (Note 2)           --          100,000           --
         Interest income .........................         2,905          1,952          1,748

         Interest expense ........................        (6,475)        (2,230)        (4,411)


         Net income ...                              $    70,282    $    53,629    $   131,698


See Notes to Financial Statements.

                    FAMILY PHARMACEUTICALS OF AMERICA, INC.

                     STATEMENT OF STOCKHOLDERS' EQUITY Year
              Ended December 31, 1993 and Six Months Ended June 30,
                                      1994





                                                                           Additional
                                                   Common Stock             Paid-In           Retained
                                                Shares        Dollars        Capital           Earnings       Total
-------------------------------------------------------------------------------------------------------------------


Balance, December 31, 1992 .............        185,925       $185,925       $ 21,268        $ 97,205      $304,398

  Net income ...........................           --             --             --            70,282        70,282

  Distribution to stockholders .........           --             --             --          (149,468)     (149,468)


Balance, December 31, 1993 .............        185,925       $185,925       $ 21,268       $  18,019      $225,212



See Notes to Financial Statements.

                    FAMILY PHARMACEUTICALS OF AMERICA, INC.

                            STATEMENTS OF CASH FLOWS
           Year Ended December 31, 1993 and Six Months Ended June 30,
                                 1994 and 1993



                                                                                          December 31,      June 30,       June 30,
                                                                                             1993            1994           1993


                                                                                                         (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
         Net income ................................................................      $  70,282       $  53,629       $ 131,698
         Adjustments to reconcile net income to net cash
                  provided by (used in) operating activities:
                  Depreciation .....................................................          2,302           1,150           1,152
                  Undistributed earnings of partnership ............................       (218,199)           --          (104,321)
                  Gain on partnership termination ..................................           --          (100,000)           --
                  Change in assets and liabilities:
                           (Increase) decrease in:
                             Accounts receivable ...................................        (34,023)         (4,963)        (13,655)
                             Inventories ...........................................        (13,030)         37,232          (9,452)
                             Other assets ..........................................           (124)            556           2,966
                           Increase (decrease) in accounts payable and
                             accrued expenses ......................................        184,760        (144,140)         23,056



                                    Net cash provided by (used in) operating
                                            activities .............................      $  (8,032)      $(156,536)      $  31,444


CASH FLOWS FROM INVESTING ACTIVITIES,
         Distributions received from partnership ...................................      $ 280,946       $ 261,782       $ 105,000


CASH FLOWS FROM FINANCING ACTIVITIES
         Principal payments on line of credit ......................................      $ (75,000)      $    --         $ (75,000)
         Principal payments on shareholder note payable ............................        (75,250)        (50,000)        (75,250)
         Distributions to shareholders .............................................       (149,468)       (120,214)        (64,001)
         Proceeds from note payable ................................................        143,250            --           143,520
         Payments on note payable ..................................................       (143,250)           --              --


                                    Net cash (used in) financing activities ........      $(299,718)      $(170,214)      $ (70,731)


                                    Increase (decrease) in cash ....................      $ (26,804)      $ (64,968)      $  65,713

         Beginning .................................................................         93,611          66,807          93,611

         Ending ....................................................................      $  66,807       $   1,839       $ 159,324


         Cash payments for interest ................................................      $   6,475       $   2,230       $   4,411


See Notes to Financial Statements.

                    FAMILY PHARMACEUTICALS OF AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS


                                     NOTE 1
             NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES


                               Nature of business

The Company primarily operates a mail order pharmacy dispensing prescription drugs to customers throughout the United States.


                A summary of the Company's significant accounting
                               policies follows:


                            Investment in partnership

The investment in the partnership is accounted for by the equity method. Under this method, the Company's proportionate share of the partnership's net income is recognized as income and added to the investment account, and distributions received from the partnership are treated as a reduction of the investment account. As described in Note 2, the partnership was terminated effective December 31, 1993.


                                   Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist primarily of prescription drugs.


                                    Equipment

Equipment is recorded at cost. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the assets.


                                  Income taxes

The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal income tax law which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.


                         Unaudited financial statements

The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles. The unaudited financial statements contain all adjustments (which include only normal and recurring adjustments) necessary to present fairly the Company's financial position at June 30, 1994 and the results of operations and its cash flows for the six months ended June 30, 1994 and 1993.


                                     NOTE 2
                            PARTNERSHIP TRANSACTIONS


The Company is one of two partners in Family Biomedical Health Services, a partnership. The Company has a 50% interest in the partnership which primarily provides infusion therapy supplies and services and other home health care services. During the year ended December 31, 1993, the Company recorded $259,421 of other income from its interest in the partnership. On January 24, 1994, the partnership was terminated effective December 31, 1993. Under terms of the termination agreement, the Company will receive its basis in the partnership as of December 31, 1993, $181,782, plus an additional $100,000 from the other partner. As of July 29, 1994, the Company had received $261,782 of the $281,782 it is scheduled to receive under the termination agreement.

The Company has elected to omit disclosure of summarized financial information of the partnership because it is not part of the Company's continuing operations due to the termination of the partnership.

                                     NOTE 3
                            SHAREHOLDER NOTE PAYABLE


As of December 31, 1993, the Company owed $50,000 to the majority shareholder under the terms of an unsecured note payable due on demand and bearing interest at prime (6% at December 31, 1993) plus 1%. The note was paid in full prior to June 30, 1994.


                                     NOTE 4
                                LEASE COMMITMENT


The Company leases its facility under the terms of an operating lease which expires in January 1997. Total rent expense under this lease was $30,812 for the year ended December 31, 1993.

The approximate future minimum lease payments under the lease as of December 31, 1993 are as follows:

         Year Ending
         December 31,

            1994                                  $ 30,684
            1995                                    31,511
            1996                                    32,477
            1997                                     2,713


            Total minimum lease payments         $  97,385
-

                                     NOTE 5
                                SUBSEQUENT EVENT

On June 30, 1994, all of the Company's outstanding common stock was acquired by Medi-Mail, Inc., a Las Vegas corporation primarily engaged in the managed prescription care industry.

                                    PART II

                   Information Not Required in the Prospectus

Item 13.          Other expenses of issuance and distribution.

         All expenses of the offering will be paid by the Company. Total estimated expenses in connection with the issuance and distribution of the Common Shares are as follows:


SEC Registration Fee .......................................             $ 3,041
Legal Fees and Expenses ....................................              20,000
Accounting Fees and Expenses ...............................              15,000
Miscellaneous ..............................................              11,959

                  Total: ...................................             $50,000

Item 14.          Indemnification of Directors and Officers.

         Under  Sections  78.385 and 78.403 of the Nevada  Revised  Statutes and
Article IX and Article XI of the Company's Second Amended and Restated Articles of Incorporation, the Company's directors and officers may be indemnified against certain liabilities which they may incur in their capacities as such.

Item 15.          Recent Sales of Unregistered Securities.



                                            Amount of          Underwriters or                                  Exemption from
Title of Security         Date of Sale   Securities Sold      Other Purchasers*         Consideration        Registration Claimed
======================== ==============  ================  ======================= ========================  =====================

1992 (commencing June 30, 1992)
------------------------------

Options to purchase        9/92                86,000       Six Directors of Medi-  Directors Stock Option at    Section 4(2)
Common Shares                                               Mail, Inc.1             exercise price of $2.95
                                                                                    per share

Options to purchase        9/92                70,500       Seven employees of      Employee Stock Option        Section 4(2)
Common Shares                                               Medi-Mail, Inc.2        at exercise price of $2.95
                                                                                    per share

Common Stock              10/92                13,333       Alan Springer           Buyout of Commission         Section 4(2)
$0.01 par value                                                                     Agreements

Common Stock $0.01        12/92               333,333       Avesis Pharmacy         Acquisition of Avesis        Section 4(2)
par value                                                                           Pharmacy Assets


(1) The directors granted options pursuant to Medi-Mail's Non-Qualifying Stock Option Plan are: Michael Ehrenfeld, Byron S. Georgiou, Gerald Green, Sol Lizerbram, Robert W. Quick and Lincoln Ward.

(2) The seven employees granted options pursuant to Medi-Mail's Incentive Stock Option Plan are: Jane E. Freeman, Betsy Loureiro, M.B. Merryman, S.E. Roberts, Margaret Robinson, Paul Roller and Dennis T. Smith.



                                            Amount of          Underwriters or                                  Exemption from
Title of Security         Date of Sale   Securities Sold      Other Purchasers*         Consideration        Registration Claimed
======================== ==============  ================  ======================= ========================  =====================

1993
----

Options to purchase           1/93            80,000        Directors of Medi-     Directors Stock Option at     Section 4(2)
Common Shares                                               Mail, Inc.             exercise price of $2.50
                                                                                   per share
Options to purchase           1/93            35,000        M.B. Merryman          Employee Stock Options        Section 4(2)
Common Shares                                                                      to purchase 15,000
                                                                                   shares at exercise price
                                                                                   of $2.76 per share and
                                                                                   20,000 shares at exercise
                                                                                   price of $2.50 per share
Warrants to purchase          1/93            50,000        Ladenburg Thalmann     Issued pursuant to            Section 4(2)
Common Shares at                                                                   investment banking
$3.00 per share                                                                    agreement
Warrants to purchase          3/93            40,000        Gabriel Wisdom         Issued pursuant to            Section 4(2)
Common Shares at                                                                   agreement to extend First
$2.75 per share                                                                    Trust Deed dated 3/2/93
Common Stock                  3/93            13,000        Ralph and Betty        Rent and Settlement           Section 4(2)
$0.01 par value                                             Engelstead             Agreement
Common Stock                  4/93            31,000        Howard Hassman         $31,000                          Reg. D
$0.01 par value
Common Stock                  4/93         4,053,600        Four overseas          $3,702,946                       Reg. S
$0.01 par value               5/93                          distributors: U.S.
                                                            Milestone, Alliance
                                                            Global, Prime Net and
                                                            Spenser Trask
Common Stock                  5/93           237,872        Ralph DeFay           Conversion of debt            Section 4(2)
$0.01 par value                                             Jon Kurtin            issued in exchange for
                                                            Mike Fisher           acquisition of assets of
                                                                                  various retail pharmacies
                                                                                  in San Diego, CA
Common Stock                  5/93         1,500,000       Edward Heil            $1,500,000                       Reg. D
$0.01 par value
Options to purchase           6/93           300,000       Directors of Medi-     Director Stock Options at     Section 4(2)
Common Shares                                              Mail, Inc.             exercise price of $1.75
                                                                                  per share
Options to purchase           6/93            20,000       M.B. Merryman          Employee Stock Options        Section 4(2)
Common Shares                                                                     at exercise price of $1.75
                                                                                  per share
Options to purchase           7/93            18,000       Five Employees of      Employee Stock Options        Section 4(2)
Common Shares                                              Medi-Mail, Inc.        at exercise price of $1.91
                                                                                  per share.
Common Stock                  8/93            13,333       Alan Springer          Buyout of Commission          Section 4(2)
$0.01 par value                                                                   Agreement
Common Stock                  8/93           201,052       GBK, Inc.              Acquisition of GBK,           Section 4(2)
$0.01 par value                                                                   Inc.'s assets
Options to purchase           9/93           500,000       M.B. Merryman          Stock Options issued          Section 4(2)
Common Shares                                                                     outside of Plans at
                                                                                  exercise price of $4.50
                                                                                  per share

                                            Amount of          Underwriters or                                  Exemption from
Title of Security         Date of Sale   Securities Sold      Other Purchasers*         Consideration        Registration Claimed
======================== ==============  ================  ======================= ========================  =====================

1994
----

Common Stock                  1/94         1,100,000       Alliance Global        $3,025,000.00                    Reg. S
$0.01 par value                                            (Underwriter)
Options to purchase           1/94            37,500       M.B. Merryman          Employee Incentive            Section 4(2)
Common Shares                                                                     Stock Options at exercise
                                                                                  price of $3.52 per share
Warrants to purchase          1/94           100,000       MK Gerinda             Consulting services in        Section 4(2)
Common Shares at                                           Management             connection with Reg. S
$4.50 per share                                                                   placement
Options to purchase           3/94            96,000       Thirteen Employees of  Employee Incentive            Section 4(2)
Common Shares                                              Medi-Mail, Inc.3       Stock Options at exercise
                                                                                  price of $3.50 per share
Warrants to purchase          3/94            61,415       John Horton and        Issued in connection with     Section 4(2)
Common Shares at                                           Horton Trading         an agreement with a
$2.44 per share                                                                   marketing consultant
Warrants to purchase          3/94            37,585       Anthony Riker Ltd.     Issued in connection with     Section 4(2)
Common Shares at                                                                  an agreement with a
$2.44 per share                                                                   marketing consultant
Warrants to purchase          6/94           202,858       Edward T. Hanley, Jr.  Issued in connection with     Section 4(2)
Common Shares at                                                                  an agreement with a
$3.00 per share                                                                   marketing consultant
Warrants to purchase          6/94           398,571       Irwin Jann             Issued in connection with     Section 4(2)
Common Shares at                                                                  an agreement with a
$3.00 per share                                                                   marketing consultant
Warrants to purchase          6/94           398,571       Anthony Riker Ltd.     Issued in connection with     Section 4(2)
Common Shares at                                                                  an agreement with a
$3.00 per share                                                                   marketing consultant
Common Stock                  6/94             3,000       Ralph and Betty        Rent                          Section 4(2)
$0.01 par value                                            Engelstead
Common Stock                  6/94           400,000       Twelve investors who   Acquisition of FPA            Section 4(2)
$0.01 par value                                            owned FPA prior to
                                                           Medi-Mail's
                                                           acquisition4

(3) The thirteen employees granted options pursuant to Medi-Mail's Incentive Stock Option Plan are: Pedro Perez, S.E. Roberts, Margaret Robinson, Dennis Smith, Barbara J. Thompson, Henrietta Beaudoin, Jacqueline D. Busa, Shari S. Colunga, Karen K. Curtis, Jane E. Freeman, Joyce Heller-Zuenia, Julie A. Ledbetter and Sherry M. Mack-Miksek.

(4) The twelve accredited investors are: Lee M. McDow; Brent A. Blue; Daniel W. Pfyfer; Thomas A. Dodd and/or Sally L. Dodd; Thomas A. Dodd and/or Sally L. Dodd as joint tenants; Luis Quintero; John W. Richards Sr. and Dorothy T. Richards; John W. Richards Jr.; Walter Kim Richardson; Paul M. Fischer and Asma Fisher as joint tenants; Edmund
          J. Elder, Jr.


                                            Amount of          Underwriters or                                  Exemption from
Title of Security         Date of Sale   Securities Sold      Other Purchasers*         Consideration        Registration Claimed
======================== ==============  ================  ======================= ========================  =====================


Options to purchase           6/94           50,000        W.K. Richardson         Employee Incentive            Section 4(2)
Common Shares                                                                      Stock Option at exercise
                                                                                   price of $2.29 per share
Options to purchase           6/94          200,000        Three Members of        Stock Options issued          Section 4(2)
Common Shares                                              Medi-Mail's Audit       outside of the Plans at
                                                           Committee5              exercise price of $2.85
                                                                                   per share
Options to purchase           6/94           50,000        Leo T. McCarthy         Stock Options issued          Section 4(2)
Common Shares                                                                      outside of the Plans at
                                                                                   exercise price of $3.00
                                                                                   per share
Options to purchase           6/94          180,000        Leo T. McCarthy         Directors Stock Options       Section 4(2)
Common Shares                                                                      at exercise price of $2.85
                                                                                   per share
Options to purchase           8/94          120,000        Robert W. Quick and     Directors Stock Options       Section 4(2)
Common Shares                                              Lincoln R. Ward         at exercise price of $3.81
                                                                                   per share
Common Stock                  8/94           13,333        Alan Springer           Buyout of Commission          Section 4(2)
$0.01 par value                                                                    Agreement
Common Stock                  9/94          800,000        Alliance Global, as an  $2,397,675                       Reg. S
$0.01 par value              10/94                         overseas distributor
Common Stock                 11/94        1,600,000        Medical Service         Acquisition of Mednet            Reg. D
$0.01 par value                                            Agency, Inc.
Common Stock                 12/94          110,771        Twenty-two investors    Termination of                Section 4(2)
$0.01 par value                                            who owned interests in  Medi-Mail marketing
                                                           marketing partnerships6 partnerships

1995
----

Warrants to purchase          1/95           82,548        Wall Street Group       Issued in connection with     Section 4(2)
17,978 Common Shares                                                               public relations
at $5.56 per share;                                                                agreement
38,554 shares at $2.59
per share; and, 26,016
shares at $3.84 per
share
Options to purchase           5/95          120,000        Edward T. Hanley, Jr.   Services rendered to          Section 4(2)
Common Shares                                              and Matthew Strauss as  Medi-Mail, Inc. as
                                                           directors of Medi-Mail, directors
                                                           Inc.
Warrants to purchase          5/95          100,000        Former shareholders of  Settlement of contractual     Section 4(2)
Common Shares at                                           FPA, Inc.               obligations
$5.00 per share



(5) The three members of the Audit Committee granted options outside of the Plan are: Byron S. Georgiou, Matthew C. Strauss and Lincoln R. Ward.

(6) The twenty-two accredited investors are: Barry Bellport; Robert De Summa; Michael Feinstein, Murray Rosenthal; Alan Springer, Albert Barbabes; Rosenthal Pension Plan; Herman Wetsman; Maneck Wadia; Stephen Ficci; Seth Flam; Katzman Family Trust; Steven Katzman; David Matus; Michael Rodriguez; Larry Ender; Derezin; Brier; Totalsen; Michael Coscinga; Michael Axelrod; Lincoln Ward.


                                            Amount of          Underwriters or                                  Exemption from
Title of Security         Date of Sale   Securities Sold      Other Purchasers*         Consideration        Registration Claimed
======================== ==============  ================  ======================= ========================  =====================


Common Stock                  5/95          1,000,000      Cole Taylor Bank, as     Acquisition of Home           Section 4(2)
$0.01 par value                                            Escrow Agent             Pharmacy

Common Stock, $0.01           5/95            408,020      Three accredited         Convertible Notes issued      Section 4(2)
par value issuable on                                      investors7               in settlement of FPA
conversion of debt                                                                  Shortfall
Common Stock, $0.01           5/95            400,000      Four accredited          $1,000,000                    Section 4(2)
par value issuable on                                      investors8
conversion of debt
Warrant to purchase           5/95            115,000      Gordon Summer            Settlement of Litigation      Section 4(2)
110,000 Common                 9
Shares at $2.75 per
share; and 5,000
Common Shares at
$3.00 per share
Series B Preferred            5/95            100,000      Non-U.S. Investors       $2,000,000                    Regulation S
Stock
Common Stock, $0.01           9/95          1,060,000      Accredited Investors     $2,120,000                    Section 4(2)
par value
Series A Preferred            9/95            267,500      Accredited Investors     $5,350,000                    Section 4(2)
Stock
Warrants to Purchase          9/95            857,283      3 Accredited Investors10 Purchase of Series A          Section 4(2)
857,283 shares for                                                                  Preferred and Consulting
aggregate of                                                                        Services
$1,086,023
Common Stock, $0.01           9/95          2,456,000      Arc Ventures as          Acquisition of Home           Section 4(2)
purchase                                                   pledgeee                 Pharmacy
Common Stock, $0.01          12/95          1,534,277      Arc Ventures as          Acquisition of Home           Section 4(2)
purchase                                                   pledgee                  Pharmacy



* Unless otherwise indicated, the sales were made without an underwriter and the persons listed are in the investors.

(7) The three accredited investors are: John W. Richards, Jr.; W. Kim Richardson; Thomas A. Dodd.

(8) The four accredited investors are: Hassman, L.P.; Steven M. Lash; Kevin Ellis; Seth Flam.

(9)       To be issued pursuant to the record of proceeding of May 24, 1995.

(10) The three accredited investors are Steven F. Mayer, Norton Herrick and James Argyropoulos.


Item 16.          Exhibits and Financial Statement Schedules.

                 (a)      Exhibits

Exhibit
Number            Description
-------           -----------

3.1 Articles of Incorporation of the Company as filed September 17, 1985 with the Secretary of State of the State of Nevada.(1)

3.2 Amendment to Articles of Incorporation of the Company as filed April 8, 1988 with the Secretary of State of the State of Nevada.(1)

3.3 Amended and Restated Articles of Incorporation of the Company as filed May 20, 1988 with the Secretary of State of the State of Nevada.(1)

3.4 Second Amended and Restated Articles of Incorporation of the Company as filed May 19, 1989 with the Secretary of State of the State of Nevada.(2)

3.5 Certificate of Amendment to Articles of Incorporation of the Company as filed March 2, 1990 with the Secretary of State of the State of Nevada.(3)

3.6 Certificate of Amendment to Articles of Incorporation of the Company as filed December 15, 1993 with the Secretary of State of the State of Nevada.(3)

3.7 Certificate of Amendment to Articles of Incorporation of the Company as filed November 9, 1994.(4)

3.8 Certificate of Amendment to Articles of Incorporation of the Company as filed June 29, 1995.(13)

3.9       By-laws.(1)

3.10      Amended and Restated By-laws.(3)

3.11 Certificate of Amendment to Amended and Restated By-laws dated January 27, 1992.(3)

3.12      Second Amended and Restated By-laws.(4)

4.1       Specimen certificate for Common Stock, $.001 par value per share.(1)

5.1       Form of Opinion of Ballard  Spahr  Andrews & Ingersoll  regarding  the
          legality  of  the  securities   registered  under  this   Registration
          Statement.*

10.1      1988 Incentive Stock Option Plan.(2)

10.1.1    1992 Amended and Restated Incentive Stock Option Plan.(5)

10.1.2 Amendment No. 1 to 1992 Amended and Restated Incentive Stock Option Plan.(3)

10.2      1988 Nonqualifying Stock Option Plan.(2)

10.2.1    1992 Amended and Restated Nonqualifying Stock Option Plan.(5)

10.2.2 Amendment No. 1 to 1992 Amended and Restated Nonqualifying Stock Option Plan.(3)

10.3 Employment Agreement between the Company and M.B. Merryman dated May 1, 1992.(5)

10.3.1 First Amendment to Employment Agreement between the Company and M.B. Merryman dated as of September 12, 1993.(3)

10.4 Letter Agreement between the Company and Gordon Summer dated March 13, 1992.(5)

10.5 Sublease between the Company and Rocky Mountain Bank Note Company dated March 9, 1992.(5)

10.6 Asset Purchase Agreement between the Company, Medi-Claim, Inc., and Avesis, Incorporated dated December 30, 1992.(5)

10.7 Purchase and Sale Agreement between the Company, Medi-Phar, Inc. and Medco Drugs dated January 17, 1992.(6)

10.8      Agreement   between  Avesis,   Incorporated  and  National   Insurance
          Services, Inc. dated September 1, 1992 acknowledging that the Company is to provide mail pharmacy services.(5)

10.9 Pharmaceutical Services Agreement between Union Labor Life Insurance Company and the Company effective March 1, 1992.(5)

10.10 Agreement between the Company and PACE Membership Warehouse, Inc. dated September 14, 1988.(7)

10.11 Letters of Agreement between the Company and Hanover, Direct, Inc. dated December 8, 1992 and September 22, 1992.(5)

10.12 Contract dated July 16, 1992 between Ingels, Inc. and the Company to procure its spokesperson.(5)

10.13 Specimen form of Indemnification Agreement between the Company and all of its officers and directors, signed in 1992.(5)

10.14 Asset Purchase Agreement between the Company and G.B.K., Inc. d/b/a Mail Rx dated April 15, 1993.(8)

10.15 Consultant Agreement by and between the Company and Irwin G. Jann & Associates, P.C., dated June 1, 1994.(9)

10.16 Share Exchange Agreement by and among Family Pharmaceuticals of America, Inc. ("FPA"), the former stockholders of FPA and the Company dated June 30, 1994.(10)

10.17 Agreement and Plan of Reorganization by and among Medical Service Agency, Inc. (doing business as Mednet), Medi- Claim, Inc. and the Company dated November 19, 1994.(11)

10.18 Employment Agreement between the Company and David L. Dalton, dated November 9, 1994.(4)

10.19     Foothill Revolving Loan Agreement*

21.1      Subsidiaries of the Registrant.(4)

23.1 Consent of McGladrey & Pullen, LLP, independent public accountants of the Company.*

23.2      Consent of McGladrey & Pullen, LLP,  independent public accountants of
          FPA.*

23.3 Consent of McKonly & Asbury, independent public accountants of Medical Service Agency, Inc.

23.4      Consent of Ballard  Spahr  Andrews &  Ingersoll  (included  in Exhibit
          5.1).*

23.5 Consent of Arthur Andersen, LLP, independent public accountants of Home Pharmacy*

99.1 Complaint, Mark Christiansen v. Medi-Mail, Inc. et al., Civil No. 940052B(LSP), filed January 12, 1995 (S.D. Calif.)(12)

--------------------

*         Filed herewith.

(1) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed with respect to the Company's Registration Statement on Form S-18, as amended, originally filed on May 3, 1988, Registration No. 33-21599.

(2) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed with respect to the Company's Registration Statement on Form S-1, as amended, originally filed on December 22, 1988, Registration No. 33-26282.

(3) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed with respect to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

(4) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed with respect to the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

(5) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed with respect to the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

(6) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 7(c) of the Company's Current Report on Form 8-K dated January 31, 1992.

(7) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 7(c) of the Company's Current Report on Form 8-K dated October 14, 1988.

(8) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 2 of the Company's Current Report on Form 8-K dated April 30, 1993.

(9) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 5 of the Company's Current Report on Form 8-K dated April 28, 1994.

(10) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 2 of the Company's Current Report on Form 8-K and Form 8-K/A dated June 30, 1994.

(11) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 2 of the Company's Current Report on Form 8-K and Form 8-K/A dated November 19, 1994.

(12) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 2 of the Company's Current Report on Form 8-K dated February 23, 1995.

(13) Pursuant to Rule 12b-32, this Exhibit is incorporated herein by reference to the exhibits filed pursuant to Item 5 of the Company's Current Report on Form 8-K dated June 29, 1995.

Item 17.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                   (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled be controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrant hereby undertakes that:

              (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, January 30, 1996.

                                         MEDNET, MPC CORPORATION


                                          By: /s/ M. B. Merryman
                                          -------------------------------------
                                          M. B. Merryman
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. B. Merryman as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                   Title                   Date


/s/ M.B. Merryman            President, Chief                  January 30, 1996
-----------------            Executive Officer
M. B. Merryman               and Director (Principal
                             Executive Officer)

/s/ Thomas Warren            Chief Financial Officer           January 30, 1996
-----------------            (Principal Financial and
Thomas Warren                Accounting Officer)


/s/ Leo T. McCarthy          Director                          January 31, 1996
-------------------
Leo T. McCarthy,


/s/ Sol Lizerbram            Director                          January 30, 1996
-----------------
Sol Lizerbram,


/s/ Byron S. Georgiou        Director                          January 30, 1996
---------------------
Byron S. Georgiou




                             Director
-------------------
Lincoln R. Ward


                             Director
------------------
Edward F. Heil


                             Director
-------------------
Robert W. Quick


/s/ Matthew C. Strauss       Director                          January 24, 1996
----------------------
Matthew C. Strauss


/s/ Edward T. Hanley, Jr.    Director                          January 31, 1996
-------------------------
Edward T. Hanley, Jr.


                             Director
-----------------
Donald Kirsch


                             Director
-------------------
Steven F. Mayer